Exhibit 10.1

EXECUTION COPY

CREDIT AGREEMENT

THIS CREDIT AGREEMENT, dated as of March 25, 2025 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, this “Agreement”), by and among Bank of America, N.A. (the “Lender”), Barn Owl Funding LLC (the “Borrower”), Apollo Debt Solutions BDC (the “Collateral Manager”) and each subordinated investor from time to time party hereto (each, a “Subordinated Investor” and, together, the “Subordinated Investors”).

WITNESSETH:

WHEREAS, the parties hereto are entering into this Agreement in anticipation that the Borrower will issue (or co-issue) certain notes or similar securities (collectively, the “CLO Securities”) that will be secured principally by a portfolio of collateral that includes certain loan obligations (each such loan obligation, an “Asset”) that are eligible for acquisition by the Borrower in accordance with the Underlying Instruments (as defined below); and

WHEREAS, the Borrower desires to acquire Assets in the manner described herein upon request of the Collateral Manager hereunder and, to that effect, the Borrower wishes to borrow from the Lender, and the Lender is willing to lend to the Borrower, funds to finance such acquisitions on the terms and subject to the conditions hereof; and

WHEREAS, the Borrower has appointed the Collateral Manager to act as collateral manager pursuant to the Warehouse Collateral Management Agreement, dated as of the date hereof (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Collateral Management Agreement”) with respect to the Portfolio Assets, with duties including, but not limited to, the selection of the Assets to be acquired by the Borrower; and

WHEREAS, each Subordinated Investor has the obligation to subscribe for the Subordinated Notes of the Borrower and to purchase Subordinated Notes as described herein and in the Subordinated Note Subscription Agreement (as defined below);

NOW, THEREFORE, in consideration of the foregoing and the mutual agreements contained herein, the parties hereto agree as follows:

1.	Definitions and Rules of Construction

Certain capitalized terms used herein are defined in Schedule A hereto. For purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires:

(i) the terms defined in this Agreement include the plural as well as the singular, and the use of any gender herein shall be deemed to include the other gender;

(ii) references herein to “Sections,” subsections, clauses and other subdivisions without reference to a document are to designated Sections and other subdivisions of this Agreement;

(iii) the words “herein,” “hereof,” “hereunder” and other words of similar import refer to this Agreement as a whole and not to any particular provision;

(iv) the term “include” or “including” shall mean without limitation by reason of enumeration;

(v) the Section and subsection titles and headings in this Agreement are for convenience of reference only and will be disregarded in and have no effect on any interpretation of the provisions of this Agreement; and

(vi) to the extent there is, in the reasonable determination of an officer of the Securities Intermediary or the Collateral Administrator having direct responsibility for the administration of the Account Control Agreement or the duties of the Collateral Administrator under this Agreement or the Account Control Agreement, of any ambiguity in the interpretation of any definition or term contained in this Agreement or to the extent such an authorized officer of the Securities Intermediary or the Collateral Administrator determines that more than one methodology can be used to make any of the determinations or calculations set forth herein, the Securities Intermediary or the Collateral Administrator, as applicable, shall request direction from the Lender as to the interpretation and/or methodology to be used, and the Securities Intermediary or the Collateral Administrator, as applicable, shall follow such direction and shall be entitled to conclusively rely thereon without any responsibility or liability therefor.

2.	The Facility

(a) The Maximum Facility Amount; Requests for Increase. Subject to the terms and conditions set forth herein, the Lender agrees to make available to the Borrower during the Borrowing Period a revolving credit facility providing for loans (“Loans”) in an aggregate principal amount not exceeding the Maximum Facility Amount, which Loans shall be used by the Borrower to acquire Assets or, subject to the terms of Section 3 and the Subordinated Note Subscription Agreement, redeem Subordinated Notes.

On any Business Day during the Borrowing Period, so long as no Default shall have occurred and then be continuing, the Collateral Manager, on behalf of the Borrower, may provide a written request (an “Increase Request”) to the Lender (with a copy to the Securities Intermediary and the Collateral Administrator) for an increase in the Maximum Facility Amount (which written request may be made by e-mail and also may be set forth in a Borrowing Request). The Lender shall have the right, acting in its sole and absolute discretion, to approve or reject any Increase Request (including, for the avoidance of doubt, the right to approve only a portion of the amount requested in any such Increase Request). If the Lender approves an Increase Request (in whole or in part), the Lender shall notify the Collateral Manager (on behalf of the Borrower), which notification may be made by e-mail, of the increase in the Maximum Facility Amount approved by the Lender and the effective date thereof.

Within the limits described in this Section 2(a), the Borrower may borrow, repay and reborrow Loans until the end of the Borrowing Period.

(b) Requests for Asset Approval. The Collateral Manager, on behalf of the Borrower, shall provide to the Lender (with a copy to the Borrower, the Securities Intermediary and the Collateral Administrator) a notice by electronic mail substantially in the form of Annex A with respect to each Asset proposed to be purchased by the Borrower (including a purchase of an Asset under the Sale Agreement through the issuance of Subordinated Notes) whether with the proceeds of a Loan or Principal Collections pursuant to Section 5(c) or with funds to be deposited into the Capital Account from the issuance of Subordinated Notes for cash (together with any attachments required in connection therewith, an “Approval Request”), together with copies of any available Material Documents related to such Asset requested by the Lender, subject to any existing confidentiality restrictions; provided that the Collateral Manager shall not propose for purchase by the Borrower, and the Borrower shall not purchase, any Asset that (i) is a Prohibited Obligation or (ii) has an Acquisition Date occurring during the Amortization Period. The Lender shall have the right, acting in its sole and absolute discretion, to approve or reject any Approval Request and to request additional information regarding any proposed Asset. The Lender may withdraw its approval of an Approval Request in writing only if the Collateral Manager, on behalf of the Borrower, has not entered into a trade or commitment to purchase such approved Portfolio Asset. If the Lender receives an Approval Request by 3:00 p.m. New York City time on any Business Day, the Lender shall notify the Collateral Manager and the Borrower in writing (including via electronic mail and with a copy to the Securities Intermediary and the Collateral Administrator) whether it has approved or rejected such Approval Request by 3:00 p.m. New York City time on the following Business Day (it being understood, for the avoidance of doubt, that any Approval Request received by the Lender after 3:00 p.m. New York City time on any Business Day shall be deemed to have been received on the following Business Day).

The Collateral Manager, on behalf of the Borrower, may also provide to the Lender a notice by electronic mail containing the information required by Annex A for a defined list of proposed Assets for which the Borrower seeks pre-approval (such list, the “Approval List Request”) in lieu of the submission of an Approval Request. The Lender shall have the right, acting in its sole and absolute discretion, to approve or reject any Asset on the Approval List Request and to request additional available information regarding any Asset on the Approval List Request, subject to any existing confidentiality restrictions. The Lender shall notify the Collateral Manager and the Borrower in writing (including via electronic mail and with a copy to the Securities Intermediary and the Collateral Administrator) of the Assets it has approved or rejected on such Approval List Request and the Assets for which the Lender has given its approval shall constitute the “Approved List”. Notwithstanding the preceding sentence: (i) the Lender may, in its sole and absolute discretion, notify the Collateral Manager and the Borrower in writing (including via electronic mail) of the Lender’s decision to remove one or more Assets from the Approved List (each a “Removed Asset”) and, upon the delivery of such notice, the Approved List shall be deemed to omit each Removed Asset and (ii) the Lender may designate an Asset as a Removed Asset only if the Collateral Manager, on behalf of the Borrower, has not entered into a trade or commitment to purchase such Asset.

For each Portfolio Asset for which the settlement date of the purchase thereof has not occurred, the Collateral Manager, on behalf of the Borrower, shall provide notice (which may be by e-mail) to the Lender of the Required Purchase Amount (and the related settlement date) that will be required to be received by the Borrower from the Subordinated Investors to effect the purchase of such Portfolio Asset on the related settlement date.

After the CLO Pricing Date, the Collateral Manager shall have the authority to act on behalf of the Borrower to enter into commitments to purchase Assets that (i) are approved by the Lender in the manner contemplated under the first paragraph of this Section 2(b), (ii) the settlement thereof is contingent on the occurrence of the CLO Closing Date and (iii) will settle on or after the CLO Closing Date solely with proceeds from the issuance of the CLO Securities.

(c) Borrowings. If (i) the Collateral Manager wishes to purchase an Asset on behalf of the Borrower for which the Approval Request has been approved or that appears on the Approved List pursuant to Section 2(b) or (ii) a redemption of Subordinated Notes has been requested by the Collateral Manager and the requirements of Section 3 have been satisfied and funds in the Principal Collection Account and funds in, or that are expected to be deposited by the Funding Time into, the Capital Account are insufficient to provide for such purchase or redemption of Subordinated Notes, the Collateral Manager shall, no later than 10:00 a.m., New York City time, on the Business Day of the proposed funding date of such Loan, provide to the Lender (with a copy to the Borrower, the Collateral Administrator and the Securities Intermediary) an irrevocable notice (which may be signed by the Collateral Manager on behalf of the Borrower) by electronic mail or facsimile transmission substantially in the form of Annex B hereto (together with any attachments required in connection therewith, a “Borrowing Request”); provided that the date of any proposed funding of a Loan must occur during the Borrowing Period. Notices pursuant to this Section 2(c) may be given by telephone if promptly confirmed in writing (including via electronic mail). Unless otherwise agreed to by the Lender (including in connection with a Loan to redeem Subordinated Notes), each Loan shall be in a minimum principal amount of U.S.$1,000,000 and shall be in an amount (not less than zero) not greater than (i) the product of (x) the Purchase Price of the Asset multiplied by (y) the Initial Principal Balance of the Asset, together with any purchased accrued interest with respect thereto (as specified in the Approval Request or Approval List Request, as applicable) minus (ii) the sum of (A) the balance (if any) in the Principal Collection Account and the Capital Account and (B) any proceeds expected to be received by the Borrower in connection with the issuance and sale of any Subordinated Notes required or expected to be issued pursuant to Section 6 in connection with the purchase of such Asset. Upon satisfaction of the conditions to borrowing set forth in this Section 2, the Lender shall advance the applicable principal amount of each Loan on the date specified in the related Borrowing Request (which date must occur during the Borrowing Period) and the proceeds thereof shall be paid into the Capital Account or otherwise at the direction of the Borrower (or the Collateral Manager on its behalf) as set forth in the Borrowing Request for application toward the acquisition cost of the related Asset or for the redemption of Subordinated Notes pursuant to Section 3. The Lender shall not fund any Loans to the Borrower if a Default has occurred and is continuing.

(d) Interest; Inability to Determine Rates.

(1) Loans shall bear interest at a rate per annum equal to the Interest Rate until repaid. The Lender shall calculate the accrued and unpaid Interest (including accrued and unpaid Interest related thereto, if any, due and payable on a prior Interest Payment Date; provided that, for the avoidance of doubt, no Interest shall accrue on any accrued and unpaid Interest due and payable on any prior Interest Payment Date unless either (x) the Maturity Date shall have occurred or (y) the Borrower failed to pay accrued and unpaid Interest on such prior Interest Payment Date for a reason other than the insufficiency of Interest Collections available to pay such Interest) to be paid by the Borrower on each Interest Payment Date for the related Interest Accrual Period.

(2) The Borrower shall pay to the Lender all accrued and unpaid Interest on the Maturity Date; provided that the Borrower shall partially or fully pay accrued and unpaid Interest for the related Interest Accrual Period on each Interest Payment Date (if any) to the extent of Interest Collections available for such payment pursuant to this Agreement (and any unpaid Interest shall remain outstanding). For the avoidance of doubt, failure to partially or fully pay accrued and unpaid Interest on an Interest Payment Date shall not constitute an Event of Default due to the insufficiency of Interest Collections. Accrued and unpaid Interest on past due amounts shall be payable on demand.

(3) In no case shall Interest payable hereunder exceed the amount that the Lender may charge or collect under applicable law.

(4) Notwithstanding anything to the contrary in this Agreement or any other Transaction Document, if the Lender determines (which determination shall be conclusive absent manifest error), or the Borrower has determined, that:

(i) adequate and reasonable means do not exist for ascertaining SOFR because none of the tenors of SOFR (including any forward-looking term rate thereof) is available or published on a current basis and such circumstances are unlikely to be temporary; or

(ii) the Applicable Authority has made a public statement identifying a specific date after which all tenors of SOFR (including any forward-looking term rate thereof) shall or will no longer be representative or made available, or used for determining the interest rate of SOFR loans, or shall or will otherwise cease; provided that, in each case, at the time of such statement, there is no successor administrator that is satisfactory to the Lender that will continue to provide such representative tenor(s) of SOFR; or

(iii) syndicated loans currently being executed and agented in the U.S., are being executed or amended (as applicable) to incorporate or adopt a new benchmark interest rate to replace SOFR;

or if the events or circumstances of the type described in Section 2(d)(4)(i), (ii) or (iii) have occurred with respect to SOFR or any Successor Rate then in effect, then, the Lender and the Borrower may amend this Agreement solely for the purpose of replacing SOFR or any then current Successor Rate in accordance with this Section 2(d)(4) with an alternative benchmark rate giving due consideration to any evolving or then existing convention for similar credit facilities syndicated and agented in the U.S. and denominated in Dollars for such alternative benchmarks, and, in each case, including any mathematical or other adjustments to such benchmark giving due consideration to any evolving or then existing convention for similar credit facilities syndicated and agented in the U.S. and denominated in Dollars for such benchmarks, which adjustment or method for calculating such adjustment shall be published on an information service as selected by the Lender from time to time in its reasonable discretion and may be periodically updated (and any such proposed rate, including for the avoidance of doubt, any adjustment thereto, a “Successor Rate”); provided, until such time as the Borrower and the Lender have agreed upon a Successor Rate, the Borrower may, at the direction of the Collateral Manager, elect that the Benchmark component of the Interest Rate shall be a rate selected by the Collateral Manager, with the consent of the Lender to be given or withheld in its sole discretion; provided that until the Lender has consented to such rate, the Benchmark component of the Interest Rate shall be the Prime Rate.

The Lender will promptly (in one or more notices) notify the Borrower of the implementation of any Successor Rate.

Any Successor Rate shall be applied in a manner consistent with market practice; provided that to the extent such market practice is not administratively feasible for the Lender, such Successor Rate shall be applied in a manner as otherwise reasonably determined by the Lender.

Notwithstanding anything else herein, if at any time any Successor Rate as so determined would otherwise be less than 0%, the Successor Rate will be deemed to be 0% for the purposes of this Agreement and the other Transaction Documents.

In connection with the implementation of a Successor Rate, the Lender will have the right to make Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Transaction Document, any amendments implementing such Conforming Changes will become effective without any further action or consent of any other party to this Agreement; provided that, with respect to any such amendment effected, the Lender shall provide each such amendment implementing such Conforming Changes to the Borrower reasonably promptly after such amendment becomes effective.

(e) Subordinated Note Distributions. On each Specified Distribution Date, the Borrower shall, if directed by the Collateral Manager, and shall direct the Securities Intermediary to, make Permitted RIC Distributions to the Subordinated Investor that is Apollo Debt Solutions BDC from Interest Collections on deposit in the Interest Collection Account after payment of amounts due to the Lender pursuant to Section 2(d) on the Interest Payment Date that coincides with such Specified Distribution Date; provided that no amounts shall be distributed on a Specified Distribution Date (and the Borrower shall not direct the Securities Intermediary to distribute any amounts) unless the conditions to such distributions in the definition of “Permitted RIC Distributions” are satisfied.

(f) Evidence of Loans. The Loans and all payments thereon shall be evidenced by the Lender’s loan accounts and records; provided, that upon the request of the Lender, the Loans may be evidenced by a promissory note in the form of Annex C hereto in addition to such loan accounts and records. Such loan accounts, records and promissory note shall be conclusive absent manifest error of the amount of the Loans and payments thereon. Any failure to record any Loan or payment thereon or any error in doing so shall not limit or otherwise affect the obligation of the Borrower to pay any amount owing with respect to the Loans; provided that, in the case of any inconsistency with the records in the Register, the Register shall control.

(g) Repayment of Principal. The entire Outstanding Principal Amount shall be due and payable on the Maturity Date, and on the Maturity Date the Borrower shall pay such amount to the Lender, without notice of default, presentment or demand for payment, protest or notice of nonpayment or dishonor, or other notices or demands of any kind or character, all of which are hereby expressly waived.

(h) Prepayments. The Borrower (i) may, without penalty or premium, upon three Business Days’ notice to Lender (with a copy to the Securities Intermediary and the Collateral Administrator), prepay one or more outstanding Loans in whole, or in part, on any Business Day, together with accrued and unpaid interest in respect of such Loans to but excluding the date of such prepayment and (ii) shall, during the Amortization Period, prepay the outstanding Loans in an amount equal to the Required Amortization Amount; provided that, notwithstanding the foregoing, the Borrower may, at any time, prepay one or more outstanding Loans in whole, or in part, in connection with curing an IC Ratio Breach or an OC Ratio Breach.

(i) Payments in General. Except as otherwise expressly provided herein, all payments to the Lender hereunder shall be made in Dollars in immediately available funds to the account or accounts of the Lender designated in writing to the Borrower and from time to time for such purpose not later than 2:00 p.m. (New York City time) on the date specified herein. All payments to the Lender hereunder shall be made in full without deduction for any counterclaim, defense, recoupment or set-off.

For purposes hereof, the initial wiring instructions for payments to the Lender hereunder shall be:

Bank of America, N.A.

Attention: TRS Loan Trade Support

ABA: 026009593

Account #: 325077102522

Reference: Barn Owl Funding LLC

(j) Taxes. (i) Except as required by law, all payments to the Lender hereunder shall be made free and clear of and exempt from, and without any deduction or withholding for or on account of, any present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or charges now or hereafter imposed by any jurisdiction (or any political subdivision or taxing authority thereof or therein), including all interest, penalties, additions to tax or similar liabilities with respect thereto (“Taxes”); provided that if any Taxes are so levied or imposed on such payments, the Borrower agrees to (A) notify the Lender of such requirement, (B) make such deduction or withholding and pay the full amount of the Taxes deducted or withheld to the relevant Governmental Authority, (C) if such Taxes are Indemnified Taxes pay the Lender such additional amounts as will result in receipt by the Lender of such amounts as would have been received by the Lender had no deduction or withholding been made for or on account of any such Indemnified Taxes, and (D) promptly furnish to the Lender certified copies of tax receipts, a copy of the return reporting such payment (or other evidence reasonably satisfactory to the Lender) evidencing such payment by such Borrower. In addition, the Borrower hereby agrees to pay any present or future stamp, recording, court or documentary, excise, filing, intangible, property, or similar Taxes, charges or levies that arise from any payment made under or in respect of this Agreement or any other Transaction Document or from the execution, delivery, enforcement or registration of, any performance, receipt or perfection of a security interest under, or otherwise with respect to, this Agreement or any other Transaction Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (collectively, “Other Taxes”). The Borrower shall indemnify and hold harmless the Lender, and reimburse the Lender upon its written request, for the amount of any Indemnified Taxes, and the full amount of Indemnified Taxes of any kind imposed by any jurisdiction on amounts payable under this Section 2(j), and any expenses arising therefrom or with respect thereto, regardless of whether the Indemnified Taxes for which indemnity is sought have been correctly or legally asserted.

(ii) If a party to this Agreement is entitled to an exemption from or reduction of withholding tax with respect to payments under this Agreement, it shall deliver to the Borrower, at the time reasonably requested by the Borrower, and timely update, such properly completed and executed documentation prescribed by applicable law as will permit such payments to be made without withholding or at a reduced rate; provided such party is legally entitled to complete, execute and deliver such documentation and in such party’s reasonable judgment such completion, execution or submission (other than with respect to an IRS Form W-9 or applicable IRS Form W-8 (including all appropriate attachments), as applicable) would not subject such party to any material unreimbursed cost or expense or materially prejudice the legal or commercial position of such party. Each party also agrees to provide and update in a timely manner any documentation, agreements, certification or information that is reasonably requested by the Borrower to enable the Borrower or its agents to satisfy reporting and other obligations under the Code and Treasury regulations (and any documentation or information that the Borrower reasonably believes it is required to request under FATCA). In addition, each party to this Agreement agrees to provide and update in a timely manner any documentation, agreements, certification or information that is reasonably requested by the Borrower to enable the Borrower to qualify for a reduced rate of withholding or deduction in any jurisdiction from or through which the Borrower receives payments on its assets. For purposes of this Section 2(j)(ii), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

(iii) If any party determines, in its sole discretions exercised in good faith, that it has received a refund for any Taxes as to which it has been indemnified pursuant to this Section 2(j) (including by the payment of additional amounts pursuant to this Section 2(j)), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under this Section 2(j) with respect to the Taxes giving rise to such refund), net of all reasonable out-of-pocket expenses

(including Taxes) of such indemnified party and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund). Such indemnifying party; upon request of such indemnified party, shall repay to such indemnified party the amount paid over pursuant to this paragraph (iii) (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event that such indemnified party is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this paragraph (iii), in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this paragraph (iii) the payment of which would place the indemnified party in a less favorable net-Tax position than the indemnified party would have been if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. This paragraph shall not be construed to require any indemnified party to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the indemnifying party or any other Person.

(iv) The obligations of the parties under Section 2(j) shall survive the payment of all the Borrower’s obligations to the Lender under this Agreement or any other Transaction Document and the termination of the Transaction Documents.

(k) Reporting. On each Business Day beginning on the eighth Business Day after the Closing Date, the Borrower shall cause the Collateral Administrator to compile and make available (including, at the election of the Borrower, via appropriate electronic means acceptable to each recipient) to the Lender, the Collateral Manager and the Subordinated Investors, a daily report (each, a “Daily Report”), which may be an excel file, prepared as of the close of business for the immediately preceding Business Day. All information provided in any Daily Report with respect to the Portfolio Assets and Eligible Investments shall be reported on a trade date basis as of the close of business on the preceding Business Day, as the same may be updated each Business Day. The Daily Report shall contain the following information, without duplication:

(A) The Aggregate Principal Amount and, prior to the CLO Pricing Date, the Collateral Adjusted Principal Amount of the Portfolio Assets.

(B) A list of all Portfolio Assets and Equity Securities owned by the Borrower, including, with respect to each such Portfolio Asset, the following detailed information:

(1) its obligor (including the issuer ticker, if any);

(2) its CUSIP, LoanX ID or other security identifier;

(3) its Principal Balance (other than any accrued interest that was purchased with Principal Collections (but excluding any capitalized interest)) and any unfunded exposure amount pertaining thereto;

(4) the percentage of the Aggregate Principal Amount that it represents;

(5) its interest rate or spread (without regard to any index floor);

(6) its stated maturity;

(7) the S&P Industry Classification of its obligor;

(8) its (a) Moody’s Rating, unless such rating is based on a credit estimate unpublished by Moody’s and (b) S&P Rating and S&P Asset Rating, unless such rating is based on a credit estimate unpublished by S&P;

(9) its Moody’s Default Probability Rating and the Moody’s Rating Factor used in the determination of the Moody’s Weighted Average Rating Factor;

(10) the country of Domicile of its obligor;

(11) an indication as to whether it is (a) a Senior Secured Loan, (b) a Senior Secured Bond, (c) a Second Lien Loan, (d) a CCC/Caa Obligation, (e) a Credit Risk Obligation, (f) a Defaulted Obligation or (g) an obligation as to which the Moody’s Rating or S&P Rating is a derived rating; and

(12) its Purchase Price paid by the Borrower for any Portfolio Asset and the current Market Value of such Portfolio Asset.

(C) For each of the limitations and tests specified in the definitions of Concentration Limitations and Collateral Quality Test, (1) the result, (2) the related minimum or maximum test level and (3) a determination as to whether such result satisfies the related test.

(D) The calculation of each of the following:

(1) the OC Ratio (and setting forth the percentage required to avoid an OC Ratio Breach);

(2) with respect to any Business Day occurring after the four month anniversary of the Closing Date and prior to the CLO Pricing Date, the IC Ratio (and setting forth the percentage required to avoid an IC Ratio Breach);

(3) the Market Value of each Portfolio Asset;

(4) the weighted average Market Value of all Portfolio Assets (to the extent determinable);

(5) the total number of obligors; and

(6) the Required Equity Investment.

(E) For each Account, a schedule showing the beginning balance, each credit or debit and specifying the nature, source and amount, and the ending balance.

(F) The identity of each Defaulted Obligation, its Market Value and its date of default.

(G) The identity of each CCC/Caa Obligation and its Market Value.

(H) (1) Purchases and reinvestments made pursuant to Section 5(c), (2) sales made pursuant to Section 5(a) or 5(b) and (3) repayments of Portfolio Assets, and for each of the foregoing clauses, the related purchase, sale and repayment prices, the purchase date, the sale date, the Realized Gain or Realized Loss for any such sales or repayments and the reason for such sale or reinvestment (e.g., discretionary sale, credit risk sale, etc.).

(I) A schedule showing for each of the following, the beginning balance, the amount of Interest Collections received since the date of determination of the immediately preceding Daily Report, and the ending balance for the current Business Day:

(1) Interest Collections from Portfolio Assets; and

(2) Interest Collections from Eligible Investments.

(J) As determined by the Collateral Manager and provided to the Collateral Administrator, the accrued Carry (as defined in the Subordinated Note Subscription Agreement) on the Subordinated Notes, including a breakdown of each component used in such calculation and any and all backup files as support for such calculation (as provided by the Collateral Manager).

(K) Such other information as the Lender and the Subordinated Investors may reasonably request and which is reasonably available to the Collateral Administrator or provided to the Collateral Administrator by the Collateral Manager.

The reporting of any Market Value with respect to a Portfolio Asset pursuant to this Section 2 shall be made based upon the Market Values of the Portfolio Assets provided by the Lender to the Collateral Administrator with respect to the applicable Business Day. The Collateral Administrator shall have no obligation to determine the Market Value or price of any Portfolio Asset or other Asset in connection with any actions or duties under this Section 2(k).

The parties hereto acknowledge that the contents of the Daily Reports shall be based upon, and in reliance upon, information and data then contained in a collateral database maintained by the Collateral Administrator of certain characteristics of the Borrower Collateral credited from time to time to the Accounts (the “Collateral Database”), which Collateral Database shall be updated from time to time with information and data received by the Collateral Administrator from bank agents, obligors, nationally recognized pricing services or vendors, reputable financial information reporting services or similar parties (collectively, “Third Party Sources”), the Borrower, the Collateral Manager or the Lender. The Collateral Administrator shall have no responsibility for the accuracy or sufficiency of any such information or data provided to it by Third Party Sources, the Borrower, the Collateral Manager or the Lender and shall be entitled to rely conclusively on such information or data (and nothing herein shall impose or imply any duty or obligation on the part of the Collateral Administrator to verify, investigate or audit any such information or data), and shall not be under a duty to independently determine any necessary information not so provided or available to it. The Collateral Administrator shall not be liable for any failure to perform or delay in performing its specified duties hereunder which results from or is caused by a failure or delay on the part of the Borrower, the Collateral Manager or the Lender in furnishing necessary, timely and accurate information to the Collateral Administrator (including, without limitation, the Market Value of any Portfolio Asset). The Lender agrees and acknowledges that no Default or Event of Default may occur from the Borrower’s failure to provide a Daily Report when required by this Section 2 if such failure arises from the Lender’s failure to provide Market Values to the Collateral Administrator for any Daily Report.

The Lender or the Borrower (or the Collateral Manager on behalf of the Borrower) may at any time dispute (i) whether a Portfolio Asset meets the Eligibility Requirements, (ii) whether any Collateral Quality Test or Concentration Limitation is satisfied (or maintained or improved), (iii) the calculation of the OC Ratio Numerator (or any component thereof), (iv) any item in the Daily Report (or component thereof) or (v) the determination as to compliance with any of the requirements of Section 7 hereof or whether the covenants of the Borrower under clauses (viii) or (ix) of Section 9(c) have been complied with, in each case, by delivering a written notice (a “Collateral Dispute Notice”) to the non-disputing party, the Collateral Manager and the Collateral Administrator. Upon delivery of any Collateral Dispute Notice, the Borrower (or the Collateral Manager on behalf of the Borrower) and the Lender shall promptly consult each other regarding the information or determination so disputed. In the case of a Collateral Dispute Notice delivered by the Lender, the corrected information or determination in such Collateral Dispute Notice shall control (and be used for all calculations and other purposes under this Agreement) until such time as the Borrower (or the Collateral Manager on behalf of the Borrower) agrees in writing that such dispute has been resolved or the Lender withdraws in writing such Collateral Dispute Notice. In the case of a Collateral Dispute Notice delivered by the Borrower (or the Collateral Manager on behalf of the Borrower), the corrected information shall not control for any purpose under this Agreement until such time as the Lender agrees in writing that it does.

In agreeing and acknowledging this Agreement with respect to the Collateral Administrator’s obligations under this Section 2(k), the Collateral Administrator shall be entitled to the same protections, reliances, indemnities and immunities afforded to it under the Account Control Agreement, mutatis mutandis, as if set forth herein. The Collateral Administrator’s duties to act as Collateral Administrator hereunder are limited to the duties specifically set forth in this

Section 2(k). Other than this Section 2(k), the Collateral Administrator is not responsible for or chargeable with knowledge of any terms or conditions contained in this Agreement or any other Transaction Document to which it is not a party or any Underlying Instrument. By agreeing and acknowledging this Agreement with respect to the Collateral Administrator’s obligations under this Section 2(k), the Collateral Administrator shall not be deemed to assume any obligations or liabilities of any other party hereto. The Lender, Borrower and the Collateral Manager shall cooperate with the Collateral Administrator in connection with the calculations and information relating to the Daily Reports or as otherwise reasonably requested hereunder. Without limiting the generality of the foregoing, the Collateral Manager shall supply in a timely fashion any determinations, designations, classifications or selections made by it relating to a Portfolio Asset, including in connection with the acquisition or disposition thereof, and any information maintained by it that the Collateral Administrator may from time to time reasonably request with respect to the Portfolio Assets and reasonably need to complete the reports required to be prepared hereunder. The Collateral Manager shall review the Daily Reports prepared by the Collateral Administrator and to the extent any of the information in such reports conflicts with information, data or calculations in the records of the Collateral Manager, the Collateral Manager shall notify the Collateral Administrator of such discrepancy and use reasonable efforts to assist the Collateral Administrator in reconciling such discrepancy.

The Collateral Administrator shall have no liability for any failure, delay, inability or unwillingness on the part of the Collateral Manager or the Borrower to provide accurate and complete information on a timely basis to the Collateral Administrator, or otherwise on the part of any such party to comply with the terms of this Agreement, and shall have no liability for any failure, delay, inaccuracy or error in the performance or observance on the Collateral Administrator’s part of any of its duties hereunder that is caused by or results from any such inaccurate, incomplete or untimely information received by it, or other failure on the part of any such other party to comply with the terms hereof, in each case in the absence of its own gross negligence, bad faith or willful misconduct. Neither the Collateral Administrator nor any of its directors, officers or employees shall be liable to anyone for any error of judgment in the absence of its own gross negligence, bad faith or willful misconduct. Nothing herein shall obligate the Collateral Administrator to determine (a) if a Portfolio Asset meets the Eligibility Requirements, (b) the type, classification or characterization of a Portfolio Asset, (c) the identity, domicile or other classification or characterization of an obligor or (d) the Required Purchase Amount, any such determination in each case being based exclusively upon notification it receives from the Collateral Manager. Further, nothing herein shall impose or imply any duty or obligation on the part of the Collateral Administrator to (i) verify, investigate or audit any such information or data, or to determine or monitor on an independent basis whether any obligor is in default or in compliance with the underlying instruments governing or securing the Portfolio Assets or (ii) determine the Market Value of a Portfolio Asset or obtain or determine any bid prices in connection therewith. For purposes of monitoring rating changes by each rating agency, the Collateral Administrator shall be entitled to use and rely (in good faith) exclusively upon publicly available information relating to ratings published by the ratings agencies, and shall have no liability for any inaccuracies in such publicly available information in the absence of its own gross negligence, bad faith or willful misconduct. No amendment to this Agreement will be effective against the Collateral Administrator if such amendment would adversely affect the Collateral Administrator, including, without limitation, any amendment or supplement that would increase the duties or liabilities of, or adversely change the economic consequences to, the Collateral Administrator, unless the Collateral Administrator otherwise consents in writing.

3.	Accounts

On or before the date of the first Loan, the Borrower, in accordance with the Account Control Agreement, shall establish at the Securities Intermediary (i) a securities account (the “Asset Account”) to which all Portfolio Assets will be credited, (ii) a securities account (the “Collection Account”) into which all proceeds received in connection with the Portfolio Assets (including any repayments or prepayments of principal and amounts received in connection with any sale, termination or other dispositions thereof) will be deposited, (iii) a securities account, which shall be a subaccount of the Collection Account, into which all interest proceeds from the Portfolio Assets and other Interest Collections will be deposited (the “Interest Collection Account”), (iv) a securities account, which shall be a subaccount of the Collection Account, into which all principal proceeds received in connection with the Portfolio Assets (including any repayments or prepayments of principal and amounts received in connection with any sale, termination or other dispositions thereof up to the outstanding Principal Balance thereof) and other Principal Collections will be deposited (the “Principal Collection Account”) and (v) a securities account (the “Capital Account”) into which all cash received by the Borrower from the issuance of Subordinated Notes, all Loan proceeds and any amounts transferred from the Principal Collection Account will be deposited. The Accounts shall be maintained in accordance with the Account Control Agreement.

The Borrower (or the Collateral Manager on behalf of the Borrower) shall instruct each obligor under the Portfolio Assets (or, with respect to any Agented Asset, the paying agent) to deliver all proceeds in respect of the Borrower Collateral to the Collection Account. The Borrower shall, on each Business Day, identify collections received in the Collection Account on the prior Business Day in connection with the Portfolio Assets as either Principal Collections or Interest Collections and notify the Collateral Administrator and the Securities Intermediary of such determination. The Borrower, in accordance with the Account Control Agreement, shall cause all Principal Collections received on behalf of the Portfolio Assets in the Collection Account to be promptly (but in any event no later than one Business Day following receipt thereof) transferred by the Securities Intermediary to the Principal Collection Account. The Borrower, in accordance with the Account Control Agreement, shall cause all Interest Collections received on behalf of the Portfolio Assets in the Collection Account to be promptly (but in any event no later than one Business Day following receipt thereof) transferred by the Securities Intermediary to the Interest Collection Account. The only permitted withdrawals from or application of funds on deposit in the Collection Account, Principal Collection Account or Interest Collection Account shall be (i) to make payments expressly provided for in this Agreement and, upon written notice to the Lender (which may be delivered via email and with a copy to the Securities Intermediary and the Collateral Administrator), to redeem Subordinated Notes at the principal amount thereof at the discretion of the Collateral Manager (on behalf of the Borrower), but only if after giving effect to such redemption the OC Ratio Condition is satisfied, the Subordination Test is satisfied and no Default has occurred and is continuing, (ii) for transfer from the Principal Collection Account to the Capital Account for the purposes set forth in the next succeeding paragraph or (iii) for such other uses to which the Lender has given its prior written consent.

The only permitted withdrawals from or application of funds on deposit in the Capital Account shall be (i) to make payments expressly provided for in this Agreement, including repayments or prepayments on outstanding Loans pursuant to Section 2(g) or Section 2(h) and, upon written notice to the Lender (which may be delivered via email and with a copy to the Securities Intermediary and the Collateral Administrator), to redeem Subordinated Notes at the principal amount thereof at the discretion of the Collateral Manager (on behalf of the Borrower), but only if after giving effect to such redemption the OC Ratio Condition is satisfied, the Subordination Test is satisfied and no Default has occurred and is continuing, (ii) to purchase Assets in accordance with the terms of this Agreement or (iii) for such other uses to which the Lender has provided written consent.

4.	Security Interest

(a) Grant. As collateral security for the prompt payment in full and performance when due (whether at stated maturity, by acceleration, by liquidation or otherwise) of the Borrower’s obligations to the Lender hereunder, the Borrower hereby pledges to the Lender and grants to the Lender a first priority continuing security interest in, lien on and right of set-off against, all of the Borrower’s right, title and interest in, to and under each Portfolio Asset, all Underlying Instruments with respect to Portfolio Assets, the Borrower’s rights under each Transaction Document to which it is a party, each Account and all assets credited to and funds on deposit in each Account and all proceeds of the foregoing, in each case whether now owned or hereafter acquired and whether now existing or hereafter coming into existence (collectively, the “Borrower Collateral”).

(b) Perfection, Etc. The Borrower shall:

(i) deliver to the Securities Intermediary any and all securities and instruments evidencing or otherwise relating to Borrower Collateral, endorsed and/or accompanied by such instruments of assignment and transfer in such form and substance as the Lender may reasonably request, including by taking all steps necessary to ensure that all Portfolio Assets are credited to the Asset Account by the Securities Intermediary and held in accordance with the Account Control Agreement; provided that, so long as no Event of Default shall have occurred and be continuing, the Lender shall, promptly upon request of the Borrower, make appropriate arrangements for making any securities or instrument pledged by the Borrower available to the Borrower for purposes of presentation, collection or renewal (any such arrangement to be effected, to the extent deemed appropriate by the Lender, against trust receipt or like document);

(ii) give, execute, deliver, file and/or record any financing statement, notice, instrument, document, agreement or other papers that may be necessary or desirable (in the reasonable judgment of the Lender) to create, preserve, perfect or validate the security interest granted hereunder or to enable the Lender to exercise and enforce its rights hereunder with respect to such pledge and security interest (and, without limitation of the foregoing, the Borrower hereby agrees that a UCC financing statement naming the Borrower as “debtor” and the Lender as “secured party” and that describes the collateral covered thereby as “all assets in which the Debtor now or hereafter has rights” (or any similar description) may be filed on behalf of the Borrower by the Lender);

(iii) permit the Lender or its agents or representatives to visit the offices of the Borrower during normal office hours and upon reasonable notice examine and make copies of all documents, books, records and other information concerning the Borrower Collateral and promptly furnish or cause to be furnished to the Lender any information which the Lender may reasonably request concerning the Borrower Collateral; and

(iv) preserve and protect the Lender’s first priority security interest in Borrower Collateral, and take or cause any action requested by the Lender and necessary to preserve, defend, protect or perfect the Lender’s first priority security interest.

(c) Remedies. During the continuance of an Event of Default, the Lender may exercise, in addition to all other rights and remedies granted in this Agreement, and in any other Transaction Document, all rights and remedies of a secured party under the UCC and such additional rights and remedies to which a secured party is entitled at law or in equity (it being understood that the Lender may initiate its exercise of remedies under this Section 4(c) and Section 4(d) only so long as an Event of Default is continuing).

Without limiting the generality of the foregoing, but subject to Section 4(i), the Lender, without demand of performance or other demand, presentment, protest, advertisement or notice of any kind (except any notice required by law referred to below or otherwise required hereby) to or upon the Borrower, the Collateral Manager, a Subordinated Investor or any other Person (all and each of which demands, presentments, protests, advertisements and notices, or other defenses, are hereby waived to the extent permitted under applicable law except as otherwise provided herein), may, following the occurrence and during the continuance of an Event of Default, in such circumstances forthwith collect, receive, appropriate and realize upon the Borrower Collateral, or any part thereof, and/or may forthwith sell, assign, give option or options to purchase or otherwise dispose of and deliver the Borrower Collateral or any part thereof (or contract to do any of the foregoing), in one or more parcels at public or private sale or sales, in the over the counter market, at any exchange, broker’s board or office of the Lender or elsewhere upon such terms and conditions as it may deem advisable and at such prices as it may deem best in its sole discretion, for cash or on credit or for future delivery without assumption of any credit risk. The Lender shall provide reasonable prior written notice of any public or private sale of the Borrower Collateral to the Collateral Manager. The Collateral Manager (and any designee thereof) shall have the right to bid in any such public or private sale (subject to the requirements for bidders generally at such public or private sale). The Lender shall have the right, without notice or publication, to adjourn any public or private sale or cause the same to be adjourned from time to time by announcement prior to or at the time and place fixed for such sale, and any such sale may be made at any time or place to which the same may be adjourned without further notice. The Lender shall have the right upon any such public sale or sales, and, to the extent permitted by law, upon any such private sale or sales, to purchase the whole or any part of the Borrower Collateral so sold, free of any right or equity of redemption of the Borrower, which right or equity of redemption is hereby waived or released. To the extent permitted by applicable law, each of the Borrower, the Collateral Manager, and each Subordinated Investor waives all claims, damages and demands it may acquire against the Lender arising out of the exercise by the Lender of any of its rights hereunder, except for any claims, damages and demands it may have against the Lender arising from the willful misconduct or gross negligence of the Lender or its affiliates, or any agents or employees of the foregoing.

The Lender may, in its discretion after the occurrence and during the continuance of an Event of Default, send notification forms giving the obligors and/or agents on Portfolio Assets notice of the Lender’s interest in the Borrower Collateral and the obligation to make payments as directed by the Lender.

The rights, powers, privileges and remedies of the Lender under this Agreement are cumulative and shall be in addition to all rights, powers, privileges and remedies available to Lender at law or in equity or under any other Transaction Document. All such rights, powers and remedies shall be cumulative and may be exercised successively or concurrently without impairing the rights of the Lender hereunder.

(d) Sales.

(i) Each of the Borrower, the Collateral Manager, and each Subordinated Investor recognizes that the Lender may be unable to effect a public sale of any or all of the Borrower Collateral, by reason of certain prohibitions contained in the Securities Act of 1933, as amended (the “Securities Act”), and applicable state securities laws or otherwise, and may be compelled to resort to one or more private sales thereof to a restricted group of purchasers which will be obliged to agree, among other things, to acquire such securities for their own account for investment and not with a view to the distribution or resale thereof. Each of the Borrower, the Collateral Manager, and each Subordinated Investor acknowledges and agrees that any such private sale may result in prices and other terms less favorable to the Lender than if such sale were a public sale and, notwithstanding such circumstances, agree that any such private sale shall not be deemed to have been made in a commercially unreasonable manner solely by virtue of being a private sale. The Lender shall be under no obligation to delay a sale of any of the Borrower Collateral for the period of time necessary to permit Borrower to register such securities for public sale under the Securities Act, or under applicable state securities laws, even if the Borrower would agree to do so.

(ii) Each of the Borrower, the Collateral Manager, and each Subordinated Investor further shall use its commercially reasonable efforts to do or cause to be done all such other acts as may be reasonably necessary to make any sale or sales of all or any portion of the Borrower Collateral pursuant to this Section 4(d) valid and binding and in compliance with any and all other requirements of applicable law.

(iii) Each of the Borrower, the Collateral Manager, and each Subordinated Investor further agrees that a breach of any of their covenants contained in this Section 4(d) will cause irreparable injury to the Lender, that the Lender has no adequate remedy at law in respect of such breach and, as a consequence, that each and every covenant contained in this Section 4(d) shall be specifically enforceable against the Borrower, the Collateral Manager, each Subordinated Investor, as applicable, and each of the Borrower, the Collateral Manager, and each Subordinated Investor hereby waives and agrees not to assert any defenses against an action for specific performance of such covenants except for a defense that no Event of Default has occurred under the Agreement or any defense relating to the Lender’s willful misconduct or gross negligence.

(iv) Section 9-610 of the UCC states that in certain circumstances the Lender is able to purchase certain Borrower Collateral only if the Borrower Collateral is sold at a public sale. The Lender has advised the Borrower, the Collateral Manager, and each Subordinated Investor that SEC staff personnel have issued various SEC no action letters describing procedures which, in the view of the SEC staff, permit a foreclosure sale of securities to occur in a manner that is public for purposes of Article 9 of the UCC, yet not public for purposes of Section 4(a)(2) of the Securities Act. The UCC permits the Borrower to agree on the standards for determining whether the Lender has complied with its obligations under Article 9 of the UCC. Pursuant to the UCC, each of the Borrower, the Collateral Manager, and each Subordinated Investor hereby specifically agrees (x) so long as the Lender has complied with the applicable provisions of this Section 4, that it shall not raise any objection to the Lender’s purchase of the Borrower Collateral (through bidding on the obligations or otherwise) and (y) that a foreclosure sale conducted in conformity with the principles set forth in the no action letters promulgated by the SEC staff (1) shall be considered to be a “public” sale for purposes of the UCC, (2) shall be considered commercially reasonable notwithstanding that the Lender has not registered or sought to register the Borrower Collateral under the Securities Act, even if the Borrower agrees to pay all costs of the registration process, and (3) shall be considered to be commercially reasonable notwithstanding that the Lender purchases the Borrower Collateral at such a sale.

(v) Each of the Borrower, the Collateral Manager, and the Subordinated Investors agrees that the Lender shall not have any general duty or obligation to make any effort to obtain or pay any particular price for any Borrower Collateral sold by the Lender pursuant to this Agreement. Subject to Section 4(i), the Lender may, in its sole discretion, among other things, accept the first bid received, or decide to approach or not to approach any potential purchasers. Each of the Borrower, the Collateral Manager, and each Subordinated Investor hereby agrees that the Lender shall have the right to conduct, and shall not incur any liability as a result of, the sale of any Borrower Collateral, or any part thereof, at any sale conducted in a commercially reasonable manner, it being agreed by the parties hereto that some or all of the Borrower Collateral is or may be of one or more types that threaten to decline speedily in value. The Borrower, the Collateral Manager, and each Subordinated Investor hereby waive any claims against the Lender arising by reason of the fact that the price at which any of the Borrower Collateral may have been sold at a private sale was less than the price that might have been obtained at a public sale or was less than the aggregate amount of the Borrower’s obligations under the Agreement, even if the Lender accepts the first bid received and does not offer any Borrower Collateral to more than one bidder; provided that Lender has acted in a commercially reasonable manner in conducting such private sale. Without in any way limiting the Lender’s right to conduct a foreclosure sale in any manner which is considered commercially reasonable, each of the Borrower, the Collateral Manager, and each Subordinated Investor hereby agrees that any foreclosure sale conducted in accordance with the following provisions shall be considered a commercially reasonable sale, and each of the Borrower, the Collateral Manager, and each Subordinated Investor hereby irrevocably waives any right to contest any such sale conducted in accordance with the following provisions:

(1) the Lender conducts such foreclosure sale in the State of New York;

(2) such foreclosure sale is conducted in accordance with the laws of the State of New York; and

(3) not more than thirty days before, and not less than three Business Days in advance of such foreclosure sale, the Lender notifies the Borrower, the Collateral Manager, and each Subordinated Investor at the address set forth herein of the time and place of such foreclosure sale.

(vi) The Lender shall use commercially reasonable efforts to give at least three Business Days’ prior written notice to the Borrower, the Collateral Manager and the Subordinated Investors of a sale, whether public or private, pursuant to this Section 4(d) and each of the Collateral Manager and the Subordinated Investors, shall have the right, subject to the additional requirements set forth in this Section 4(d) and any other commercially reasonable requirements applicable to all bidders with respect to any such public or private sale, to bid in connection with any such sale.

(e) No Other Liens. Except as expressly permitted hereunder and under the Account Control Agreement, the Borrower will not sell, assign, pledge, grant any security interest in, exchange, transfer, hypothecate or otherwise dispose of or grant any option with respect to such Borrower Collateral, or agree to do any of the foregoing, without the prior written consent of Lender.

(f) Power of Attorney. The Borrower hereby irrevocably appoints the Lender as its attorney-in-fact with full power of substitution and authorizes the Lender to take any action and execute any instruments with respect to the Borrower Collateral that the Lender may deem necessary or advisable in connection with (i) the Borrower’s grant of a security interest in the Borrower Collateral to the Lender and any rights and remedies that the Lender may exercise in respect thereof upon the occurrence and during the continuance of an Event of Default, (ii) the filing of one or more financing or continuation statements with respect to the Borrower Collateral, (iii) the sale, termination or other disposition of any Portfolio Asset at the direction of the Lender following the occurrence and during the continuance of an Event of Default or on or after the Maturity Date or (iv) accomplishing any other purposes of this Agreement and the exercise of any remedies hereunder by the Lender. The Borrower agrees that the powers granted by this paragraph are coupled with an interest, discretionary in nature and exercisable at the sole option of the Lender. This power of attorney shall be binding upon, and enforceable against, all beneficiaries, successors, assigns, transferees and legal representatives of the Borrower.

(g) Termination of Security Interest. The security interest granted to secure the obligations of the Borrower hereunder shall be terminated and released and all rights in the Borrower Collateral will revert to the Borrower on the date all of the Termination Obligations have been paid in full to the Lender and the Borrowing Period has terminated. In connection with such termination and release, the Lender shall execute and deliver such documents, instruments and certificates as the Borrower shall reasonably require at the Borrower’s expense.

(h) Right of Set-Off. The Lender is authorized to set-off any and all amounts due hereunder against any amounts payable to the Borrower by the Lender or its Affiliates, whether or not such amounts have matured.

(i) Option to Purchase Borrower Collateral. Notwithstanding anything to the contrary herein, upon the occurrence of an Event of Default, provided the Collateral Manager (or its designated Affiliate or managed fund) or any Subordinated Investor (or its designated Affiliate, related funds or managed funds) (either of such Subordinated Investor or the Collateral Manager, any of their designated Affiliates or related or managed funds, as applicable, the “Takeout Purchaser”) shall, subject to the additional requirements set forth in this Section 4(i), have the right to purchase all (but not less than all) of the Borrower Collateral (other than such Portfolio Assets that have been sold but for which settlement has not occurred) at a purchase price at least equal to the applicable Aggregate Purchase Amount plus any accrued and unpaid fees and expenses of the Collateral Administrator and the Securities Intermediary. Subject to the next succeeding sentence, the Collateral Manager or a Subordinated Investor may exercise their right to act as the Takeout Purchaser if written notice (the “Exercise Notice”) of their election to act as Takeout Purchaser is given to each of the Lender, the Borrower, the Subordinated Investors and the Collateral Manager not later than 5:00 p.m. New York City time on the first Business Day next succeeding the Business Day on which the Collateral Manager and the Subordinated Investors receive notice from the Lender of the occurrence of the applicable Event of Default; provided, if the Subordinated Investors and the Collateral Manager receive notice of an Event of Default after 12:00 p.m. noon New York City time, such time period for providing the Exercise Notice shall be extended to 10:00 a.m. New York City time on the second Business Day next succeeding the Business Day on which the Collateral Manager and the Subordinated Investors receive notice from the Lender of the occurrence of the applicable Event of Default. If both the Collateral Manager and a Subordinated Investor have delivered Exercise Notices, the Subordinated Investor shall have the sole right to act as Takeout Purchaser; provided, that if more than one Subordinated Investor has delivered an Exercise Notice: (A) each such Subordinated Investor shall have the right to purchase its pro rata portion of the Borrower Collateral (based upon such the Subordinated Note Outstanding Amount held by such Subordinated Investor relative to the Subordinated Note Outstanding Amount held by all Subordinated Investors delivering Exercise Notices) or (B) if directed by all the Subordinated Investors delivering Exercise Notices, such Subordinated Investors shall have the right to purchase all of the Borrower Collateral in amounts as agreed among all such Subordinated Investors and, in each case of the foregoing clauses (A) or (B), each applicable Subordinated Investor shall be deemed to be a Takeout Purchaser and shall be obligated to pay its pro rata or other applicable portion of the applicable Aggregate Purchase Amount in accordance with this Section 4(i). The Exercise Notice from the Takeout Purchaser shall:

(i) specify the purchase price (which shall be at least equal to the Aggregate Purchase Amount); and

(ii) specify the identity of each Takeout Purchaser (which, in the case of a Subordinated Investor, may be any of its Affiliates as designated by such Subordinated Investor) and include evidence satisfactory to the Lender in its sole discretion that each Takeout Purchaser will satisfy at least one of the following conditions: (w) will settle the purchase of the Portfolio Assets being acquired within 3 Business Days of the delivery of the Exercise Notice, (x) has liquid financial assets equal to at least twice its pro rata share of the Aggregate Purchase Amount, (y) has provided credit support for such purchase in a form and from a party satisfactory to the Lender, or (z) will make such purchase through a dealer approved by the Lender in its sole discretion.

Each of the Subordinated Investors and the Collateral Manager acknowledge and agree that once an Exercise Notice is delivered by a Subordinated Investor or the Collateral Manager, as applicable, the Takeout Purchaser designated in such Exercise Notice shall be obligated, irrevocably and unconditionally, to purchase the Borrower Collateral at the price referenced above for settlement within the normal settlement period for such Borrower Collateral. In the case of an Event of Default, the Lender agrees that it shall not cause the liquidation of the Borrower Collateral to occur during the time that a Subordinated Investor or the Collateral Manager is entitled to provide an Exercise Notice.

5.	Dispositions and Purchases of Portfolio Assets

(a) Sale or Dispositions Prior to the Maturity Date. Except for sales required by Section 5(b) or that are permitted by Section 6(b), the Collateral Manager (on behalf of the Borrower) may sell or otherwise dispose of Portfolio Assets only if no Default has occurred or is continuing and such sale or disposition will not have the direct effect of causing any such Default to occur.

(b) Required Sale of Ineligible Assets. On or before the CLO Closing Date, the Collateral Manager (on behalf of the Borrower) shall sell or otherwise dispose of all Portfolio Assets that are or will be Ineligible Assets.

(c) Purchases of Portfolio Assets. At any time prior to the Maturity Date, the Collateral Manager on behalf of the Borrower may instruct the Securities Intermediary to use the proceeds of a Loan, available Principal Collections or funds on deposit (or expected to be on deposit) in the Capital Account from the issuance of Subordinated Notes for the purpose of settling the purchase of Portfolio Assets, subject in each case to the following conditions:

(A) the Collateral Manager shall have delivered and the Lender shall have approved an Approval Request with respect to the Asset being acquired pursuant to the terms of Section 2(b) (or such Asset shall appear on the Approved List) and the Asset specified therein must satisfy the Eligibility Requirements as of its Acquisition Date (unless otherwise waived by the Lender); and

(B) the conditions set forth in Sections 7(b)(v) through (ix) shall be satisfied as of the related settlement date; provided that, solely for the purposes of this Section 5(c)(B), the conditions set forth in Sections 7(b)(viii) and 7(b)(ix) shall be satisfied if such conditions are met as of any such related settlement date and not as of the date of any proposed Loan.

(d) Sales to Affiliates. Any sale or purchase by the Borrower of a Portfolio Asset shall be conducted on an arm’s length basis and, if effected with the Collateral Manager or a Person Affiliated with the Collateral Manager shall be effected on terms no less favorable to the Borrower than would be the case if the Person were not so Affiliated. In no event shall the sum of the Principal Balances of (i) all Affiliate Portfolio Assets sold by the Borrower to the Subordinated Investors or any Affiliate thereof, in the aggregate since the date of this Agreement, exceed 20.0% of the Net Purchased Asset Balance, measured at the time of any proposed sale and (ii) all Affiliate Portfolio Assets that are Defaulted Obligations sold by the Borrower to the Subordinated Investors or any Affiliate thereof, in the aggregate since the date of this Agreement, exceed 10.0% of the Net Purchased Asset Balance, measured at the time of any proposed sale.

(e) Optional Termination. Upon receipt of an Optional Termination Notice and without regard to any condition imposed above in this Section 5 (but subject to any the conditions set forth in this Section 5(e) and the other conditions of this Agreement), the Collateral Manager shall cause the sale of all Portfolio Assets and other items of Borrower Collateral and cause the Borrower to use such proceeds to repay all outstanding Loans and the other Termination Obligations on or prior to the Optional Termination Date. In connection with the foregoing liquidation of the Borrower Collateral, the Subordinated Investors shall deliver a written direction to the Borrower, the Collateral Manager and the Lender not later than 10 Business Days prior to the proposed Optional Termination Date. The required sale of the Borrower Collateral shall be subject to the following conditions:

(A) all payments made by the Borrower on the Optional Termination Date after payments of the Termination Obligations shall be applied in accordance with the Subordinated Note Subscription Agreement;

(B) prior to causing the Borrower to enter into any binding sale agreements for the sale of any Portfolio Assets and Eligible Investments in connection with the Optional Termination Date, the Collateral Manager shall certify to the Lender that the aggregate sum of (1) any expected proceeds from the sale of Eligible Investments and (2) for each Portfolio Asset to be sold, its sale price, in each case under such binding sale agreements, shall equal or exceed the Termination Obligations plus, for each Portfolio Asset that the Borrower has committed to acquire and for which the settlement date therefor has not occurred, the related Purchase Price Amount plus any outstanding expenses payable by the Borrower;

(C) the Lender has determined in its commercially reasonable discretion based on evidence provided by the Collateral Manager that the Person or entity purchasing the Borrower Collateral or their designees: (x) has liquid financial assets equal to at least twice its pro rata share of the applicable purchase price, (y) has provided credit support for such purchase in a form and from a party satisfactory to the Lender or (z) will make such purchase through an Eligible Dealer or a dealer approved by the Lender in its sole discretion; and

(D) notwithstanding anything to the contrary set forth herein, no right to direct the sale of the Borrower Collateral in connection with an Optional Termination Date shall exist if a Default has occurred or is continuing or if such sale or disposition will have the direct effect of causing any such Default to occur.

6.	Issuance of Subordinated Notes; Cure of Breaches

(a) [Reserved].

(b) If the Lender notifies the Borrower, the Subordinated Investors and the Collateral Manager in writing at any time that an IC Ratio Breach or an OC Ratio Breach has occurred or that the Required Equity Investment is not satisfied (a “Breach Notice”), then one of the following actions may be taken to cure the conditions set forth in such Breach Notice:

(I) the Subordinated Investors will be entitled, but not required, to (i) give notice to the Lender by 3:00 p.m., New York City time, on the Business Day following the Lender’s delivery of the Breach Notice (the “Cure Notice Deadline”) that they will direct the Borrower in writing to (and upon receipt of such direction the Borrower shall) issue and sell Subordinated Notes to the Subordinated Investors (singly or together) in an amount (which shall be not less than $1,000,000) sufficient to (A) increase the OC Ratio Numerator so that no OC Ratio Breach exists or (B) repay the Outstanding Principal Amount or pay accrued and unpaid interest in respect thereof so that no IC Ratio Breach exists or (C) satisfy the Required Equity Investment (the amount of Subordinated Notes to be purchased under any of the foregoing clauses (A), (B) or (C), the “Cure Amount”) and (ii) purchase additional Subordinated Notes in an amount equal to the Cure Amount not later than two Business Days after the Lender’s delivery of the Breach Notice; or

(II) not later than the Cure Notice Deadline, the Collateral Manager on behalf of the Borrower may provide a written plan (a “Cure Plan”) to cure the condition giving rise to the Breach Notice, which Cure Plan must: (A) consist of (1) the repayment of all or a portion of the Outstanding Principal Amount and/or (2) the deposit of funds into the Capital Account and/or the Principal Collection Account, in either case with the proceeds from the sale of all or a portion of the Portfolio Assets and/or from the issuance and sale of Subordinated Notes to the Subordinated Investors and (B) set forth a projected cure of the IC Ratio Breach or OC Ratio Breach or a projected cure of the failure of the Required Equity Investment to be satisfied, based on actions described in clause (A) and taking into account pending purchases and sales of Portfolio Assets, which projected cure shall (1) be satisfactory to the Lender, (2) give effect to all committed purchases of Subordinated Notes, (3) give effect to all committed purchases of Portfolio Assets in a manner satisfactory to the Lender for treatment of such Portfolio Asset for purposes of determining the IC Ratio, the OC Ratio or the Required Equity Investment and (4) give effect to sales of Portfolio Assets (including sales committed to on the date of such Cure Plan) only if such sales are to Eligible Dealers and the Collateral Manager reasonably expects such sales to be settled within 20 Business Days of the Borrower’s commitment to such sale.

(c) Not later than each applicable Funding Time, the Subordinated Investors shall purchase Subordinated Notes pursuant to the Subordinated Note Subscription Agreement in an aggregate amount at least equal to the Required Purchase Amount (with each Subordinated Investor purchasing a pro rata amount of Subordinated Notes based upon such Subordinated Investor’s maximum subscription commitment set forth in the Subordinated Note Subscription Agreement). In connection with the required purchase of Subordinated Notes pursuant to the preceding sentence, the Borrower (at the direction of the Collateral Manager) shall notify the Subordinated Investors of the Required Purchase Amount to the extent that amounts on deposit in the Capital Account and representing the proceeds from the issuance of Subordinated Notes are less than the Required Purchase Amount. Notwithstanding anything in this Section 6(c) to the contrary: (i) no Subordinated Investor shall have any obligation to purchase Subordinated Notes if, after giving effect to such purchase, the aggregate amount of Subordinated Notes purchased by such Subordinated Investor would exceed such Subordinated Investor’s maximum subscription commitment set forth in the Subordinated Note Subscription Agreement and (ii) if any Subordinated Investor shall fail to purchase their respective pro rata amount of Subordinated Notes as required by this Section 6(c) (such Subordinated Investor, a “Non-Contributing Subordinated Investor”), each other Subordinated Investor that has satisfied its obligations to purchase its pro rata amount of Subordinated Notes under this Section 6(c) shall have the right, but not the obligation, to acquire an additional amount of Subordinated Notes for the purpose of curing the Non-Contributing Subordinated Investor’s failure to purchase Subordinated Notes (a Subordinated Investor acquiring Subordinated Notes to cure such failure, a “Curing Subordinated Investor”) and, if more than one Curing Subordinated Investor exists, such Curing Subordinated Investors shall be entitled to purchase a pro rata amount of Subordinated Notes that the Non-Contributing Subordinated Investor failed to purchase based upon the relative maximum subscription commitments of the Curing Subordinated Investors set forth in the Subordinated Note Subscription Agreement.

(d) The proceeds of any sale of additional Subordinated Notes for cash pursuant to this Section 6 shall be deposited in the Capital Account.

7.	Conditions Precedent to Borrowing

Notwithstanding anything to the contrary herein, the obligation of the Lender to make any Loan to the Borrower is subject to the satisfaction of the following conditions precedent:

(a) Conditions to Initial Borrowing:

(i) the Borrower shall have entered into the Subordinated Note Subscription Agreement pursuant to which the Subordinated Investors (singly or together) are permitted to purchase Subordinated Notes in accordance with this Agreement;

(ii) the Borrower shall have issued and sold Subordinated Notes to the Subordinated Investors (singly or together) and either (x) deposited the cash proceeds of such sale into the Capital Account or (y) sold and contributed Assets to the Borrower pursuant to the Sale Agreement and which have been approved by the Lender pursuant to Section 2(b), in an amount not less than U.S.$5 million;

(iii) the Lender has received the initial Daily Report required by Section 2(k); and

(iv) the Lender shall have a valid and perfected first-priority lien and security interest in the Borrower Collateral, all filings (including all UCC financing statements and similar filings contemplated by the Transaction Documents and the Sale Agreement, including all back-up filings in relation to Portfolio Assets sold thereunder), recordations and searches necessary or desirable in connection with the Borrower Collateral shall have been duly made, and all filing and recording fees and taxes shall have been duly paid, including in each case under, and as required by, all applicable laws.

(b) Conditions to Each Borrowing:

(i) (x) subject to Section 2(b), for each Asset the Borrower intends to purchase with the proceeds of the Loan either (A) the Lender must have received and approved an Approval Request for such Asset or (B) such Asset must be on the Approved List, and in each case, the Asset specified therein must satisfy the Eligibility Requirements as of its Acquisition Date or (y) solely in the case of a Loan to redeem Subordinated Notes, the requirements of Section 3 have been satisfied;

(ii) the Subordinated Investors (singly or together) must have purchased and paid for the Subordinated Notes the Borrower is required to issue pursuant to Section 6 (if any) and deposited the proceeds of such sale into the Capital Account;

(iii) all cash proceeds of the issuance and sale of Subordinated Notes shall have been applied to the purchase of Assets, the redemption of Subordinated Notes pursuant to Section 3 or the prepayment of Loans or will be applied to the purchase of Assets prior to or simultaneously with the purchase of the Asset with the proceeds of the Loan;

(iv) the sum of (A) the amount of the proposed Loan and (B) the Outstanding Principal Amount of all other Loans would not exceed the Maximum Facility Amount;

(v) the Required Equity Investment is satisfied prior to and after giving pro forma effect to the proposed settlement of the Portfolio Asset with the proceeds of the proposed Loan;

(vi) no IC Ratio Breach or OC Ratio Breach exists prior to and after giving pro forma effect to the proposed settlement of the Portfolio Asset with the proceeds of the proposed Loan;

(vii) the Subordination Test is satisfied prior to and after giving pro forma effect to the proposed settlement of the Portfolio Asset with the proceeds of the proposed Loan;

(viii) each representation and warranty set forth in Section 8 below shall be true and correct in all material respects as if made on the date of the proposed Loan;

(ix) no Default shall have occurred and be continuing on the date of the proposed Loan; and

(x) the Borrower and the Subordinated Investor have complied with all Special Purpose Entity Requirements.

(c) Amendment and Restatement of Borrower LLC Agreement. On or prior to the Closing Date, the Borrower shall have amended and restated its limited liability company agreement to include, among other things, such customary provisions to establish the bankruptcy remote status of the Borrower.

(d) Bankruptcy Opinions. On or prior to the Closing Date, the Lender shall have received one or more favorable opinions of Dechert LLP, counsel to the Borrower, addressed to the Lender, in form and substance reasonably satisfactory to the Lender, as to matters relating to issues of substantive consolidation and true sale of the Portfolio Assets.

8.	Representations and Warranties

(a) Each of the Borrower, each Subordinated Investor and the Collateral Manager (severally but not jointly) represents and warrants to the Lender, as of the date each such Person becomes a party to this Agreement, that:

(i) Existence and Authority; Qualification; Compliance with Laws. It (A) is duly incorporated or organized and is validly existing and in good standing under the laws of its jurisdiction of incorporation or organization, as the case may be, with full power and authority to own its assets and to conduct its business and perform its obligations under the Transaction Documents to which it is a party, (B) is duly qualified and in good standing under the laws of each jurisdiction where its ownership, lease or operation of properties or the conduct of its business requires such qualification, and (C) is in compliance with all laws, except (in the case of (B) or (C)) to the extent that failure to do so would not reasonably be expected to have a Material Adverse Effect.

(ii) Authorization; Enforceable Obligations. Its execution and delivery of this Agreement and the other Transaction Documents to which it is a party have been duly authorized by all necessary action, and this Agreement is and the other Transaction Documents, when executed, will constitute its legal, valid and binding obligations, enforceable in accordance with their respective terms, subject to bankruptcy, insolvency, liquidation, reorganization or other laws of general application relating to or affecting the rights of creditors and to general principles of equity.

(iii) No Conflict. Its execution, delivery and performance of this Agreement and the other Transaction Documents to which it is a party are not in contravention of any applicable law or of the terms of its organizational documents and will not result in the breach of or constitute a default under, or result in the creation of a lien under any indenture, agreement or undertaking to which it is a party or by which it or its property may be bound or affected, except, in the case of the Collateral Manager or a Subordinated Investor, to the extent such contravention, breach, default or creation of a lien would not reasonably be expected to result in a Material Adverse Effect.

(iv) No Consent. No consent, approval, exemption, authorization or other action by, or notice to, or (except for filing of financing statements to perfect the security interest hereunder in certain collateral) filings or registration with, any Governmental Authority or any Person or entity is required (other than previously obtained) for the execution, delivery or performance by, or enforcement against, such party of its obligations hereunder or any other Transaction Document or for the validity or the exercise by the Borrower or the Lender of the rights and remedies provided hereunder or thereunder, other than any consent, approval, exemption, authorization or other action or notice, the failure of which to obtain would not reasonably be expected to have a Material Adverse Effect.

(v) No Default. Neither it nor any of its Subsidiaries is in default under or with respect to this Agreement or any other contractual obligation that could, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(b) The Borrower represents and warrants to the Lender that:

(i) Financial Condition. As of the date of this Agreement, it (i) has not incurred any material liability or contingent obligation except under the Transaction Documents and as may be satisfied or terminated as of the date hereof and (ii) has no Subsidiaries. The Borrower has issued no shares or other equity interests other than its membership interests held by the Apollo Debt Solutions BDC and has no indebtedness other than the Loans hereunder and the Subordinated Notes. All payments that the Borrower may make in respect of debt other than Loans hereunder are expressly subordinated to the Loans hereunder.

(ii) Security. It is the sole owner of and has full power, authority and legal right to pledge and transfer all assets pledged by it hereunder free and clear of, and such pledge and transfer will not create, any lien thereon (other than the lien created by this Agreement), and upon filing of a financing statement under the UCC with the Recorder of Deeds of the District of Columbia with respect thereto naming the Borrower as debtor and the Lender as secured party, the Lender will have a first priority perfected security interest in such assets, except for any liens arising at law or in favor of any securities intermediary. The Borrower acquired ownership of such assets for value in good faith without notice of any adverse claim and has not assigned, pledged or otherwise encumbered any interest in such assets other than hereunder.

(iii) Name; Location. Its full and correct legal name as of the date hereof is as set forth in the preamble hereof. It is a limited liability company formed under the laws of the State of Delaware. Its location (as defined in Section 9-307 of the UCC), place of business and chief executive office is at the address set forth on Schedule B hereto.

(iv) No Plan Assets. The assets of the Borrower do not and will not constitute the assets of (a) an employee benefit plan as defined in and subject to the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), (b) a plan as defined in and subject to Section 4975 of the Code, (c) a plan that is not subject to ERISA or the Code but is subject to any law, rule or restriction substantially similar to Section 406 of ERISA or Section 4975 of the Code or (d) a person or entity deemed to hold the assets of any such employee benefit plan or plan described in (a), (b) or (c), hereof.

(v) Beneficial Ownership Certification. As of the date of this Agreement, the information included in any Beneficial Ownership Certification, if applicable, is true and correct in all respects.

(vi) Sanctions. Neither the Borrower nor any of its Subsidiaries or, to the knowledge of the Borrower, any director, officer, employee, agent, Affiliate or representative of the Borrower, is an individual or entity currently the subject of any Sanctions or is under investigation for any Sanctions violations. The Borrower is not located, organized or resident in a country or territory that is the subject of comprehensive country-wide or territory-wide Sanctions and has not funded any of its repayment obligations under the Transaction Documents with proceeds derived from dealings that would be prohibited by Sanctions.

(vii) Separate Existence. The Borrower is operated as an entity with assets and liabilities distinct from those of any of its Affiliates or any Affiliates of the Collateral Manager, and the Borrower hereby acknowledges that the Lender is entering into the transactions contemplated by this Agreement in reliance upon the Borrower’s identity as a separate legal entity. There is not now, nor will there be at any time in the future, any agreement or understanding between the Borrower and the Collateral Manager (other than as expressly set forth herein and in the other Transaction Documents) providing for the allocation or sharing of obligations to make payments or otherwise in respect of any Taxes, fees, assessments or other governmental charges. Without limiting the foregoing, the Borrower further represents and warrants as provided in clause (1) and (2) below.

(1) The Borrower:

(A) has never owned any property other than (i) the assets that are the subject of the current transaction and (ii) similar corporate loans with no future funding obligations that have not been either fully funded or completely assumed by third parties (“Subject Assets”) and personal property necessary or incidental to its ownership or operation of the Subject Assets and has never engaged in any business other than the ownership and operation of the Subject Assets;

(B) has no material contingent or actual obligations not related to the Subject Assets; and

(C) has accomplished each amendment of its Organization Documents in accordance with the relevant provisions of said Organization Documents prior to its amendment from time to time.

(2) Since its formation, the Borrower:

(A) has not entered into any contract or agreement that is still outstanding with any Related Party, except the Sale Agreement, the related assignment agreements, and the other Transaction Documents, or upon terms and conditions that are commercially reasonable and substantially similar to those available in an arm’s-length transaction with an unrelated party;

(B) has paid all of its debts and liabilities that are not currently outstanding from its assets;

(C) has done or caused to be done all things necessary to observe all organizational formalities applicable to it and to preserve its separate existence;

(D) has maintained all of its books, records, financial statements and bank accounts separate from those of any other Person;

(E) has not had its assets listed as assets on the financial statement of any other Person unless (a) financial statements of such other Person contained an appropriate notation indicating the separateness of Borrower from such Person and indicating that Borrower’s assets and credit were not available to satisfy the debts and other obligations of such Person and (b) such assets were also listed on the Borrower’s own balance sheet;

(F) has filed its own tax returns (except to the extent that it has been a tax-disregarded entity not required to file tax returns under applicable law) and, if it is a corporation, has not filed a consolidated federal income tax return with any other Person;

(G) has been, and at all times has held itself out to the public as, a legal entity separate and distinct from any other Person (including any Affiliate or other Related Party);

(H) has corrected any known misunderstanding regarding its status as a separate entity;

(I) has conducted all of its business and held all of its assets in its own name;

(J) has not identified itself or any of its Affiliates as a division or part of the other;

(K) has maintained and utilized separate stationery, invoices and checks bearing its own name;

(L) has not commingled its assets with those of any other Person and has held all of its assets in its own name;

(M) has not guaranteed or become obligated for the debts of any other Person that are still outstanding;

(N) has not held itself out as being responsible for the debts or obligations of any other Person that are still outstanding;

(O) has allocated fairly and reasonably any overhead expenses that have been shared with an Affiliate, including paying for office space and services performed by any employee of an Affiliate or other Related Party;

(P) has not pledged its assets to secure the obligations of any other Person that are still outstanding other than as permitted by the Transaction Documents;

(Q) has maintained adequate capital in light of its contemplated business operations;

(R) has maintained a sufficient number of employees (which may be zero) in light of its contemplated business operations and has paid the salaries of its own employees from its own funds;

(S) has not owned any subsidiary or any equity interest in any other entity and is not a survivor of a merger with or of any other entities;

(T) has not incurred any indebtedness that is still outstanding other than indebtedness that is permitted under the Transaction Documents; and

(U) has not had any of its obligations guaranteed by an Affiliate, except for guarantees that have been either released or discharged (or that will be discharged as a result of entering into the Transaction Documents).

(viii) Transaction Documents. The Transaction Documents delivered to the Lender represent all material agreements relating to the purchase of Portfolio Assets. Upon the purchase and/or contribution of each Portfolio Asset (or an interest in a Portfolio Asset) pursuant to this Agreement or the Sale Agreement, the Borrower shall be the lawful owner of, and have good title to, such Portfolio Asset and all assets relating thereto, free and clear of any adverse claim. All such assets are transferred to the Borrower without recourse to the Subordinated Investor, except as described in the Sale Agreement. The purchases of such assets by the Borrower are intended to constitute valid and true sales for consideration (and not merely a pledge of such assets for security purposes) and the contributions of such assets received by the Borrower are intended to constitute valid and true transfers for consideration, each enforceable against creditors of the Subordinated Investor, and no such assets shall constitute property of the Subordinated Investor.

(c) The Collateral Manager represents and warrants to the Lender that neither the Collateral Manager nor any of its Subsidiaries or, to the knowledge of the Collateral Manager, any director, officer, employee, agent, Affiliate or representative of the Collateral Manager, is an individual or entity currently the subject of any Sanctions or is under investigation for any Sanctions violations.

9.	Covenants

So long as principal of and interest on any Loan or any other amount payable hereunder or under any other Transaction Document remains unpaid or unsatisfied:

(a) Affirmative Covenants of the Borrower and the Collateral Manager. The Borrower and the Collateral Manager will:

(i) upon obtaining actual knowledge thereof, promptly notify each other party to this Agreement of (A) any Default, (B) any occurrence that has resulted or could reasonably be expected to result in a Material Adverse Effect with respect to it, (C) any Asset becoming an Ineligible Asset or otherwise failing to satisfy the Eligibility Requirements and (D) in the case of the Collateral Manager, any occurrence that has resulted or could reasonably be expected to result in a Collateral Manager Event;

(ii) preserve and maintain all of its rights, privileges, and franchises necessary or desirable in the conduct of its business;

(iii) comply with the requirements of all applicable laws, rules, regulations, and orders of Governmental Authorities if failure to do so would have a Material Adverse Effect;

(iv) pay and discharge when due all material taxes, assessments, and governmental charges or levies imposed on it or on its income or profits or any of its property, except for any such tax, assessment, charge, or levy the payment of which is being contested in good faith and by proper proceedings and against which adequate reserves are being maintained;

(v) furnish to the Lender promptly, from time to time, such information, documents, records or reports respecting the Borrower Collateral or the condition or operations, financial or otherwise, of the Borrower as the Lender may from time to time reasonably request in order to protect the interests of the Lender under or as contemplated by this Agreement so long as such information, documents, records or reports are within the possession of the Borrower or may be obtained with neither undue burden nor expense;

(vi) (A) comply with all applicable Anti-Money Laundering Laws and Anti-Corruption Laws, and maintain or be subject to policies and procedures reasonably designed to ensure compliance with, all applicable Anti-Money Laundering Laws and Anti-Corruption Laws, (B) conduct requisite due diligence in connection with the transactions contemplated herein for purposes of complying with all applicable Anti-Money Laundering Laws, (C) ensure it does not use or permit to be used any of the proceeds of Loans advanced hereunder in violation of any Anti-Corruption Laws or Anti-Money Laundering Laws, and (D) ensure it does not fund or permit to be funded any repayment of the Loans in violation of any Anti-Corruption Laws or Anti-Money Laundering Laws;

(vii) not, directly or indirectly, use the proceeds of the Loans, or lend, contribute or otherwise make available such proceeds (A) to any Subsidiary, joint venture partner or other Person, to fund any activities of or business with any Person that, at the time of such funding, is a Restricted Party or reasonably expected to become so designated, or currently involved in any publicly recorded claim, action, suit, proceedings or investigation with regard to Sanctions and (B) in any manner that would result in a violation of Sanctions; and

(viii) (A) promptly notify the Lender if it, any of its Subsidiaries, or any director, officer, employee, agent, Affiliate or representative of the Borrower or the Collateral Manager (as applicable), becomes subject to any publicly recorded claim, action, suit, proceedings or investigation with regard to Sanctions; (B) at all times comply with Sanctions; and (C) adopt, or will be subject to, policies and procedures designed to ensure compliance with Sanctions.

(b) Affirmative Covenants of the Borrower.

(i) The Borrower will use the proceeds of the Loans and the Subordinated Notes and Principal Collections on deposit in the Capital Account solely to acquire Assets that meet the Eligibility Requirements as directed by the Collateral Manager, and will not use such proceeds or the proceeds of any Subordinated Notes, directly or indirectly, immediately, incidentally or ultimately, to purchase or carry margin stock (within the meaning of Regulation U of the Board of Governors of the Federal Reserve System) or to extend credit to others for the purpose of purchasing or carrying margin stock or to refund indebtedness originally incurred for such purpose.

(ii) The Borrower shall ensure that all corporate or other formalities regarding its existence (including, to the extent required by applicable law, holding regular board of directors’ and shareholders’ or other similar meetings) are followed and shall conduct business in its name. Without limiting the foregoing: (A) the Borrower shall conduct at all times its business or operations in compliance with the Special Purpose Entity Requirements and (B) the Borrower shall not take any action, or conduct its affairs in a manner, that is likely to result in its separate existence being ignored or in its assets and liabilities being substantively consolidated with any other Person in a bankruptcy, reorganization, examinership or other insolvency proceeding.

(iii) The Borrower shall use its commercially reasonable efforts to sell any Assets that the Borrower acquires which did not satisfy the Eligibility Requirements on the Acquisition Date thereof, in a commercially reasonable manner.

(iv) The Borrower shall provide written notice to the Lender of (A) any proposed (x) material modification of any of the terms of any Portfolio Asset or (y) Distressed Exchange of any Portfolio Asset and (B) the consummation of any event described in (A), in each case, no later than the Business Day following the date on which it receives notice of the same and at least one Business Day prior to the date on which the Borrower or the Collateral Manager responds to the same.

(v) The Borrower shall provide to the Lender, promptly following any request therefor, information and documentation reasonably requested by the Lender for purposes of compliance with applicable “know your customer” and anti-money laundering rules and regulations, including without limitation, the PATRIOT Act and the Beneficial Ownership Regulation.

(vi) The Borrower hereby covenants that no proceeds of Loans advanced hereunder shall be used either (i) for the benefit of, or transferred to, any of Lender’s “affiliates” as such term is defined in 12 C.F.R. Part 223, including BofA Securities, Inc., Merrill Lynch International or Bank of American Securities Europe SA, including with respect to payment of any arranger or underwriter fees or (ii) to settle the purchase of Portfolio Assets or other assets bought from any “affiliate” of the Lender (as such term is defined in 12 C.F.R. Part 223) other than Bank of America, N.A., London Branch or Bank of America Europe Designated Activity Company.

(vii) The Borrower shall not elect to be classified as other than a disregarded entity or partnership for U.S. federal income tax purposes, and the Borrower shall not take any other action or actions that would cause it to be classified, taxed or treated as a corporation or publicly traded partnership taxable as a corporation for U.S. federal income tax purposes (including transferring interests in the Borrower on or through an established securities market or secondary market (or the substantial equivalent thereof), within the meaning of Section 7704(b) of the Code (and Treasury Regulations thereunder).

(viii) Compliance with Legal Opinions. Take all other actions necessary to maintain the accuracy of the factual assumptions set forth in the legal opinions of Dechert LLP, as special counsel to the Borrower, relating to the issues of substantive consolidation and true sale of the Portfolio Assets.

(c) Negative Covenants of the Borrower. The Borrower shall not, during the term of this Agreement:

(i) organize, create or acquire any Subsidiary;

(ii) prior to the CLO Closing Date, engage in any business or activity other than the transactions expressly contemplated herein and such other activities that are necessary, suitable or convenient to accomplish the foregoing and the Offering or are incidental thereto or connected therewith;

(iii) merge, dissolve, liquidate or consolidate with or into any Person or dispose of substantially all of its assets except as contemplated by this Agreement;

(iv) (A) permit its certificate of formation or its limited liability company agreement or other Organization Documents to be amended in any manner inconsistent with the Special Purpose Entity Requirements or otherwise materially adverse to the Lender without the prior written consent of the Collateral Manager and the Lender, except in connection with the issuance by the Borrower of the CLO Securities and (B) be party to any agreement under which it has any material obligation or liability (direct or contingent) without including customary “non-petition” provisions substantially similar to Section 11(g), other than with the consent of the Lender;

(v) issue equity capital (other than its membership interests already issued) or incur indebtedness of any kind other than Loans hereunder and Subordinated Notes issued pursuant to the Subordinated Note Subscription Agreement without the consent of the Lender; provided that if the Lender has received payment in full of the Termination Obligations on or prior to the CLO Closing Date, the Lender hereby consents to the issuance of share capital and the incurrence of indebtedness by the Borrower on the CLO Closing Date in connection with the Offering;

(vi) change its location (as defined in Section 9-307 of the UCC) or change its name from the name listed in the preamble hereto without the written consent of the Lender;

(vii) permit the CLO Closing Date to occur unless the net proceeds expected to be received from the issuance of the CLO Securities will be sufficient to pay the Termination Obligations in full to the Lender and the purchase price of Assets purchased in accordance with the last paragraph of Section 2(b);

(viii) purchase Portfolio Assets if the Aggregate Purchase Price (as calculated on a trade date basis after giving effect to any commitments to purchase but without giving effect to any pending sales other than sales to Eligible Dealers) is in excess of:

(1) prior to the CLO Pricing Date, (A) if the Subordinated Note Outstanding Amount is less than $2 million, $0, (B) if the Subordinated Note Outstanding Amount is at least $2 million but less than $5 million, $50 million, (C) if the Subordinated Note Outstanding Amount is at least $5 million but less than $10 million, $100 million and (D) if the Subordinated Note Outstanding Amount is $10 million or greater, the lesser of (1) the product of 5 and the sum of (x) the Unfunded Subordinated Note Amount, (y) the Subordinated Note Outstanding Amount and (z) the Aggregate Return and (2) $200 million; provided, the Lender may, in its sole discretion upon written request by the Borrower, allow the Borrower to purchase an amount up to $400 million; and

(2) on and after the CLO Pricing Date, the lesser of (A) the product of 10 and the sum of (x) the Unfunded Subordinated Note Amount, (y) the Subordinated Note Outstanding Amount and (z) the Aggregate Return and (B) $400 million; provided, the Lender may, in its sole discretion upon written request by the Borrower, allow the Borrower to purchase an amount higher than $400 million;

(ix) unless otherwise waived by the Lender, purchase (including any commitment to purchase) any Asset (1) without the prior written approval of the Lender (which approval shall be irrevocable if the Acquisition Date with respect to such Asset has occurred following the Lender’s approval in writing of the related Approval Request or such Asset is on the Approved List) and that does not meet the Eligibility Requirements, (2) for which the Collateral Quality Test is not satisfied as of the related trade date (or, if not satisfied immediately prior to such trade date, for which the Collateral Quality Test is not maintained or improved after giving effect to such trade date), (3) that would result in (I) prior to the CLO Pricing Date, the Aggregate Principal Amount of Portfolio Assets consisting of Senior Secured Bonds to exceed 3.0% of the Target CLO Amount and (II) on and after the CLO Pricing Date, the Aggregate Principal Amount of Portfolio Assets consisting of Senior Secured Bonds to exceed 5.0% of the Target CLO Amount and (4) having an Acquisition Date during the Amortization Period; or

(x) enter into any transaction of any kind with any Affiliate of the Borrower, whether or not in the ordinary course of business, other than pursuant to the Sale Agreement, the related assignment agreements, the other Transaction Documents, or otherwise on fair and reasonable terms no less favorable to the Borrower as would be obtainable by the Borrower at the time in a comparable arm’s length transaction with a Person other than an Affiliate, and without limitation of the foregoing, (i) the Borrower shall not sell any Portfolio Assets to the Subordinated Investors or the Collateral Manager or to any Affiliate of the Borrower, the Subordinated Investors or the Collateral Manager except in accordance with Section 5(d) and (ii) the Borrower shall not purchase any Portfolio Assets from the Subordinated Investors or from any other Affiliates other than pursuant to the Sale Agreement and the related assignment agreements unless, in the case of clause (ii), such sale or purchase is effected using a form of sale agreement with respect to which the Borrower has delivered to the Lender a favorable opinion of counsel of nationally recognized standing reasonably acceptable to the Lender, addressed to the Lender, as to such matters concerning such sale as the Lender may reasonably request; provided, that the Borrower may not purchase any Portfolio Assets from the Subordinated Investors pursuant to the Sale Agreement unless the Borrower has delivered to the Lender the opinion referenced in Section 7(d).

10.	The Collateral Manager

On the Closing Date, the Borrower shall enter into the Collateral Management Agreement, whereby the Borrower shall confirm the appointment of the Collateral Manager as the Borrower’s collateral manager. The servicing, administering and collection of the Borrower Collateral shall be conducted by the Collateral Manager in accordance with this Agreement and the Collateral Management Agreement. Whether or not therein expressly so provided, every provision of this Agreement relating to the conduct or affecting the liability of the Collateral Manager shall be subject to the provisions of the Collateral Management Agreement.

The Collateral Manager is performing its services under this Agreement and the Collateral Management Agreement in order to facilitate the closing of the CLO and shall be paid the Senior Collateral Management Fee hereunder and under the Collateral Management Agreement. On the Maturity Date, the Borrower shall pay to the Collateral Manager, pursuant to the terms hereof and of the Collateral Management Agreement, the Senior Collateral Management Fee then due and payable. Notwithstanding anything contained herein to the contrary, the obligations of the Borrower under this Section 10 and the Collateral Management Agreement to pay the Senior Collateral Management Fee to the Borrower shall be payable solely out of the Borrower Collateral and shall remain subordinate to the Borrower’s obligations owing to the Lender under this Agreement.

11.	Miscellaneous

(a) Amendments. Except in connection with the adoption of a Successor Rate or as otherwise provided in Section 2(d), no amendment of any provision of this Agreement or of any other Transaction Document shall be effective unless such amendment shall be in writing and signed by a duly authorized officer of each party hereto (with a copy to the Securities Intermediary and the Collateral Administrator); provided, however, no amendment of any provision of Section 2(k) shall be effective unless such amendment shall be signed by a duly authorized officer of the Collateral Administrator. No waiver of any provision of this Agreement or of any other Transaction Document and no consent by the Lender to any departure therefrom by the Borrower shall be effective unless such waiver or consent shall be in writing and signed by a duly authorized officer of the Lender and the Subordinated Investors, and any such waiver or consent shall then be effective only for the period and on the conditions and for the specific instance specified in such writing. No failure or delay by the Lender in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other rights, power or privilege.

(b) Notices. Except as otherwise expressly provided herein, notices and other communications to each party hereunder shall be in writing and shall be delivered by electronic mail or facsimile transmission or hand or overnight courier service or mailed to the address set forth (i) on their signature pages hereto, in the case of Subordinated Investors, or (ii) on Schedule B hereto (or at such other address as may be provided from time to time by such party). Notice delivered by hand, overnight courier service or mail shall be effective upon receipt. In addition, delivery by electronic mail or facsimile transmission shall be permitted written notice hereunder that shall be effective immediately upon dispatch. Any notice or other communication permitted to be given, made or confirmed by telephone hereunder shall be given, made or confirmed by means of a telephone call to the intended recipient at the number specified in writing by such Person for such purpose, it being understood and agreed that a voicemail message shall in no event be effective as a notice, communication or confirmation hereunder. The effectiveness of any notice or other communication to be provided pursuant to this Agreement shall be determined without regard to the delivery to or receipt by any other persons required to be copied as provided in Schedule B hereto.

The Lender shall be entitled to rely and act upon any notices (including telephonic notices of borrowings) reasonably believed in good faith to be given by or on behalf of any other party given by or on behalf of any other party even if (i) such notices were not made in a manner specified herein, were incomplete or were not preceded or followed by any other form of notice specified herein, or (ii) the terms thereof, as understood by the recipient, varied from any confirmation thereof. The Borrower and each party giving such notice shall indemnify each Indemnitee from all reasonable and documented losses, costs, expenses and liabilities resulting from the reliance by such Person on each notice reasonably believed in good faith to have been given by or on behalf of such party. The Lender may record all telephonic notices to and other communications with the Lender, and each party hereby consents to such recording.

(c) Successors; Assignment; Additional Subordinated Investors

(i) This Agreement shall inure to the benefit of the parties hereto and their respective successors and assigns. Except as expressly permitted hereunder, none of the Borrower, any Subordinated Investor or the Collateral Manager may assign their rights or obligations hereunder without the consent of the parties hereto. No additional entity (any such entity, an “Additional Subordinated Investor”) may become a party to this Agreement or the Subordinated Note Subscription Agreement as a Subordinated Investor unless (x) a joinder agreement has been executed by such Additional Subordinated Investor whereby such entity agrees to be bound by the terms of this Agreement and the Subordinated Note Subscription Agreement and (y) except as provided in Section 10 of the Subordinated Note Subscription Agreement, the Lender and the Collateral Manager consent to the terms of such joinder agreement. The Lender may at any time (i) assign all or any part of its rights and obligations hereunder to any other Person with the consent of the Borrower, the Collateral Manager and the Subordinated Investors, such consent not to be unreasonably withheld, provided that no such consent shall be required if the assignment is to an Affiliate of the Lender or if the Maturity Date has occurred, and (ii) grant to any other Person participating interests in all or part of its rights and obligations hereunder without notice to any party. The Borrower and each Subordinated Investor agree to execute any documents reasonably requested by the Lender in connection with any such assignment. All information provided by or on behalf of any party to the Lender or its Affiliates may be furnished by the Lender to its Affiliates and to any actual or proposed assignee or participant.

(ii) The Borrower agrees that each participant that acquires a participating interest pursuant to Section 11(c)(i) shall be entitled to the benefits of Sections 2(j) and 11(p) (subject to the limitations therein, including the limitation under Section 2(j)(ii) (it being understood that the documentation required under Section 2(j)(ii) shall be delivered to the participating Lender)) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to Section 11(c)(i); provided that such participant shall not be entitled to receive any greater payment under Sections 2(j) and 11(p), with respect to any participation, than its participating Lender would have been entitled to receive, except to the extent such entitlement to receive a greater payment results from a change in any applicable law that occurs after the participant acquired the applicable participating interest.

(iii) Bank of America, N.A. or its designee, acting solely for this purpose as an agent of the Borrower, shall maintain a register for the recordation of the names and addresses of each Lender, and the principal amounts of (and stated interest on) the Loans owing to each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive absent manifest error, and the Borrower and each Lender shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Borrower and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

(iv) Each Lender that sells a participating interest pursuant to Section 11(c)(i) shall, acting solely for this purpose as an agent of the Borrower, maintain a register on which it enters the name and address of each participant and the principal amounts of (and stated interest on) each participant’s interest in the Loans or other obligations under this Agreement (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any participant or any information relating to a participant’s interest in any obligations under this Agreement) to any Person except to the extent that such disclosure is necessary to establish that such obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations and Section 1.163-5(b) of the Proposed United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary.

(d) Fees and Expenses. On or after the Maturity Date (or, prior to the Maturity Date if the consent of the Lender has been obtained), the Borrower shall pay from funds on deposit in the Capital Account that constitute Income (excluding any Realized Gains, or Realized Losses, as applicable) (i) to the Lender and the Subordinated Investors on demand, all reasonable out-of-pocket expenses and legal fees (excluding any allocated costs for in-house legal services) incurred by such party or its Affiliates in connection with this Agreement, or any instruments or agreements executed in connection herewith or therewith, (ii) any annual governmental fees of the Borrower, (iii) the Senior Collateral Management Fee and (iv) any other expenses of the Borrower that the Collateral Manager has approved (including fees and expenses of the Collateral Administrator and the Securities Intermediary under the Account Control Agreement); provided, that any reimbursable expenses incurred by the Collateral Manager shall not exceed $25,000 unless the consent of a Majority of the Subordinated Investors has been obtained. The Borrower consents and agrees that the Collateral Manager and BofAS, may modify the fees and expenses provision in this paragraph (d) to be consistent with those agreed by them in connection with the issuance of the CLO Securities; provided further, that the amount of fees and expenses as so modified may not be greater than the amount permitted by the preceding sentence.

(e) Indemnity. The Borrower shall indemnify and hold harmless the Collateral Manager, the Lender, the Securities Intermediary, the Collateral Administrator and each Subordinated Investor, their respective Affiliates, and their respective partners, directors, officers, employees, agents and advisors (collectively the “Indemnitees”) against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses (including the reasonable and documented fees, charges and disbursements of any counsel for any Indemnitee), incurred by any Indemnitee or asserted against any Indemnitee by any third party or incurred by reason of any act or omission or claim by the Borrower, any Subordinated Investor, the Securities Intermediary, the Collateral Administrator, the Lender or the Collateral Manager (as applicable) arising out of, in connection with, or as a result of (i) the execution, delivery or enforcement of this Agreement, any other Transaction Document or any agreement or instrument contemplated hereby or thereby, the performance by the parties hereto of their respective obligations hereunder or thereunder, or the consummation of the transactions contemplated hereby or thereby, (ii) any Loan or Subordinated Note or the use or proposed use of the proceeds therefrom, or (iii) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory, whether brought by a third party or by a party hereto, and regardless of whether any Indemnitee is a party thereto; provided that such indemnity shall not as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee. To the fullest extent permitted by applicable law, the Borrower shall not assert, and hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Transaction Document or any agreement or instrument contemplated hereby, the transactions contemplated hereby or thereby, any Loan or Subordinated Note or the use of the proceeds thereof. No Indemnitee shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed by it through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Transaction Documents or the transactions contemplated hereby or thereby. The agreements in this subsection shall survive the repayment, satisfaction or discharge of all the other obligations and liabilities of the parties under the Transaction Documents. All amounts due under this subsection shall be payable within ten Business Days after demand therefor. This Section 11(e) shall not apply with respect to Taxes other than any Taxes that represent losses, claims, damages, liabilities or related expenses arising from any non-Tax claim.

(f) Subordination. Notwithstanding anything to the contrary in this Agreement or any other Transaction Document, each party agrees for the benefit of the Lender that any obligations of the Borrower to pay any amounts (including all amounts owing in respect of the Subordinated Notes) to such party shall be subordinate and junior to the obligations of the Borrower to pay amounts to the Lender hereunder, and on and after the Maturity Date, all amounts owing to the Lender hereunder shall be paid in full in cash or, to the extent the Lender consents, other than in cash before any payment or distribution is made to any other party.

(g) Limited Recourse; Non-Petition; Recourse. The Collateral Manager, each Subordinated Investor and the Lender acknowledge that the Borrower is a special purpose entity and that none of the directors, officers, incorporators, shareholders, partners, agents or employees (collectively, the “Relevant Agents”) of the Borrower shall be personally liable for any of the obligations of the Borrower under this Agreement, it being understood and agreed that the Collateral Manager is not a Relevant Agent of the Borrower. Notwithstanding anything to the contrary contained herein, the parties hereto acknowledge that the obligations of the Borrower arising hereunder from time to time and at any time are limited recourse obligations and, if the CLO Closing Date does not occur, the Borrower’s sole source of funds for payment of all amounts due hereunder shall be the Borrower Collateral available at such time, and, upon application of the proceeds of such Borrower Collateral and its reduction to zero in accordance with the terms and under the circumstances described herein, all obligations of and all remaining claims against the Borrower under this Agreement, any promissory note or under any other Transaction Document shall extinguish and shall not thereafter revive.

Each party (other than the Borrower) agrees not to cause the filing of a petition for the winding up of the Borrower for the non-payment of any amounts provided in this Agreement until at least one year (or, if longer, the applicable preference period then in effect) plus one day, after the payment in full of amounts owing to the Lender hereunder and the termination of any outstanding commitments hereunder and, if the CLO Closing Date shall have occurred, under any CLO Securities.

Except as expressly provided herein, there shall be no recourse for the payment of any amount owing by the Borrower hereunder against any other party hereto or any officer, director, employee, shareholder, incorporator or other Affiliate of such Person or any entity controlling such Person.

The terms of this Section 11(g) shall survive any termination of this Agreement.

(h) Adequacy of Monetary Damages Against the Lender. Each of the Borrower, the Collateral Manager, and each Subordinated Investor hereby acknowledges and agrees that (i) any and all claims, damages and demands against the Lender arising out of, or in connection with, the exercise by the Lender of any of the Lender’s rights or remedies pursuant to this Agreement can be sufficiently and adequately remedied by monetary damages, (ii) no irreparable injury will be caused to the Borrower, the Collateral Manager or such Subordinated Investor as a result of, or in connection with, any such claims, damages or demands, and (iii) no equitable or injunctive relief shall be sought by the Borrower, the Collateral Manager or such Subordinated Investor as a result of, or in connection with, any such claims, damages or demands.

(i) Validity; Severability. If any provision of this Agreement or the other Transaction Documents is held to be illegal, invalid or unenforceable, (i) the legality, validity and enforceability of the remaining provisions of this Agreement and the other Transaction Documents shall not be affected or impaired thereby and (ii) the parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

(j) Electronic Execution of Documents. This Agreement, any other Transaction Document and any other Communication, including Communications required to be in writing, may be in the form of an Electronic Record and may be executed using Electronic Signatures. The parties hereto (and, by its acknowledgement below, the Collateral Administrator) agree that any Electronic Signature on or associated with any Communication shall be valid and binding on such Person to the same extent as a manual, original signature, and that any Communication entered into by Electronic Signature, will constitute the legal, valid and binding obligation of such Person enforceable against such Person in accordance with the terms thereof to the same extent as if a manually executed original signature was delivered. Any Communication may be executed in as many counterparts as necessary or convenient, including both paper and electronic counterparts, but all such counterparts are one and the same Communication. For the avoidance of doubt, the authorization under this paragraph may include, without limitation, use or acceptance of a manually signed paper Communication which has been converted into electronic form (such as scanned into PDF format), or an electronically signed Communication converted into another format, for transmission, delivery and/or retention. The Lender may, at its option, create one or more copies of any Communication in the form of an imaged Electronic Record (“Electronic Copy”), which shall be deemed created in the ordinary course of such Person’s business, and destroy the original paper document. All Communications in the form of an Electronic Record, including an Electronic Copy, shall be considered an original for all purposes, and shall have the same legal effect, validity and enforceability as a paper record. Notwithstanding anything contained herein to the contrary, the Lender is not under any obligation to accept an Electronic Signature in any form or in any format unless expressly agreed to by such Person pursuant to procedures approved by it; provided, further, without limiting the foregoing, (a) to the extent the Lender has agreed to accept such Electronic Signature, the Lender shall be entitled to rely on any such Electronic Signature purportedly given by or on behalf of any other party hereto and the Collateral Administrator without further verification and (b) upon the request of the Lender, any Electronic Signature shall be promptly followed by such manually executed counterpart.

The Lender shall not be responsible for or have any duty to ascertain or inquire into the sufficiency, validity, enforceability, effectiveness or genuineness of any Transaction Document or any other agreement, instrument or document (including, for the avoidance of doubt, in connection with the Lender’s reliance on any Electronic Signature transmitted by telecopy, emailed .pdf or any other electronic means). The Lender shall be entitled to rely on, and shall incur no liability under or in respect of this Agreement or any other Transaction Document by acting upon, any Communication (which writing may be a fax, any electronic message, Internet or intranet website posting or other distribution or signed using an Electronic Signature) or any statement made to it orally or by telephone and believed by it to be genuine and signed or sent or otherwise authenticated (whether or not such Person in fact meets the requirements set forth in the Transaction Documents for being the maker thereof).

Each party hereto (and, by its acknowledgement below, the Collateral Administrator) hereby waives (i) any argument, defense or right to contest the legal effect, validity or enforceability of this Agreement or any other Transaction Document based solely on the lack of paper original copies of this Agreement or such other Transaction Document, and (ii) waives any claim against the Lender for any liabilities arising solely from the Lender’s reliance on or use of Electronic Signatures, including any liabilities arising as a result of the failure of the Borrower, the Collateral Manager, the Collateral Administrator or any Subordinated Investor to use any available security measures in connection with the execution, delivery or transmission of any Electronic Signature.

(k) Governing Law; Jurisdiction; Service of Process; Venue, etc. THIS AGREEMENT AND THE OTHER TRANSACTION DOCUMENTS, AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS AGREEMENT OR ANY OTHER TRANSACTION DOCUMENT (WHETHER IN CONTRACT, TORT OR OTHERWISE) SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK. EACH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE EXCLUSIVE JURISDICTION OF THE UNITED STATES DISTRICT COURT OF THE SOUTHERN DISTRICT OF NEW YORK AND EACH STATE COURT IN THE CITY OF NEW YORK AND ANY APPELLATE COURT FROM ANY THEREOF, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO ANY OF THE TRANSACTION DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED THEREBY, OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT. EACH PARTY (OTHER THAN THE COLLATERAL ADMINSTRATOR) IRREVOCABLY CONSENTS TO THE SERVICE OF ANY AND ALL PROCESS IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES OF SUCH PROCESS TO SUCH PERSON AT ITS ADDRESS SET FORTH IN SCHEDULE B HERETO, AND BY ITS ACKNOWLEDGEMENT SET FORTH BELOW, THE COLLATERAL ADMINISTRATOR ACKNOWLEDGES THAT SERVICE OF PROCESS MAY BE MADE TO IT IN ACCORDANCE WITH APPLICABLE LAW. EACH PARTY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF THE VENUE OF ANY SUCH PROCEEDING BROUGHT IN SUCH A COURT AND ANY CLAIM THAT ANY SUCH PROCEEDING BROUGHT IN SUCH A COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

(l) Waiver of Trial by Jury. EACH PARTY WAIVES ITS RIGHT TO A TRIAL BY JURY OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF OR RELATED TO THIS AGREEMENT, THE OTHER TRANSACTION DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

(m) USA PATRIOT Act Notice; Beneficial Ownership Regulation. The Lender hereby notifies each other party hereto that pursuant to the requirements of the USA Patriot Act (Title III of Pub.L. 107-56 (signed into law October 26, 2001)) (the “PATRIOT Act”), the Lender may be required to obtain, verify and record information that identifies such party, which information includes the name and address of such party and other information that will allow the Lender to identify such party in accordance with the PATRIOT Act. In addition: (i) upon the reasonable request of the Lender made at least ten days prior to the date of this Agreement, the Borrower shall have provided to the Lender, and the Lender shall be reasonably satisfied with, the documentation and other information so requested in connection with applicable “know your customer” and anti-money-laundering rules and regulations, including, without limitation, the PATRIOT Act, in each case at least five days prior to the date of this Agreement; and (ii) at least five days prior to the date of this Agreement, if the Borrower qualifies as a “legal entity customer” under the Beneficial Ownership Regulation, the Borrower shall deliver a Beneficial Ownership Certification to the Lender.

(n) Confidentiality. The parties hereto agree that the terms and substance of this Agreement and any term sheet setting forth the terms embodied herein shall be kept confidential and shall not be disclosed, directly or indirectly, to any other person except to the respective employees, directors, auditors, accountants, counsel and other advisors of the parties hereto that are directly involved in the considerations of the matters set forth herein and to the extent required or compelled in a judicial or administrative proceeding or as otherwise required by relevant law or relevant regulatory authority, including without limitation, Federal securities or banking laws, rules or regulations; provided that this provision shall not restrict the disclosure to any proposed assignee or participant pursuant to Section 11(c)(i); provided further that this Agreement may be disclosed in connection with any regulatory filings (including, but not limited to, any filings with EDGAR). For the avoidance of doubt, nothing herein prohibits any individual from communicating or disclosing information regarding suspected violations of laws, rules, or regulations to a governmental, regulatory, or self-regulatory authority.

(o) Nonreliance. Each party acknowledges to each of the others that it is a sophisticated buyer or seller (as the case may be) with respect to the transactions described in this Agreement, and has adequate information concerning the business and financial condition of the obligors on the Portfolio Assets to make an informed decision regarding the acquisition and disposition of the Portfolio Assets. Each party hereby agrees that it has independently, and without reliance on any other, and based on such information as it has deemed appropriate, made its own analysis and decision to enter into the transactions described in this Agreement; provided that the Borrower and the Lender are relying on the Collateral Manager to select Assets in accordance with the standard of care set forth in the Collateral Management Agreement. The Borrower, the Collateral Manager and the Subordinated Investors each acknowledge and agree that the Lender is not the financial advisor, agent or fiduciary of the Borrower, the Collateral Manager, the Subordinated Investors or their respective Affiliates, stockholders, creditors or employees, or any other person or entity.

(p) Increased Costs. The Borrower shall reimburse or compensate the Lender, upon written demand accompanied by a summary in reasonable detail of such costs, losses or payments, for all costs incurred, losses suffered or payments made by the Lender which are applied or reasonably allocated by the Lender to the transactions contemplated herein (all as determined by the Lender in its reasonable discretion) by reason of (A) any and all future reserve, deposit, capital adequacy or similar requirements against (or against any class of or change in or in the amount of) assets, liabilities or commitments of, or extensions of credit by, the Lender; and compliance by the Lender with any directive, or requirements from any regulatory authority, whether or not having the force of law (except for Taxes), or (B) any Tax (other than (A) Indemnified Taxes, (B) Taxes described in clauses (b) through (d) of the definition of Excluded Taxes and (C) Connection Income Taxes) that results or arises from the adoption of or any change in any law or in the interpretation or application thereof; provided, that (x) demand for such payment is made within 180 days of the date on which such costs, losses or payments are incurred and (y) the Lender shall not impose any such increased costs unless the Lender is charging similarly situated borrowers for similar costs, losses or payments at such time.

(q) Acknowledgement Regarding Any Supported QFCs. To the extent that the Transaction Documents provide support, through a guarantee or otherwise, for any agreement or instrument that is a QFC (such support, “QFC Credit Support”, and each such QFC, a “Supported QFC”), the parties acknowledge and agree as follows with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “U.S. Special Resolution Regimes”) in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the Transaction Documents and any Supported QFC may in fact be stated to be governed by the laws of the State of New York and/or of the United States or any other state of the United States):

(i) In the event that a Covered Entity that is party to a Supported QFC (each, a “Covered Party”) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States. In the event that a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under the Transaction Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC and the Transaction Documents were governed by the laws of the United States or a state of the United States. Without limitation of the foregoing, it is understood and agreed that the rights and remedies of the parties with respect to a defaulting Lender shall in no event affect the rights of any Covered Party with respect to a Supported QFC or any QFC Credit Support.

(ii) As used in this Section 11(q), the following terms have the following meanings:

“BHC Act Affiliate” of a party means an “affiliate” (as such term is defined under, and interpreted in accordance with, 12 U.S.C. 1841(k)) of such party.

“Covered Entity” means any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“QFC” has the meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12 U.S.C. 5390(c)(8)(D).

(r) Final Agreement. THIS AGREEMENT AND THE OTHER TRANSACTION DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES.

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed and delivered by their duly authorized officers as of the date first above written.

BANK OF AMERICA, N.A. as Lender

By:	/s/ Ben Holcombe
Name: Ben Holcombe
Title: Director

BARN OWL FUNDING LLC as Borrower

By:	Apollo Debt Solutions BDC, its initial member

By:	Apollo Credit Management, LLC, its investment manager

By:	/s/ Kristin Hester
Name: Kristin Hester
Title: Vice President

APOLLO DEBT SOLUTIONS BDC as Collateral Manager

By:	Apollo Credit Management, LLC, its investment manager

By:	/s/ Kristin Hester
Name: Kristin Hester
Title: Vice President

Agreed and acknowledged solely with respect to the Collateral Administrator’s obligations under Section 2(k):

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION as Collateral Administrator

By:	/s/ Ralph J. Creasia, Jr.
Name: Ralph J. Creasia, Jr.
Title: Senior Vice President

S-2

Signature Page Counterpart for Subordinated Investor

By its execution below, the Subordinated Investor identified below confirms that it has received a copy of the Credit Agreement, dated as of ___March 25_________, 2025 (the “Agreement”), by and among Bank of America, N.A., as lender, Barn Owl Funding LLC, as borrower, Apollo Debt Solutions BDC, as collateral manager, and the Subordinated Investors from time to time party thereto, is aware of and agrees to be bound by the provisions set forth therein applicable to Subordinated Investors, and makes each of the representations and warranties set forth in Section 8(a) of the Agreement. In connection therewith, the Subordinated Investor shall execute a counterpart to the Subordinated Note Subscription Agreement.

Apollo Debt Solutions BDC
as a Subordinated Investor

By:	/s/ Kristin Hester
Name:	Kristin Hester
Title:	Vice President
Date:	March 25, 2025

Address for Notices:
Apollo Debt Solutions BDC
c/o Apollo Management, L.P.
3 Bryant Park – 40th Floor
New York, NY 10036
Email: ADSNOTICE@Apollo.com
Attention: Alex Wegweiser

S-3

Schedule A

DEFINITIONS

“Account Control Agreement” means the account control agreement dated as of the date hereof among the Borrower, U.S. Bank National Association, as securities intermediary, U.S. Bank Trust Company, National Association, as collateral administrator, and the Lender with respect to the Accounts and as may be amended from time to time.

“Accounts” means the Capital Account, the Asset Account, the Collection Account, the Principal Collection Account, the Interest Collection Account and all other accounts of the Borrower established pursuant to this Agreement.

“Acquisition Date” means, with respect to any Portfolio Asset, the date on which the Borrower commits to acquire such Portfolio Asset (including, for the avoidance of doubt, any Portfolio Asset to be acquired under the Sale Agreement).

“Additional Subordinated Investor” has the meaning specified in Section 11(c)(i).

“Affiliate” or “Affiliated” means, with respect to a Person, (a) any other Person who, directly or indirectly, including through one or more intermediaries, is in control of, or controlled by, or is under common control with, such Person or (b) any other Person who is a director, officer, employee, managing member or general partner of (i) such Person or (ii) any such other Person described in clause (a) above; provided that an obligor will not be considered an affiliate of any other obligor solely due to the fact that each such obligor is under the control of the same financial sponsor. For the purposes of this definition, control of a Person shall mean the power, direct or indirect, (i) to vote more than 50% of the securities having ordinary voting power for the election of directors of such Person or (ii) to direct or cause the direction of the management and policies of such Person, whether by contract or otherwise. The Borrower shall be deemed to have no Affiliates.

“Affiliate Portfolio Asset” means a Portfolio Asset acquired by the Borrower from a Subordinated Investor or an Affiliate thereof.

“Agented Asset” means any Asset originated as part of a syndicated loan transaction that has one or more administrative, paying and/or collateral agents who receive payments and hold the collateral pledged by the related obligor on behalf of all lenders with respect to the related credit facility.

“Aggregate Collateral Adjusted Principal Amount” means, as of any Business Day, the sum of the Collateral Adjusted Principal Amounts of each Portfolio Asset less Excess Concentrations.

“Aggregate Principal Amount” means, as of any Business Day and with respect to an identified portion of the Portfolio Assets, the sum of the Principal Balances of such Portfolio Assets (other than Defaulted Obligations) owned by the Borrower determined on a trade date basis.

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“Aggregate Purchase Amount” means: (I) in the case of the Collateral Manager or if less than all Subordinated Investors have delivered Exercise Notices, the greater of (a) the sum of (1) the Termination Obligations then due to the Lender and (2) for each Portfolio Asset that the Borrower has committed to acquire and has not yet paid for, the related Purchase Price Amount and (b) the sum of (1) the then-current aggregate market values of the Portfolio Assets (other than such Portfolio Assets that have been sold but for which settlement has not occurred) and (2) for each Portfolio Asset that the Borrower has committed to acquire and has not yet paid for, the related Purchase Price Amount, in each case, as determined by the Lender and (II) in the case where all Subordinated Investors have delivered Exercise Notices, the sum of (1) the Termination Obligations then due to the Lender and (2) for each Portfolio Asset that the Borrower has committed to acquire and has not yet paid for, the related Purchase Price Amount. Solely for purposes of this definition, “market value” means, with respect to any Portfolio Asset, the mark-to-market value on such date as the midpoint of the “bid” and “ask” prices of such Portfolio Asset obtained from a Pricing Source and agreed to by the Majority of the Subordinated Investors.

“Aggregate Purchase Price” means, on any date of determination, the aggregate sum of the products of (x) the Principal Balance of each Portfolio Asset as of such date multiplied by (y) the related Purchase Price for such Portfolio Asset.

“Aggregate Return” means, with respect to any date of determination, (a) the sum of Realized Gains and Realized Losses (which losses shall be expressed as a negative number), as applicable, of all Portfolio Assets plus (b) all Interest Collections received on the Portfolio Assets on or prior to such date, minus (c) all interest previously paid on the Loans and all accrued and unpaid interest payable on the Loans, minus (d) any interest required to be returned to a seller of a Portfolio Asset.

“Agreement” has the meaning specified in the introductory paragraph hereof.

“Amortization Event” means the termination of the Engagement Letter in accordance with its terms other than as a result of the event described in the definition of Engagement Termination Event.

“Amortization Period” means the period that begins on the occurrence of an Amortization Event; provided, if such Amortization Event is no longer continuing, the Amortization Period shall end and the Borrowing Period shall be deemed to have recommenced.

“Anti-Corruption Laws” means (a) the U.S. Foreign Corrupt Practices Act of 1977, as amended; (b) the U.K. Bribery Act 2010, as amended; and (c) any other anti-bribery or anti-corruption laws, regulations or ordinances in any jurisdiction in which Borrower, its Subsidiaries, or the Collateral Manager is located or doing business.

“Anti-Money Laundering Laws” means applicable laws, regulations or ordinances in any jurisdiction in which Borrower, its Subsidiaries, or the Collateral Manager are located or doing business that relates to money laundering or terrorism financing, any predicate crime to money laundering, or any financial record keeping and reporting requirement related thereto.

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“Applicable Authority” means the SOFR Administrator or any Governmental Authority having jurisdiction over the Lender or the SOFR Administrator.

“Applicable Business Day” means the fifth (5th) Business Day.

“Applicable Percentage” means, for purposes of the Market Value Test referred to in the definition of “Permitted RIC Distributions”, 20%.

“Applicable Spread” means (i) prior to the one year anniversary of the Closing Date, 1.15%, and (ii) thereafter, 1.65%.

“Approval List Request” has the meaning specified in Section 2(b).

“Approval Request” has the meaning specified in Section 2(b).

“Approved List” has the meaning specified in Section 2(b).

“Asset” has the meaning specified in the recitals hereto.

“Asset Account” has the meaning specified in Section 3.

“Bankruptcy Code” means the federal Bankruptcy Code, Title 11 of the United States Code.

“Bankruptcy Event” means, with respect to any Person, the commencement by such Person of a voluntary case or other proceeding involving its liquidation, winding-up, bankruptcy or sequestration or otherwise seeking reorganization or other relief with respect to itself or its debts under any Debtor Relief Law or seeking the appointment of a trustee, receiver, liquidator, provisional liquidator, custodian or other similar official of it or any substantial part of its property, or such Person shall consent to any such relief or to the appointment of or taking possession by any such official in any involuntary case or other proceeding commenced against it, or shall make a general assignment for the benefit of creditors, or shall fail generally, or admit in writing its inability, to pay its debts as they become due, or shall take any corporate action to authorize any of the foregoing; or any involuntary case or other proceeding shall be commenced against such Person involving its liquidation, winding-up, bankruptcy or sequestration or otherwise seeking reorganization or other relief with respect to it or its debts under any Debtor Relief Law that is not dismissed, discharged, stayed or restrained in each case within 60 days of the institution or presentation thereof; or an order for relief is entered in any such proceeding or such Person becomes the subject of the appointment of a trustee, receiver, liquidator, provisional liquidator, custodian or other similar official with respect to a substantial part of its property.

“Benchmark” means, initially, Daily SOFR; provided that if a replacement of the Benchmark has occurred pursuant to Section 2(d)(4) then “Benchmark” means the Successor Rate or other applicable rate to replace the Benchmark pursuant to Section 2(d)(4).

“Beneficial Ownership Certification” means a certification regarding beneficial ownership required by the Beneficial Ownership Regulation.

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“Beneficial Ownership Regulation” means 31 C.F.R. § 1010.230.

“BofAS” means BofA Securities, Inc.

“Bond” means a debt security (that is not a loan) that is issued by a corporation, limited liability company, partnership or trust.

“Borrower” has the meaning specified in the introductory paragraph hereof.

“Borrower Collateral” has the meaning specified in Section 4(a) hereof.

“Borrowing Period” means the period that begins on date on which the conditions in Section 7(a) are satisfied and ends on the earlier of (i) the Maturity Date and (ii) the later of (x) the last settlement date occurring during the Amortization Period for which the Acquisition Date occurred during the period prior to the Amortization Period and (y) the first day of the Amortization Period; provided, if the CLO Pricing Date occurs during the Amortization Period, the Borrowing Period shall not be deemed to have ended pursuant to the foregoing clause (ii) but instead shall end on the CLO Closing Date.

“Borrowing Request” has the meaning specified in Section 2(c).

“Breach Notice” has the meaning specified in Section 6(b) hereof.

“Bridge Loan” means a loan which by its terms is required to be repaid within one year of the incurrence thereof with proceeds from additional borrowings or other refinancings.

“Business Day” means any day other than a Saturday, Sunday, or other day on which commercial banks are authorized to close under the laws of, or are in fact closed in, New York, New York or Charlotte, North Carolina or the location of the corporate trust office of the Collateral Administrator.

“Capital Account” has the meaning specified in Section 3 hereof.

“CCC/Caa Obligation” means an Asset (other than a Defaulted Obligation) with (a) an S&P Asset Rating of “CCC+” or lower or (b) a Moody’s Rating of “Caa1” or lower.

“CLO Closing Date” means the date on which the Borrower issues the CLO Securities.

“CLO Pricing Date” means the date on which the CLO Securities are priced in the market.

“CLO Securities” has the meaning specified in the recitals hereto.

“Closing Date” means the date of this Agreement.

“Code” means the Internal Revenue Code of 1986, as amended.

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“Collateral Adjusted Principal Amount” means (a) with respect to any Portfolio Asset (other than Defaulted Obligations or Excess CCC/Caa Obligations) with a Purchase Price of 85% or greater, the Principal Balance of such Asset, (b) with respect to any Portfolio Asset (other than Defaulted Obligations or Excess CCC/Caa Obligations) with a Purchase Price less than 85%, the Purchase Price Amount of such Asset, (c) with respect to any Portfolio Asset that is a Defaulted Obligation, zero, (d) with respect to any Portfolio Asset that is an Excess CCC/Caa Obligation, the Market Value of such Portfolio Asset and (e) with respect to any Portfolio Asset that is a Deferring Obligation or Equity Security, zero. For the avoidance of a doubt, a calculation or other determination of the Collateral Adjusted Principal Amount shall not be required from and after the CLO Pricing Date.

“Collateral Administrator” means U.S. Bank Trust Company, National Association, in its capacity as collateral administrator under the Account Control Agreement and under this Agreement.

“Collateral Database” has the meaning specified in Section 2(k).

“Collateral Dispute Notice” has the meaning specified in Section 2.

“Collateral Interest Amount” means, as of any date of determination, the Interest Collections on the Borrower Collateral that have been received or that are expected to be received (other than such collections expected to be received from Defaulted Obligations, but including such collections actually received from Defaulted Obligations), as reasonably determined by the Collateral Manager, in each case during the Collection Period in which such date of determination occurs.

“Collateral Management Agreement” has the meaning specified in the recitals hereto.

“Collateral Manager” has the meaning specified in the introductory paragraph hereof.

“Collateral Manager Event” means the occurrence of any of the following:

(a) a material adverse change, or development relating to the Collateral Manager (and not, for the avoidance of doubt, the structured credit market or CLO managers generally) that could reasonably be expected to result in a material adverse change, in the business or financial condition of the Collateral Manager or any of its affiliates, which could reasonably be expected to impair the ability of BofAS in its capacity as lead manager to market the CLO Securities to be issued in connection with the Offering;

(b) any statement contained in any offering memoranda or marketing materials or any written information provided or any representation made by the Collateral Manager or its affiliates to BofAS or its Affiliates, prospective investors, rating agencies or any other person in connection with the Offering is as of the date thereof an untrue statement of material fact or omits to state a material fact necessary to prevent the statement, in the context under which it was made, from being misleading, but only in respect to information relating to the Collateral Manager and delivered in writing by, or on behalf of the Collateral Manager, to the Borrower or BofAS or its Affiliates, specifically for use therein and approved by the Collateral Manager for inclusion therein, and to the extent not corrected by the Collateral Manager prior to the CLO Pricing Date;

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(c) the CLO Closing Date does not occur before the Outside Settlement Date due to the gross negligence, bad faith or willful misconduct of the Collateral Manager in performing its duties or obligations under any Transaction Document;

(d) a Bankruptcy Event occurs with respect to the Collateral Manager; or

(e) the Collateral Management Agreement has been terminated under Section 12 or Section 13 thereof (other than a termination in connection with the CLO Closing Date).

“Collateral Quality Test” means a test that will be satisfied if, as of the related Acquisition Date for the purchase of a Portfolio Asset, the Portfolio Assets (after giving effect to the proposed purchase of such Portfolio Asset) comply with all of the following tests (or, if not in compliance prior to giving effect to such purchase, the relevant tests are maintained or improved after giving effect to such purchase):

(a) prior to the CLO Pricing Date:

(i) the Minimum Floating Spread Test;

(ii) the Minimum Weighted Average Coupon Test;

(iii) the Moody’s Maximum Rating Factor Test;

(iv) the Moody’s Minimum Weighted Average Recovery Rate Test; and

(v) the Weighted Average Life Test; and

(b) on and after the CLO Pricing Date: the tests contained in the definition of “Collateral Quality Test” or other similar term as used in the Reference Document.

“Collateral Value” means, as of any date of determination, (a) an amount equal to the sum of (i) the Subordinated Note Outstanding Amount plus (ii) the Aggregate Return minus (b) the aggregate Unrealized Losses for all Portfolio Assets plus (c) the aggregate Unrealized Gains for all Portfolio Assets, in each case, as of such date. In determining the Collateral Value, Portfolio Assets shall include (without duplication) (i) Portfolio Assets owned by the Borrower for which a settlement date has occurred, (ii) Portfolio Assets committed to be acquired by the Borrower but for which the settlement date has not occurred and (iii) Portfolio Assets owned by the Borrower for which the Borrower has entered into a binding commitment to sell but the settlement date therefor has not yet occurred.

“Collection Account” has the meaning specified in Section 3 hereof.

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“Collection Period” means, in respect of a Quarterly Reference Date, the period beginning on and including the first Business Day prior to the immediately preceding Quarterly Reference Date (or, in the case of the first Collection Period, beginning on and including the Closing Date) and ending on but excluding the Business Day preceding such Quarterly Reference Date.

“Communication” means this Agreement, any other Transaction Document and any document, amendment, approval, consent, information, notice, certificate, request, statement, disclosure or authorization related to any Transaction Document.

“Concentration Limitations” means, on any date of determination, a series of limitations that will be satisfied on such date if, in the aggregate, the Portfolio Assets owned by the Borrower (on a trade date basis) comply with all of the following requirements (or, if not in compliance prior to giving effect to the proposed acquisition of a Portfolio Asset, the relevant requirements are maintained or improved after giving effect to such acquisition):

(a) prior to the CLO Pricing Date:

(i) not more than 5% of the Aggregate Principal Amount of all Portfolio Assets consists, in the aggregate, of Second Lien Loans;

(ii) the Aggregate Principal Amount of Portfolio Assets consisting of obligations issued by a single obligor and its Affiliates is not more than 2.0% of the Target CLO Amount, except that, without duplication, obligations issued by up to 3 obligors and their respective Affiliates may each constitute up to 2.5% of the Target CLO Amount;

(iii) the Aggregate Principal Amount of Portfolio Assets consisting of Portfolio Assets that are issued by obligors that belong to any single S&P Industry Classification is not more than 10.0% of the Target CLO Amount, except that (x) the largest S&P Industry Classification may represent up to 15.0% of the Target CLO Amount and (y) the second, third and fourth largest S&P Industry Classifications may each represent up to 12.0% of the Target CLO Amount;

(iv) not more than 10.0% of the Aggregate Principal Amount of all Portfolio Assets consists of CCC/Caa Obligations;

(v) not more than 5.0% of the Aggregate Principal Amount of all Portfolio Assets consists of Fixed Rate Obligations;

(vi) not less than 80.0% of the Aggregate Principal Amount of all Portfolio Assets consists of Portfolio Assets issued by obligors Domiciled in the United States; and

(vii) not more than 10.0% of the Aggregate Principal Amount of all Portfolio Assets consists of Delayed Drawdown Loans; and

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(b) on and after the CLO Pricing Date: the limitations contained in the definition of “Concentration Limitations” or other similar term as used in the Reference Document.

“Conforming Changes” means, with respect to the use, administration of or any conventions associated with SOFR or any proposed Successor Rate, as applicable, any conforming changes to the definitions of “SOFR,” “Interest Accrual Period”, “Interest Rate,” timing and frequency of determining rates and making payments of interest and other technical, administrative or operational matters (including, for the avoidance of doubt, the definition of “Business Day”, “U.S. Government Securities Business Day”, timing of borrowing requests or prepayment notices and length of lookback periods) as may be appropriate, in the discretion of the Lender, to reflect the adoption and implementation of such applicable rate(s) and to permit the administration thereof by the Lender in a manner substantially consistent with market practice (or, if the Lender determines that adoption of any portion of such market practice is not administratively feasible or that no market practice for the administration of such rate exists, in such other manner of administration as the Lender determines is reasonably necessary in connection with the administration of this Agreement and any other Transaction Document).

“Connection Income Taxes” means Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes.

“Credit Risk Obligation” means any Asset that, in the Collateral Manager’s commercially reasonable business judgment, has a significant risk of declining in credit quality or price.

“Cure Amount” has the meaning specified in Section 6(b) hereof.

“Cure Notice Deadline” has the meaning specified in Section 6(b) hereof.

“Cure Plan” has the meaning specified in Section 6(b) hereof.

“Curing Subordinated Investor” has the meaning specified in Section 6(c) hereof.

“Daily Report” has the meaning specified in Section 2(k) hereof.

“Daily SOFR” means the rate per annum equal to SOFR determined for any day pursuant to the definition thereof. Any change in Daily SOFR shall be effective from and including the date of such change without further notice. If the rate as so determined would be less than zero, such rate shall be deemed to be zero for purposes of this Agreement.

“Debtor Relief Laws” means the Bankruptcy Code of the United States of America, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief laws of the United States of America or other applicable jurisdictions from time to time in effect affecting the rights of creditors generally.

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“Default” means any event or condition that constitutes an Event of Default or that, with the giving of any notice, the passage of time, or both, would be an Event of Default.

“Defaulted Obligation” means any Asset with respect to which:

(a) a default as to the payment of principal and/or interest has occurred and is continuing with respect to such Asset (without regard to any grace period applicable thereto, or waiver or forbearance thereof, after the passage (in the case of a default that in the Collateral Manager’s judgment is not due to credit-related causes) of five Business Days or seven calendar days, whichever is greater, but in no case beyond the passage of any grace period applicable thereto);

(b) a default actually known to the Collateral Manager as to the payment of principal and/or interest has occurred and is continuing on another debt obligation of the same issuer which is senior or pari passu in right of payment to such Asset (without regard to any grace period applicable thereto, or waiver or forbearance thereof, after the passage (in the case of a default that in the Collateral Manager’s judgment is not due to credit-related causes) of five Business Days or seven calendar days, whichever is greater, but in no case beyond the passage of any grace period applicable thereto; provided that both the Asset and such other debt obligation are full recourse obligations of the applicable obligor or secured by the same collateral);

(c) any bankruptcy, insolvency or receivership proceeding has been initiated in connection with the obligor and is unstayed and undismissed; provided that, if such proceeding is an involuntary proceeding, the condition of this clause (c) will not be satisfied until the earliest of the following: (A) the related obligor consents to such proceeding, (B) an order for relief under the Bankruptcy Code, or any substantially similar order under a proceeding not taking place under the Bankruptcy Code, has been entered and (C) such proceeding remains unstayed and undismissed for 90 days;

(d) such Asset has a rating assigned by S&P of “D” or “SD” or had such rating immediately before such rating was withdrawn or the obligor on such Asset has a “probability of default” rating assigned by Moody’s of “D” or “LD” or had such rating immediately before such rating was withdrawn; or

(e) a default with respect to which the Collateral Manager has received written notice or has actual knowledge that a default has occurred under the Underlying Instruments and any applicable grace period has expired and the holders of such Asset have accelerated the repayment of the Asset (but only until such acceleration has been rescinded) in the manner provided in the Underlying Instrument;

(f) the Collateral Manager has in its reasonable commercial judgment otherwise declared such Asset to be a “Defaulted Obligation” and has not rescinded such declaration;

(g) a Distressed Exchange has occurred in connection with such Asset; or

(h) such Asset is a Deferring Obligation.

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“Deferrable Obligation” means an Asset (excluding a Partial Deferrable Obligation) which by its terms permits the deferral or capitalization of payment of accrued, unpaid interest.

“Deferring Obligation” means a Deferrable Obligation that is deferring the payment of interest due thereon and has been so deferring the payment of interest due thereon (i) with respect to Assets that have a Moody’s Rating of at least “Baa3,” for the shorter of two consecutive accrual periods or one year, and (ii) with respect to Assets that have a Moody’s Rating of “Ba1” or below, for the shorter of one accrual period or six consecutive months, which deferred capitalized interest has not, as of the date of determination, been paid in cash; provided, however, that such Deferrable Obligation will cease to be a Deferring Obligation at such time as it (a) ceases to defer or capitalize the payment of interest, (b) pays in cash all accrued and unpaid interest accrued since the time of purchase and (c) commences payment of all current interest in cash.

“Delayed Drawdown Loan” means an Asset that requires one or more future advances to be made by the Borrower and that does not permit the re-borrowing of any amount previously repaid by the related obligor; provided that any such Asset shall only be considered a Delayed Drawdown Loan for so long as any future funding obligations remain in effect and only with respect to any portion that constitutes a future funding obligation.

“Determination Date” means the tenth day of each calendar month; provided that, (x) with respect to the Maturity Date (other than the CLO Closing Date), the Determination Date shall be the Maturity Date and (y) with respect to a Maturity Date relating to the CLO Closing Date, the Determination Date shall be the Business Day immediately preceding the CLO Closing Date.

“DIP Collateral Obligation” means any interest in a loan or financing facility that is purchased directly or by way of assignment (a) which is an obligation of (i) a debtor in possession as described in §1107 of the Bankruptcy Code or (ii) a trustee if appointment of such trustee has been ordered pursuant to §1104 of the Bankruptcy Code (in either such case, a “Debtor”) organized under the laws of the United States or any state therein, or (b) on which the related obligor is required to pay interest on a current basis and, with respect to either clause (a) or (b) above, the terms of which have been approved by an order of the United States Bankruptcy Court, the United States District Court, or any other court of competent jurisdiction, the enforceability of which order is not subject to any pending contested matter or proceeding (as such terms are defined in the Federal Rules of Bankruptcy Procedure) and which order provides that: (i) (A) such DIP Collateral Obligation is fully secured by liens on the Debtor’s otherwise unencumbered assets pursuant to §364(c)(2) of the Bankruptcy Code or (B) such DIP Collateral Obligation is secured by liens of equal or senior priority on property of the Debtor’s estate that is otherwise subject to a lien pursuant to §364(d) of the Bankruptcy Code and (ii) such DIP Collateral Obligation is fully secured based upon a current valuation or appraisal report. Notwithstanding the foregoing, such a loan will not be deemed to be a DIP Collateral Obligation following the emergence of the related debtor in possession from bankruptcy protection under Chapter 11 of the Bankruptcy Code.

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“Distressed Exchange” means in connection with any Asset, a distressed exchange or other distressed debt restructuring has occurred, as reasonably determined by the Collateral Manager, pursuant to which the issuer or obligor of such Asset has issued to the holders of such Asset a new security or package of securities or obligations that, in the sole judgment of the Collateral Manager, amounts to a diminished financial obligation or has the purpose of helping the issuer of such Asset avoid default; provided that no Distressed Exchange shall be deemed to have occurred if the obligations received by the Borrower in connection with such exchange or restructuring meet the Eligibility Requirements.

“Dollar” means the lawful currency of the United States of America.

“Domicile” or “Domiciled” means with respect to any issuer of, or obligor with respect to, an Asset:

(a) except as set forth in clause (b) or (c) below, its country of organization;

(b) if it is organized in a Tax Jurisdiction, each of such jurisdiction and the country in which a substantial portion of its operations are located or from which a substantial portion of its revenue is derived, in each case directly or through subsidiaries; or

(c) if its payment obligations in respect of such Asset are guaranteed by a person or entity that is organized in the United States (including Puerto Rico) in a guarantee agreement with such person, then the United States.

“Electronic Copy” shall have the meaning specified in Section 11(j).

“Electronic Record” and “Electronic Signature” shall have the meanings assigned to them, respectively, by 15 USC §7006, as it may be amended from time to time.

“Eligibility Requirements” has the meaning set forth on Schedule C hereto.

“Eligible Dealers” means each of the following entities or their Affiliates (or any successor thereto): BofA Securities, Inc., Barclays, BNP Paribas, Citibank, Citizens, Deutsche Bank, Goldman Sachs, HSBC, Jefferies, JP Morgan, Macquarie Bank Limited, Morgan Stanley, Nomura, Royal Bank of Canada, Royal Bank of Scotland, Societe Generale, Scotiabank, SunTrust, UBS, Wells Fargo or any other independent, internationally recognized third party dealer agreed to by the Lender, the Borrower and each Subordinated Investor in writing from time to time; provided, that none of the Collateral Manager or any Subordinated Investor or any of their respective Affiliates shall be an Eligible Dealer.

“Eligible Investments” has the meaning set forth in Schedule G hereto.

“Eligible Obligor” means, on any date of determination, any obligor that:

(a) is a business organization (and not a natural person) duly organized and validly existing under the laws of its jurisdiction of organization;

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(b) is not a Governmental Authority;

(c) is not controlled by the Borrower, the Collateral Manager or an Affiliate of any such Person; and

(d) such obligor (x) is not the subject of or, to the best of the Collateral Manager’s knowledge, threatened with any proceeding which would result in, a Bankruptcy Event, as of the date on which such Portfolio Asset becomes part of the Assets, and (y) in the Collateral Manager’s reasonable business judgment, is not in financial distress or experiencing a material adverse change in its condition, financial or otherwise.

“Engagement Letter” means the engagement letter dated on or about the Closing Date, as amended from time to time, between the Collateral Manager and BofAS relating to the CLO Securities.

“Engagement Termination Event” means the termination of the Engagement Letter by BofAS due to the occurrence of an act of gross negligence, fraud or willful misconduct of the Collateral Manager that materially adversely affects the likelihood that the CLO Closing Date will occur.

“Equity Security” means any security or debt obligation which at the time of acquisition, conversion or exchange is not eligible for purchase by the Borrower as an Asset hereunder; it being understood that Equity Securities may not be purchased by the Borrower but may be received by the Borrower in exchange for an Asset or a portion thereof in connection with an insolvency, bankruptcy, reorganization, debt restructuring or workout of the issuer thereof.

“ERISA” has the meaning set forth in Section 8(b)(iv) hereof.

“Event of Default” means the occurrence of any of the following:

(a) The Borrower fails to pay any principal of any Loan on the Maturity Date;

(b) The Borrower fails to pay any interest on any Loan or other amounts due hereunder on the date payment becomes due; provided that if such date is not the Maturity Date, such failure must continue for three Business Days after written notice thereof by the Lender;

(c) The Borrower fails to perform or observe any other covenant or agreement (other than those specified in clauses (a), (b), (e) or (f) of this definition) contained herein or in any other Transaction Document on its part to be performed or observed in any material respect and such failure continues uncured for 30 days after receipt by such party from the Lender of notice of such failure; provided that notwithstanding the foregoing, (1) in the case of a failure of the Borrower to perform or observe its obligation under Section 9(c)(viii), such failure is not cured within two (2) Business Days after the occurrence thereof, by (x) subject to Section 5 hereof, the sale of one or more Portfolio Assets having an aggregate Principal Balance at least sufficient to cause the Borrower to

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satisfy the requirements of Section 9(c)(viii) or (y) such other action of the Borrower as may be agreed to in writing by the Lender in its sole discretion, (2) in the case of a failure of the Borrower to observe its obligation under Section 9(c)(ix), such failure is not cured within two (2) Business Days after the occurrence thereof, by (x) subject to Section 5 hereof, the sale of the Portfolio Asset causing such failure or (y) such other action of the Borrower as may be agreed to in writing by the Lender in its sole discretion and (3) in the case of the failure of the Borrower to perform or observe its obligation under Section 2(k), such failure is not cured within five (5) Business Days after the occurrence thereof by providing the Daily Report to the required recipients in the form required by Section 2(k);

(d) Any representation or warranty of the Borrower, any Subordinated Investor or the Collateral Manager herein or in any other Transaction Document is or shall be incorrect or misleading in any material respect when made and, if such incorrect or misleading representation or warranty is capable of being cured, such incorrect or misleading representation or warranty remains uncured for a period of five (5) Business Days after the applicable party has actual knowledge of such incorrect or misleading representation or receives written notice thereof;

(e) The occurrence of a Bankruptcy Event with respect to the Borrower or any Subordinated Investor;

(f) The Lender has delivered a Breach Notice to each of the Collateral Manager, the Borrower and the Subordinated Investors, indicating that an IC Ratio Breach exists, an OC Ratio Breach exists or the Required Equity Investment is not satisfied, and (1) none of the Subordinated Investors have notified the Lender pursuant to Section 6(b)(I) of their intent to purchase Subordinated Notes equal to the Cure Amount and the Collateral Manager has not provided a Cure Plan to the Lender, in each case by the Cure Notice Deadline, or (2) (A) if the Subordinated Investors have notified the Lender pursuant to Section 6(b)(I) of their intent to purchase Subordinated Notes equal to the Cure Amount by the Cure Notice Deadline, the Subordinated Investors fail to purchase the Cure Amount as required by Section 6(b)(I) or (B) if the Collateral Manager has provided a Cure Plan to the Lender by the Cure Notice Deadline, the conditions giving rise to the Breach Notice continue to exist upon completion of the Cure Plan; or

(g) A Subordinated Investor did not purchase Subordinated Notes by the Funding Time as required by Section 6(c) and such failure is not cured within two (2) Business Days; or

(h) The Borrower shall fail to qualify as a bankruptcy-remote entity based upon customary criteria such that Dechert LLP or any other reputable counsel could no longer render a substantive nonconsolidation opinion, or equivalent opinion, with respect to the Borrower.

“Excess CCC/Caa Obligations” means the amount equal to the excess of the aggregate Principal Balance, calculated without duplication, of all CCC/Caa Obligations over the amount specified in clause (iv) of the definition of Concentration Limitations; provided that in determining which CCC/Caa Obligations shall be included in the Excess CCC/Caa Obligations, the CCC/Caa Obligations having the lowest Market Value shall be deemed to constitute the Excess CCC/Caa Obligations.

Sch. A-13

“Excess Concentration” means for each Concentration Limitation other than the limitation set forth in clause (iv) of the definition of Concentration Limitations, as of any Business Day, the sum of the portion (without duplication) of the Collateral Adjusted Principal Amount of each Portfolio Asset that causes such Concentration Limitation to be exceeded. For the avoidance of doubt, if a Portfolio Asset causes an Excess Concentration to exist for more than one Concentration Limitation, such Portfolio Asset shall only be included once in determining the Excess Concentrations.

“Excluded Taxes” shall mean any of the following Taxes imposed on or with respect to a Lender, or required to be withheld or deducted from a payment to a Lender, (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (i) imposed as a result of such Lender being organized under the laws of, or having its principal office or, in the case of any Lender, its applicable lending office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) in the case of a Lender, U.S. federal withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in a Loan pursuant to a law in effect on the date on which (i) such Lender acquires such interest in the Loan or (ii) such Lender changes its lending office, except in each case to the extent that, pursuant to Section 2(j), amounts with respect to such Taxes were payable either to such Lender’s assignor immediately before such Lender became a party hereto or to such Lender immediately before it changed its lending office, (c) Taxes attributable to such Lender’s failure to comply with the documentation requirements under Section 2(j)(ii) and (d) any U.S. federal withholding Taxes imposed under FATCA.

“Exercise Notice” has the meaning specified in Section 4(i).

“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof, any agreement entered into pursuant to Section 1471(b)(1) of the Code, or any U.S. or non-U.S. fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement entered into in connection with either the implementation of such sections of the Code or analogous provisions of non-U.S. law.

“Fixed Rate Obligation” means any Portfolio Asset (other than a Bond) that bears a fixed rate of interest.

“Funding Time” means: (i) with respect to the Acquisition Date for the Borrower’s purchase of the first Portfolio Asset under this Agreement, 4:00 p.m. New York City time on the Business Day preceding such Acquisition Date and (ii) with respect to the proposed settlement date for a Portfolio Asset using proceeds from the issuance of Subordinated Notes, 4:00 p.m. New York City time on the Business Day preceding the proposed settlement date for such Portfolio Asset.

Sch. A-14

“Governmental Authority” means, with respect to any Person, any nation or government, any state or other political subdivision thereof, any central bank (or similar monetary or regulatory authority) thereof, any body or entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government and any court or arbitrator having jurisdiction over such Person.

“IC Ratio” means, as of any date of determination, the percentage calculated by dividing (i) the Collateral Interest Amount as of such date by (ii) the aggregate interest paid or payable in respect of the Outstanding Principal Amount with respect to all Interest Payment Dates occurring in the period ending on the applicable Quarterly Reference Date; provided, on any date of determination prior to the four month anniversary of the Closing Date, the IC Ratio shall be deemed greater than 125.0% for purposes of determining whether an IC Ratio Breach has occurred.

“IC Ratio Breach” means, as of any date of determination prior to the CLO Pricing Date, if the IC Ratio is less than 125.0%.

“Income” means all cash amounts received with respect to any Asset that do not constitute repayment of the principal amount of such Asset; provided that Income shall only include proceeds received in connection with the sale or other disposition of any Portfolio Asset to the extent such proceeds exceed an amount equal to the sum of (i) the Principal Balance of the portion of such Portfolio Asset sold or disposed of (but excluding any unfunded commitments under such Portfolio Asset) multiplied by the greater of (x) the Purchase Price for such Portfolio Asset and (y) 100% plus (ii) any purchased accrued interest with respect to the portion of such Portfolio Asset sold or disposed of.

“Increase Request” has the meaning set forth in Section 2(a).

“Indemnified Taxes” means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of the Borrower under this Agreement or any other Transaction Document and (b) to the extent not otherwise described in (a), Other Taxes.

“Indemnitee” has the meaning set forth in Section 11(e).

“Ineligible Asset” means, on the earlier to occur of (i) the CLO Closing Date and (ii) the date of the final offering memorandum with respect to the Offering, any Asset that does not satisfy the eligibility criteria set forth in the Borrower’s indenture (or similar agreement) governing the issuance of the CLO Securities expected to be dated the CLO Closing Date.

“Initial Principal Balance” means, with respect to any Asset, the Principal Balance of such Asset as of the date the Borrower acquired (or intends to acquire) such Asset.

Sch. A-15

“Interest” means, with respect to any Interest Accrual Period and outstanding Loans, the sum of the products (for each day during such Interest Accrual Period) of:

IR x P x 1/D

where:

IR	=	the Interest Rate applicable on such day;
P	=	the Loans outstanding on such day;
D	=	360 days.

“Interest Accrual Period” means, with respect to: (a) the first Interest Payment Date, the period from and including the Closing Date to and including the Determination Date immediately preceding the first Interest Payment Date, and (b) any subsequent Interest Payment Date, the period from but excluding the Determination Date immediately preceding the previous Interest Payment Date to and including the Determination Date immediately preceding the current Interest Payment Date.

“Interest Collection Account” has the meaning specified in Section 3 hereof.

“Interest Collections” means, (i) all payments and collections owing to the Borrower in its capacity as lender and attributable to interest on any Asset or other Borrower Collateral, including scheduled payments of interest and payments of interest relating to principal prepayments, all guaranty payments attributable to interest and proceeds of any liquidations, sales, dispositions or securitizations attributable to interest on such Asset or other Borrower Collateral, all payments of principal on Eligible Investments purchased with or representing funds held in the Interest Collection Accounts or otherwise purchased with or representing Interest Collections, and all interest, earnings or income on Eligible Investments purchased with or representing funds held in any Account or otherwise purchased with or representing Interest Collections, Principal Collections or Subordinated Note subscription proceeds, (ii) any commitment, ticking, upfront, underwriting, prepayment, origination, extension or amendment fees received in respect of any Asset, (iii) all amounts received in connection with any Asset due to any yield protection, increased cost, tax, expense indemnity or similar provision in the related Underlying Instruments of such Asset and (iv) any fees or other amounts not representing principal received in connection with the sale or other disposition of any Asset.

“Interest Payment Date” means the 15th of each month, beginning in July 2025, or if such day is not a Business Day, the next following Business Day.

“Interest Rate”: (a) The Benchmark plus (b) the Applicable Spread plus (c) if an Event of Default has occurred and is continuing, 2.00%.

“IRS” means the U.S. Internal Revenue Service.

“Lender” has the meaning specified in the introductory paragraph hereof.

“Loans” has the meaning specified in Section 2(a) hereof.

Sch. A-16

“Majority” means, on any date of determination, the Subordinated Investors holding more than 50% of the Subordinated Note Outstanding Amount on such date.

“Market Value” means with respect to any Portfolio Asset on any date of determination, an amount expressed as a percentage of the Principal Balance of such Portfolio Asset equal to the bid price reported or quoted by a Pricing Source unless in the commercially reasonable discretion of the Lender such bid price does not represent the cash proceeds that would be received from the sale on such date of determination of such Portfolio Asset; provided that, in the event that the Collateral Manager disagrees with the Lender’s determination of Market Value of any Portfolio Asset as of any date of determination, the Collateral Manager may provide the Lender with a firm, fully-committed bid received for the full outstanding Principal Balance of such Portfolio Asset (within one Business Day of such date of determination) from a nationally recognized broker-dealer that is (x) active in the trading of assets similar to such Portfolio Asset and (y) reasonably acceptable to the Lender, in which case, such firm bid shall become the Market Value of such Portfolio Asset as of such date of determination; provided, further, that the Market Value of any Portfolio Asset that has not been approved by the Lender in writing prior to its acquisition by the Borrower (including any Portfolio Asset acquired with funds from sources other than Loan) shall be zero unless the Lender subsequently approves such Portfolio Asset.

“Market Value Test” means, with respect to any date of determination, a test that is satisfied if (a) the Collateral Value is equal to (or greater than) (b) the product of (i) the Applicable Percentage times (ii) the sum of the Aggregate Purchase Price of all Portfolio Assets, in each case, as of such date. For purposes of this definition, the Aggregate Purchase Price of all Portfolio Assets in clause (ii) of the preceding sentence shall be calculated on a settlement date basis and, for the avoidance of doubt, shall not include any Portfolio Asset which has been committed to be acquired but which has not yet settled, and shall include any Portfolio Asset for which the Borrower has entered into a binding commitment to sell, but has not yet settled.

“Material Adverse Effect” means, with respect to any Person (a) a material adverse change in, or a material adverse effect upon, the operations, business, properties, assets, liabilities (actual or contingent) or condition (financial or otherwise) of such Person or such Person and its Subsidiaries taken as a whole; (b) a material impairment of the ability of such Person to perform its obligations under any Transaction Document; (c) a material adverse effect upon the legality, validity, binding effect or enforceability against such Person of any Transaction Document or (d) a material adverse effect upon the rights and the remedies of the Lender under any Transaction Document.

“Material Documents” means, with respect to any Asset, if available, (a) a complete copy of the agreement specifying the terms, and governing the repayment, of such Asset, (b) the informational memorandum, offering memorandum or similar document, if any, relating to such Asset, (c) any available marketing materials with respect to such Asset, (d) any computational materials, stress runs, and cash flow analyses with respect to such Asset received by the Collateral Manager and (e) such other documents and materials with respect to such Asset as may be reasonably requested by the Lender.

Sch. A-17

“Maturity Date” means the earliest to occur of (a) the CLO Closing Date, (b) the Outside Settlement Date, (c) the Applicable Business Day following an Engagement Termination Event, (d) the Applicable Business Day following the date on which the Lender gives notice to the Borrower, the Collateral Manager and the Subordinated Investors that a Collateral Manager Event has occurred (with a copy to the Securities Intermediary and the Collateral Administrator), (e) the Optional Termination Date and (f) the date on which an Event of Default has occurred and the Lender gives notice to the Borrower, the Collateral Manager and the Subordinated Investors of such Event of Default (with a copy to the Securities Intermediary and the Collateral Administrator).

“Maximum Facility Amount” means, on any date of determination, U.S.$40 million; provided, upon request by the Collateral Manager on behalf of the Borrower pursuant to an Increase Request in accordance with Section 2(a), the Lender may increase the Maximum Facility Amount to an amount not to exceed:

(i) prior to the CLO Pricing Date, U.S.$160 million; and

(ii) at any time on and after the CLO Pricing Date, an amount up to the lesser of (a) 9 times the sum of (x) the Unfunded Subordinated Note Amount, (y) the Subordinated Note Outstanding Amount and (z) the Aggregate Return as of the date of such request and (b) U.S.$360 million;

and then on and after the effective date of the Lender’s approval of the applicable Increase Request, the Maximum Facility Amount shall be such increased amount (until any subsequent Increase Request is approved by the Lender in accordance with Section 2(a)).

Notwithstanding anything in the preceding paragraph to the contrary, during the Amortization Period, the Maximum Facility Amount shall equal the sum of (x) the Outstanding Principal Amount and (y) for each Portfolio Asset that has been purchased but not yet settled, the product of the Principal Balance of such Portfolio Asset multiplied by the related Purchase Price multiplied by 0.80.

“Measurement Date” means any day on which the Borrower purchases, or enters into a commitment to purchase, a Portfolio Asset, or the day on which a default of a Portfolio Asset occurs.

“Minimum Equity Amount” means, as of any date of determination, an amount equal to the aggregate Principal Balance of the four largest obligors (by Principal Balance and determined on a settlement date basis).

“Minimum Floating Spread Test” has the meaning set forth on Schedule F hereto.

“Minimum Weighted Average Coupon Test” has the meaning set forth on Schedule F hereto.

“Moody’s” means Moody’s Investors Service, Inc. and any successor thereto.

Sch. A-18

“Moody’s Default Probability Rating” has the meaning set forth on Schedule F hereto.

“Moody’s Maximum Rating Factor Test” has the meaning set forth on Schedule F hereto.

“Moody’s Minimum Weighted Average Recovery Rate Test” has the meaning set forth on Schedule F hereto.

“Moody’s Rating” means, with respect to any Portfolio Asset, the rating determined pursuant to Schedule E-1 hereto.

“Moody’s Rating Factor” has the meaning set forth on Schedule F hereto.

“Moody’s Recovery Rate” has the meaning set forth on Schedule F hereto.

“Moody’s Weighted Average Rating Factor” has the meaning set forth on Schedule F hereto.

“Net Purchased Asset Balance” means, as of any date of determination, an amount equal to (a) the aggregate initial Principal Balance of all Affiliate Portfolio Assets acquired by the Borrower prior to such date minus (b) the aggregate Principal Balance of all Affiliate Portfolio Assets repurchased by the Subordinated Investors or any Affiliate thereof prior to such date.

“Non-Contributing Subordinated Investor” has the meaning specified in Section 6(c) hereof.

“Non-Emerging Market Obligor” means an obligor on an Asset that is Domiciled in (a) the United States, (b) any country that has a country ceiling for foreign currency bonds of at least “Aa3” by Moody’s and a foreign currency issuer credit rating of at least “AA” by S&P or (c) a Tax Jurisdiction.

“OC Ratio” means, as of any Business Day, the percentage calculated by dividing the (a) OC Ratio Numerator by (b) an amount equal to (i) the Outstanding Principal Amount plus (ii) the excess, if any, of (x) the Aggregate Purchase Price of all Portfolio Assets that have been purchased but not yet settled over (y) the amounts in the Principal Collection Account and the Capital Account (including any amounts held in any sub-account thereof) minus (iii) the product of (1) the excess, if any, of (x) the Aggregate Principal Amount of all Portfolio Assets that have been purchased but not yet settled over (y) the amounts in the Principal Collection Account and the Capital Account (including any amounts held in any sub-account thereof) and (2) 20%.

“OC Ratio Breach” means, as of any Business Day, a failure of the OC Ratio to be equal to or greater than 118.75%; provided, on any date of determination after the CLO Pricing Date, no OC Ratio Breach may occur.

Sch. A-19

“OC Ratio Condition” means, with respect to any date of determination, a condition that is satisfied if the OC Ratio is equal to or greater than 125.0% on such date; provided, on any date of determination after the CLO Pricing Date, the OC Ratio Condition shall be deemed satisfied.

“OC Ratio Numerator” means, as of any Business Day, the amount equal to (a) the greater of (i) zero and (ii)(1) the amounts in the Principal Collection Account plus (2) the amounts in the Capital Account minus (3) the Aggregate Purchase Price of all Portfolio Assets that have been purchased but not yet settled plus (b) the Aggregate Collateral Adjusted Principal Amount (determined on a trade date basis) plus (c) the aggregate sale price of all Portfolio Assets that have been sold to Eligible Dealers but which have not yet settled.

“Offering” means the offering and sale by the Borrower of the CLO Securities expected to settle on the CLO Closing Date.

“Optional Termination Date” means the Business Day in the Optional Termination Notice; provided, the Optional Termination Date may not occur after the CLO Pricing Date and before the scheduled CLO Closing Date (unless such CLO Closing Date does not occur on such scheduled date).

“Optional Termination Event” means an event that has occurred if written notice (such notice, the “Optional Termination Notice”) by the Subordinated Investors has been delivered to the Lender (with a copy to the Securities Intermediary and the Collateral Administrator) designating a Business Day on which the Borrower Collateral shall be liquidated.

“Optional Termination Notice” has the meaning specified in the definition of “Optional Termination Event.”

“Organization Documents” means, (a) with respect to any company, exempted company or corporation, the charter or certificate or articles of incorporation, certificate of incorporation on change of name (if any), the bylaws and/or memorandum and articles of association (as applicable) (or equivalent or comparable constitutive documents with respect to any non-U.S. jurisdiction); (b) with respect to any limited liability company, the certificate or articles of formation or organization and operating or limited liability company agreement; and (c) with respect to any partnership, exempted limited partnership, joint venture, trust or other form of business entity, the partnership, joint venture or other applicable agreement of formation, registration or organization and any agreement, instrument, filing or notice with respect thereto filed in connection with its formation, registration or organization with the applicable Governmental Authority in the jurisdiction of its formation, registration or organization and, if applicable, any certificate or articles of formation or organization of such entity.

“Other Connection Taxes” means, with respect to any Lender, Taxes imposed as a result of a present or former connection between such Lender and the jurisdiction imposing such Tax (other than connections arising from such Lender having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced this Agreement or any other Transaction Document, or sold or assigned an interest in any Loan or this Agreement or any other Transaction Document).

“Other Taxes” has the meaning specified in Section 2(j)(i).

Sch. A-20

“Outside Settlement Date” means the date occurring on the 24 month anniversary of the Closing Date; provided that, if the CLO Pricing Date occurs, the Outside Settlement Date shall be the date which is 6 weeks (or such longer period as consented in writing by the Lender in its sole discretion) from the CLO Pricing Date.

“Outstanding Principal Amount” means, as of any date of determination, the total principal amount of Loans made hereunder minus the amount of all repayments and prepayments of the principal amount of Loans on or prior to such date pursuant to Section 2.

“Partial Deferrable Obligation” means any Asset with respect to which under the related Underlying Instruments (i) a portion of the interest due thereon is required to be paid in cash on each payment date therefor and is not permitted to be deferred or capitalized (which portion shall at least be equal to the Benchmark or the applicable index with respect to which interest on such Asset is calculated plus 2.5% (or, in the case of a fixed rate Asset, at least equal to the forward swap rate for a designated maturity equal to the scheduled maturity of such Asset plus 2.5%)) and (ii) the issuer thereof or obligor thereon may defer or capitalize the remaining portion of the interest due thereon.

“Participant Register” has the meaning specified in Section 11(c)(iv) hereof.

“PATRIOT Act” has the meaning specified in Section 11(m).

“Permitted RIC Distribution” means distributions to a Subordinated Investor that is Apollo Debt Solutions BDC to the extent necessary to allow Apollo Debt Solutions BDC to make sufficient distributions to qualify as a regulated investment company and to otherwise eliminate federal or state income or excise taxes payable by Apollo Debt Solutions BDC in or with respect to any taxable year (or any calendar year, as relevant) of Apollo Debt Solutions BDC; provided that (A) the amount of any such payments made in or with respect to any such taxable year (or calendar year, as relevant) of Apollo Debt Solutions BDC shall not exceed 115% of the amount that is estimated in good faith to allow the Borrower (i) to satisfy the minimum distribution requirements that would be imposed by Section 852(a) of the Code (or any successor thereto) to maintain its eligibility to be taxed as a regulated investment company for any such taxable year, (ii) to reduce to zero for any such taxable year the Borrower’s liability for federal income taxes imposed on (x) its investment company taxable income pursuant to Section 852(b)(1) of the Code (or any successor thereto) and (y) its net capital gain pursuant to Section 852(b)(3) of the Code (or any successor thereto), and (iii) reduce to zero the Borrower’s liability for federal excise taxes for any such calendar year imposed pursuant to Section 4982 of the Code (or any successor thereto), in the case of each of (i), (ii) or (iii), calculated assuming that the Borrower had qualified to be taxed as a regulated investment company under the Code, (B) after the occurrence and during the continuance of a Default or an Event of Default, all such distributions shall be prohibited, and (C) amounts may be distributed pursuant to this definition only to the extent of available Interest Collections and only so long as (i) all accrued and unpaid Interest owing to the Lender has been paid in full on such date, (ii) each of the Market Value Test, the Subordination Test and the OC Ratio Condition is satisfied after giving effect to such distribution and (iii) the Borrower provides at least five (5) Business Days’ prior written notice thereof to the Lender and the Collateral Administrator, which notice shall contain a certification that all conditions set forth herein shall be satisfied after giving effect to such distribution.

Sch. A-21

“Person” means an individual, corporation (including a business trust or a limited liability company), partnership, joint venture, association, joint stock company, trust (including any beneficiary thereof), unincorporated association or government or any agency or political subdivision thereof.

“Portfolio Asset” means each Asset acquired (or committed to be acquired) by the Borrower hereunder, in each case, which must satisfy the Eligibility Requirements as of the related Acquisition Date (but excluding any Asset committed to be acquired in accordance with the last paragraph of Section 2(b)).

“Pricing Source” means Markit Partners or any other internationally recognized loan pricing service mutually agreed upon by the Lender and the Collateral Manager; provided that none of the Collateral Manager, the Subordinated Investors or any of their respective Affiliates shall be a Pricing Source.

“Prime Rate”: The greater of (x) zero and (y) the rate announced by Bank of America, N.A. from time to time as its prime rate in the United States, such rate to change as and when such designated rate changes. The Prime Rate is not intended to be the lowest rate of interest charged by Bank of America, N.A. or any other specified financial institution in connection with extensions of credit to debtors.

“Principal Balance” means, with respect to any Asset as of any date of determination, the outstanding principal amount of such Asset (including the maximum outstanding unfunded commitment under such Asset) as of such date of determination.

“Principal Collection Account” has the meaning specified in Section 3 hereof.

“Principal Collections” means any and all collections received with respect to the Borrower Collateral other than Interest Collections, including (but not limited to) all collections attributable to principal on such Borrower Collateral. Net proceeds received by the Borrower from the sale of the CLO Securities will also constitute Principal Collections to the extent of outstanding Loans under the Transaction Documents.

“Prohibited Clients” means Persons whose primary business falls within the categories set forth on Schedule H hereto, as such list may be updated from time to time upon notice from the Lender to the Borrower and the Collateral Manager.

“Prohibited Obligation” means (a) any note or other security (other than a Senior Secured Bond), or any letter of credit, or any interest in any of the foregoing, (b) any asset the obligor with respect to which is a Prohibited Client and (c) any asset the proceeds of which will be used to finance the activities of a Prohibited Client.

“Purchase Price” means, with respect to each Portfolio Asset, the amount paid (or committed to be paid) by the Borrower to acquire such Asset (excluding purchased accrued interest and assuming that the Portfolio Asset was fully funded), expressed as a percentage of the Initial Principal Balance of such Portfolio Asset.

Sch. A-22

“Purchase Price Amount” means, with respect to each Portfolio Asset, an amount equal to the product of (i) the Principal Balance of such Portfolio Asset multiplied by (ii) the Purchase Price for such Portfolio Asset.

“Quarterly Reference Date” means the 15th day of January, April, July and October of each year (or, if such day is not a Business Day, the next succeeding Business Day).

“Realized Gain” means, with respect to each Portfolio Asset, an amount equal to the greater of (a) zero and (b) the amount, if any, by which (x) the proceeds of any sale or other disposition (including principal prepayments and the amount of the remaining unfunded commitment and taking into account any partial sale or disposition) of all or a portion of the Principal Balance of such Portfolio Asset exceeds (y) the product of (i) the Principal Balance of the portion of such Portfolio Asset sold or disposed of (including principal prepayments and the amount of the remaining unfunded commitment) multiplied by (ii) the Purchase Price for such Portfolio Asset.

“Realized Loss” means, with respect to each Portfolio Asset, an amount equal to the greater of (a) zero and (b) the amount, if any, by which (x) the product of (i) the Principal Balance of any portion of such Portfolio Asset sold or disposed of (including principal prepayments and the amount of the remaining unfunded commitment) multiplied by (ii) the Purchase Price for such Portfolio Asset exceeds (y) the proceeds of such sale or other disposition (including principal prepayments and the amount of the remaining unfunded commitment and taking into account any partial sale or disposition) of all or a portion of the Principal Balance of such Portfolio Asset.

“Reference Document” means the then-current printed offering circular for the CLO Securities.

“Register” has the meaning specified in Section 11(c)(iii) hereof.

“Registered” means a debt obligation that was issued after July 18, 1984 and that is in registered form for purposes of the Code.

“Related Party” means, with respect to any Person, such Person’s Affiliates and the partners, directors, officers, employees, agents, trustees, administrators, managers, advisors, consultants, service providers and representatives and representatives of such Person and of such Person’s Affiliates.

“Relevant Agents” has the meaning specified in Section 11(g) hereof.

“Relevant Governmental Body” means the Federal Reserve Board and/or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Federal Reserve Board and/or the Federal Reserve Bank of New York.

“Removed Asset” has the meaning specified in Section 2(b).

“Required Amortization Amount” means, as of any date of determination, the funds in the Collection Account representing the repayments or prepayments of principal on any Portfolio Asset and amounts received in connection with any sale, termination or other dispositions of any Portfolio Asset.

Sch. A-23

“Required Equity Investment” means, as of any date of determination, a requirement that is satisfied if the Subordinated Note Outstanding Amount is equal to or greater than the Minimum Equity Amount; provided, on any date of determination after the CLO Pricing Date, the Required Equity Investment shall be deemed satisfied.

“Required Purchase Amount” means: (i) with respect to the Acquisition Date for the Borrower’s purchase of the first Portfolio Asset under this Agreement, $2 million and (ii) in connection with the settlement date of the purchase of a Portfolio Asset that will be funded with the proceeds from the issuance of Subordinated Notes, proceeds from the issuance of Subordinated Notes equal to the greater of (A) $1 million and (B) the amount determined by the Collateral Manager necessary to settle the purchase of such Portfolio Asset (considering the amounts available in the Capital Account and after giving effect to the proceeds of any Loan being made in connection with such settlement date); provided, unless the consent of 100% of the Subordinated Investors has been obtained, the amount required to be funded pursuant to the foregoing clause (ii)(B) shall not exceed (x) prior to the first Loan, the amount necessary to cause the Required Equity Investment to be satisfied and (y) thereafter, the amount necessary to cause the Subordination Test to be satisfied after giving effect to the acquisition of the related Portfolio Asset.

“Restricted Party” means any Person that is (i) listed on, or owned or controlled by a Person listed on, a Sanctions List, (ii) a government of a Sanctioned Country, (iii) an agency or instrumentality of, or an entity directly or indirectly owned or controlled by, a government of a Sanctioned Country, (iv) resident or located in, operating from, or incorporated under the laws of, a Sanctioned Country or (v) otherwise a target of Sanctions.

“S&P” means S&P Global Ratings, an S&P Global business, and any successor thereto.

“S&P Asset Rating”: As of any date of determination, the rating determined as follows:

(i) with respect to a Portfolio Asset that (A) has a public rating by S&P, such rating, or (B) does not have a public rating by S&P but for which a rating or rating estimate has been assigned by S&P upon the request of the Borrower, the Collateral Manager or an affiliate of the Collateral Manager, such rating or, in the case of a rating estimate, the applicable rating estimate for such obligation; provided, that in the case of this clause (i)(B) such rating or rating estimate shall have been assigned by S&P within the 12 month period preceding the applicable date of determination;

(ii) with respect to a Portfolio Asset that is a Senior Secured Loan or participation interest in a Senior Secured Loan, if not determined pursuant to clause (i) above, if the obligor of such Portfolio Asset has an issuer credit rating by S&P, then the S&P Rating that is one subcategory higher than such issuer credit rating; or

(iii) if not determined pursuant to either clause (i) or (ii) above, the S&P Rating.

Sch. A-24

“S&P Industry Classification” means the S&P Industry Classification Group List set forth in Schedule D hereto.

“S&P Rating” means with respect to any Portfolio Asset, the rating determined pursuant to Schedule E-2 hereto.

“Sale Agreement” means the Loan Sale Agreement, dated as of the Closing Date, between the Borrower and Apollo Debt Solutions BDC.

“Sanctioned Country” means any country or other territory subject to a general export, import, financial or investment embargo under any Sanctions, which, as of the Closing Date, include the Crimea, Luhansk and Donetsk regions of Ukraine, Cuba, Iran, North Korea and Syria.

“Sanctions” means economic or financial sanctions, trade embargoes or other comprehensive prohibitions against transaction activity pursuant to anti-terrorism laws or export control laws imposed, administered or enforced from time to time by any Sanctions Authority.

“Sanctions Authority” means (i) the United States, (ii) the United Nations Security Council, (iii) the European Union, (iv) the United Kingdom, (v) the respective governmental institutions of any of the foregoing including, without limitation, His Majesty’s Treasury, the Office of Foreign Assets Control of the U.S. Department of the Treasury, the U.S. Department of Commerce, the U.S. Department of State and any other agency of the U.S. government or (vi) any other Governmental Authority with jurisdiction over the Borrower, any of its Subsidiaries or the Collateral Manager.

“Sanctions List” means any of the lists of specifically designated nationals, non-SDN menu-based sanctions targets (or equivalent), sectoral sanctions identification entities (or equivalent), or designated or sanctioned individuals or entities (or equivalent) issued by any Sanctions Authority, each as amended, supplemented or substituted from time to time.

“SEC” means the United States Securities and Exchange Commission.

“Second Lien Loan” means any assignment of a loan that (i) is not (and that by its terms is not permitted to become) subordinate in right of payment to any other obligation of the obligor of the loan other than a Senior Secured Loan with respect to the liquidation of such obligor or the collateral for such loan (subject to customary exemptions for permitted liens, including, without limitation, any tax liens) and (ii) is secured by a valid second priority perfected security interest or lien to or on specified collateral securing the obligor’s obligations under the loan, which security interest or lien is not subordinate to the security interest or lien securing any other debt for borrowed money other than a Senior Secured Loan on such specified collateral (subject to customary exemptions for permitted liens, including, without limitation, any tax liens).

“Securities Act” has the meaning specified in Section 4(d)(i).

“Securities Intermediary” means U.S. Bank National Association, in its capacity as “securities intermediary” under the Account Control Agreement.

Sch. A-25

“Senior Collateral Management Fee” means a fee that accrues daily during the period beginning on and including the Closing Date and ending on and excluding the Maturity Date that is payable to the Collateral Manager pursuant to the Collateral Management Agreement in arrears on the Maturity Date, which fee shall be in an amount equal to (i) for so long as Apollo Debt Solutions BDC is the Collateral Manager, the product of (a)(i) Aggregate Principal Amount on each day during such period divided by (ii) the number of days elapsed in such period and (b) a rate equal to 0.00% per annum, or (ii) if Apollo Debt Solutions BDC is no longer the Collateral Manager, the product of (a)(i) Aggregate Principal Amount on each day during such period divided by (ii) the number of days elapsed in such period and (b) a rate equal to 0.25% per annum. For the avoidance of doubt, any Senior Collateral Management Fee shall only become due and payable on the Maturity Date.

“Senior Secured Bond” means any Bond that (i) is secured by a first priority perfected security interest or lien on specified collateral (subject to customary exemptions for permitted liens, including, without limitation, any tax liens), (ii) has the most senior pre-petition priority (including pari passu with other obligations of the obligor) in any bankruptcy, reorganization, arrangement, insolvency, moratorium or liquidation proceedings and (iii) by its terms is not permitted to become subordinate in right of payment to any other obligation of the obligor thereof (subject to customary exemptions for permitted liens, including, without limitation, any tax liens).

“Senior Secured Loan” means any assignment of a loan that (i) is secured by a first priority perfected security interest or lien on specified collateral (subject to customary exemptions for permitted liens, including, without limitation, any tax liens), (ii) has the most senior pre-petition priority (including pari passu with other obligations of the obligor) in any bankruptcy, reorganization, arrangement, insolvency, moratorium or liquidation proceedings and (iii) by its terms is not permitted to become subordinate in right of payment to any other obligation of the obligor thereof (subject to customary exemptions for permitted liens, including, without limitation, any tax liens).

“SOFR” means, with respect to any applicable determination date, the Secured Overnight Financing Rate published on the fifth U.S. Government Securities Business Day preceding such date by the SOFR Administrator on the Federal Reserve Bank of New York’s website (or any successor source); provided however that if such determination date is not a U.S. Government Securities Business Day, then SOFR means such rate that applied on the first U.S. Government Securities Business Day immediately prior thereto.

“SOFR Administrator” means the Federal Reserve Bank of New York, as the administrator of SOFR, or any successor administrator of SOFR designated by the Federal Reserve Bank of New York or other Person acting as the SOFR Administrator at such time.

“Special Purpose Entity Requirements” means the obligations of the Borrower to comply with the representations set forth in Section 8(b)(vii).

“Specified Distribution Date” means the Interest Payment Date occurring in January, April, July and October of each year beginning in July 2025.

Sch. A-26

“Step-Down Obligation” means an obligation which by the terms of the related Underlying Instruments provides for a decrease in the per annum interest rate on such obligation (other than by reason of any change in the applicable index or benchmark rate used to determine such interest rate) or in the spread over the applicable index or benchmark rate, solely as a function of the passage of time; provided that an obligation providing for payment of a constant rate of interest, or a constant spread over a floating rate index or benchmark, as the case may be, at all times after the date of acquisition by the Borrower shall not constitute a Step-Down Obligation.

“Step-Up Obligation” means any obligation which provides for an increase, in the case of an obligation which bears interest at a fixed rate, in the per annum interest rate on such obligation or, in the case of an obligation which bears interest at a floating rate, in the spread over that applicable index or benchmark rate, solely as a function of the passage of time; provided that an obligation providing for payment of a constant rate of interest, or a constant spread over a floating rate index or benchmark, as the case may be, at all times after the date of acquisition by the Borrower shall not constitute a Step-Up Obligation.

“Structured Finance Obligation” means, any obligation of a special purpose vehicle secured directly by, referenced to, or representing ownership of, and the payments of which are principally dependent upon, a pool of receivables or other assets; provided that, for purposes of this definition, any financial guarantee insurance policy or other guarantee or “wrap” of such special purpose vehicle’s obligation to make payments shall be disregarded.

“Subordinated Investor” has the meaning specified in the introductory paragraph hereof.

“Subordinated Note Outstanding Amount” means, as of any date of determination, the aggregate principal amount of Subordinated Notes that all Subordinated Investors have purchased and paid for pursuant to the Subordinated Note Subscription Agreement (less any Subordinated Notes redeemed pursuant to Section 3).

“Subordinated Note Subscription Agreement” means the Subordinated Note Subscription Agreement (as amended or otherwise modified from time to time), dated as of the date of this Agreement, between the Borrower and the Subordinated Investors from time to time party thereto, pursuant to which each Subordinated Investor subscribes for the Subordinated Notes.

“Subordinated Notes” means the subordinated notes of the Borrower which, as a class, will have the terms set forth in the Subordinated Note Subscription Agreement and which, following payment in full of all amounts due to the Lender hereunder on the CLO Closing Date, will be redeemed on the CLO Closing Date from remaining proceeds of the issuance of the CLO Securities, if any.

“Subordination Ratio” means, as of any date of determination, the ratio (expressed as a percentage) obtained by dividing (a) the Subordinated Note Outstanding Amount plus the Aggregate Return by (b) the aggregate of the Principal Balances of all Portfolio Assets owned by the Borrower. For purposes of this definition, the aggregate of the Principal Balances of the

Sch. A-27

Portfolio Assets owned by the Borrower shall be calculated on a settlement date basis and, for the avoidance of doubt, shall not include any Portfolio Asset which has been committed to be acquired but which has not yet settled, and shall include any Portfolio Asset for which the Borrower has entered into a binding commitment to sell, but has not yet settled.

“Subordination Test” means, a test that is satisfied, if, as of any date of determination, the Subordination Ratio equals or exceeds (a) prior to the CLO Pricing Date, 20% and (b) on and after the CLO Pricing Date, 10%.

“Subsidiary” means, with respect to any Person, a corporation, partnership, joint venture, limited liability company or other business entity of which a majority of the shares of securities or other interests having ordinary voting power for the election of directors or other governing body (other than securities or interests having such power only by reason of the happening of a contingency) are at the time beneficially owned, or the management of which is otherwise controlled, directly, or indirectly through one or more intermediaries, or both, by such Person.

“Synthetic Security” means a security or swap transaction that has payments associated with either payments of interest and/or principal on a reference obligation or the credit performance of a reference obligation.

“Takeout Purchaser” has the meaning specified in Section 4(i).

“Target CLO Amount” means U.S.$400 million or such greater amount agreed to by the Lender and the Collateral Manager in writing (which may be via email).

“Tax Jurisdiction” means a sovereign jurisdiction acceptable to the Lender that is commonly used as the place of organization of special purpose vehicles.

“Taxes” has the meaning specified in Section 2(j).

“Termination Obligations” means, the sum of accrued and unpaid interest on the Loans through the date of payment, the Outstanding Principal Amount and all other amounts (including without limitation fees, expenses and indemnities) payable to the Lender hereunder.

“Third Party Sources” has the meaning specified in Section 2(k).

“Transaction Documents” means this Agreement, the promissory note (if any), the Account Control Agreement, the Subordinated Note Subscription Agreement, the Collateral Management Agreement, the Sale Agreement and any other agreements pursuant to which the Accounts are established and maintained and any other documentation required to be executed and delivered by the Borrower from time to time pursuant to this Agreement.

“U.S. Government Securities Business Day” means any Business Day, except any Business Day on which any of the Securities Industry and Financial Markets Association, the New York Stock Exchange or the Federal Reserve Bank of New York is not open for business because such day is a legal holiday under the federal laws of the United States or the laws of the State of New York, as applicable.

Sch. A-28

“UCC” means the Uniform Commercial Code in effect in each applicable jurisdiction.

“Underlying Instruments” means with respect to an Asset, the trust deed, indenture, credit agreement or other agreement pursuant to which an Asset has been issued or created and each other agreement that governs the terms of or secures the obligations represented by such Asset or of which holders of such Asset are the beneficiaries.

“Unfunded Subordinated Note Amount” means, with respect to any date of determination, an amount equal to the excess, if any, of (i) the sum of the maximum subscription commitments for all Subordinated Investors set forth in the Subordinated Note Subscription Agreement over (ii) the Subordinated Note Outstanding Amount, in each case as of such date.

“Unrealized Gain” means, as of any date of determination with respect to any Portfolio Asset, an amount equal to the greater of (a) zero and (b) the amount, if any, by which (i) the product of (A) the Principal Balance of such Portfolio Asset multiplied by (B) the Market Value of such Portfolio Asset as of such date exceeds (ii) the product of (x) the Principal Balance of such Portfolio Asset multiplied by (y) the Purchase Price of such Portfolio Asset.

“Unrealized Loss” means, as of any date of determination with respect to any Portfolio Asset, an amount equal to the greater of (a) zero and (b) the amount, if any, by which (i) the product of (x) the Principal Balance of such Portfolio Asset multiplied by (y) the Purchase Price of such Portfolio Asset exceeds (ii) the product of (A) the Principal Balance of such Portfolio Asset multiplied by (B) the Market Value of such Portfolio Asset as of such date.

“Weighted Average Life Test” has the meaning set forth on Schedule F hereto.

“Zero-Coupon Security” means any obligation that at the time of purchase does not by its terms provide for the payment of cash interest; provided that if, after such purchase such obligation provides for the payment of cash interest, it will cease to be a Zero-Coupon Security.

Sch. A-29

Schedule B

ADDRESSES FOR NOTICES

Lender:

Bank of America, N.A.

Gateway Village 900 Building

900 West Trade Street

NC1-026-05-41

Charlotte, North Carolina 28255

Telephone No.: (980) 386-9806

Facsimile No.: (704) 719-5385

E-mail: dg.baml-trs-loan-ops@bofa.com

Attention: CAF Loan Trade Support

Borrower:

Barn Owl Funding LLC

c/o Apollo Debt Solutions BDC

9 West 57th Street, 41st Floor

New York, New York 10019

Attention: Kristin Hester

Email: ADSFinance@Apollo.com; RegulatedFundsLegal@Apollo

with a copy to: the Collateral Manager

Collateral Administrator and Securities Intermediary:

As set forth on the notice details page of the Account Control Agreement

Subordinated Investor:

As set forth on the notice details of the signature page or joinder agreement of the applicable Subordinated Investor

Collateral Manager:

Apollo Debt Solutions BDC

9 West 57th Street, 41st Floor

New York, New York 10019

Attention: Kristin Hester

Email: ADSFinance@Apollo.com; RegulatedFundsLegal@Apollo

Sch. B-1

Schedule C

ELIGIBILITY REQUIREMENTS

“Eligibility Requirements” means, with respect to each Portfolio Asset at the time of the commitment to purchase by the Borrower, (x) prior to the CLO Pricing Date, the following requirements listed in this Schedule C and (y) on and after the CLO Pricing Date, the requirements for a “Collateral Obligation” in the Reference Document:

(a) such Portfolio Asset is Dollar denominated and is not convertible by (i) the Borrower or (ii) the obligor of such Portfolio Asset into, nor payable in, any other currency, with any payments under such Portfolio Asset to be made only in Dollars;

(b) such Portfolio Asset is a Senior Secured Loan or Second Lien Loan acquired solely by way of assignment or a Senior Secured Bond;

(c) such Portfolio Asset is not a (i) Bridge Loan, (ii) Credit Risk Obligation, (iii) Defaulted Obligation, (iv) Deferrable Obligation, (v) DIP Collateral Obligation, (vi) Step-Up Obligation, (vii) Step-Down Obligation, (viii) Structured Finance Obligation, (ix) Synthetic Security, (x) Zero-Coupon Security or (xi) Bond (other than a Senior Secured Bond);

(d) such Portfolio Asset does not constitute, include or support a letter of credit;

(e) such Portfolio Asset is not a (i) lease, (ii) preferred equity instrument or (iii) structurally subordinated holding company loan not benefitting from a guarantee by the related operating company;

(f) such Portfolio Asset has (i) an S&P Asset Rating of at least “CCC+” and (ii) a Moody’s Rating of at least “Caa1”;

(g) such Portfolio Asset is not a debt obligation whose repayment is subject to substantial non-credit related risk as determined by the Collateral Manager;

(h) unless such Portfolio Asset is a Delayed Drawdown Loan, such Portfolio Asset does not require the Borrower to make one or more future advances to the obligor under the Underlying Instruments relating thereto;

(i) such Portfolio Asset does not have an “f,” “r,” “p,” “pi,” “q”, “sf” or “t” subscript assigned by S&P;

(j) such Portfolio Asset is not subject to a tender offer, voluntary redemption, exchange offer, conversion or other similar action for a price less than its par amount plus all accrued and unpaid interest;

Sch. C-1

(k) the obligor of such Portfolio Asset has total committed indebtedness having an aggregate principal amount (whether drawn or undrawn) of at least U.S.$170 million;

(l) such Portfolio Asset has a maturity date that is no later than 8 years from the Acquisition Date (or, in the case of a primary issuance, the closing date of such primary issuance);

(m) such Portfolio Asset is not delinquent in payment of either principal or interest;

(n) such Portfolio Asset provides for (i) periodic payments of accrued and unpaid interest in cash on a current basis no less frequently than semi-annually and (ii) the full amount of principal payable in cash no later than its stated maturity;

(o) such Portfolio Asset (i) is not an Equity Security, (ii) does not provide for the conversion or exchange into an Equity Security at any time on or after the date it is included as part of the Borrower Collateral and (iii) does not have warrants attached to purchase Equity Securities;

(p) such Portfolio Asset is not subject to a material modification and such Portfolio Asset is not a loan or extension of credit by the Borrower to the obligor for the purpose of (i) making any past due principal, interest or other payments due on such Portfolio Asset or (ii) preventing such Portfolio Asset or any other loan to the related obligor from becoming past due;

(q) the obligor with respect to such Portfolio Asset is (i) an Eligible Obligor and (ii) a Non-Emerging Market Obligor;

(r) such Portfolio Asset does not constitute margin stock (as defined in Regulation U issued by the Board of Governors of the Federal Reserve System);

(s) such Portfolio Asset and the Underlying Instruments related thereto are capable of being sold legally and beneficially or assigned to the Borrower and neither such sale or assignment of such Portfolio Asset to the Borrower, nor the granting of a security interest hereunder by the Borrower in respect of such Portfolio Asset, violates, conflicts with or contravenes any applicable law, or any contractual or other restriction, limitation or encumbrance;

(t) such Portfolio Asset is Registered;

(u) such Portfolio Asset has payments that do not and will not subject the Borrower to withholding tax (other than (i) any withholding or other similar taxes on commitment fees or similar fees, and (ii) withholding imposed pursuant to FATCA) or other similar tax unless the related obligor is required to make “gross-up” payments that ensure that the net amount actually received by the Borrower will equal the full amount that the Borrower would have received had no such taxes been imposed; and

Sch. C-2

(v) such Portfolio Asset satisfies such other eligibility requirements as may be mutually agreed upon by the Lender and the Borrower prior to the applicable time of commitment to purchase by the Borrower;

(w) unless (x) the Borrower specifies the Portfolio Asset will be acquired in the form of a participation interest at the time the related Approval Request is submitted and (y) the Lender provides its approval to such Approval Request, such Portfolio Asset is not a participation interest; and

(x) such Portfolio Asset is not issued by an obligor that is (i) designated as a Restricted Party or reasonably expected to become so designated; or (ii) currently involved in any publicly recorded claim, action, suit, proceedings or investigation with regard to Sanctions;

provided that without regard to the provisions of Section 11(a) hereof, the Lender may agree in writing to specifically waive any of the requirements set forth above with respect to any single Asset (it being understood that the Lender shall not be required to provide any such waiver), and upon such waiver, such waived requirements shall be deemed not to be part of the Eligibility Requirement with respect to such Asset.

Sch. C-3

Schedule D

S&P INDUSTRY CLASSIFICATION GROUP LIST

Asset Type	Description
1020000	Energy Equipment and Services
1030000	Oil, Gas and Consumable Fuels
2020000	Chemicals
2030000	Construction Materials
2040000	Containers and Packaging
2050000	Metals and Mining
2060000	Paper and Forest Products
3020000	Aerospace and Defense
3030000	Building Products
3040000	Construction & Engineering
3050000	Electrical Equipment
3060000	Industrial Conglomerates
3070000	Machinery
3080000	Trading Companies and Distributors
3110000	Commercial Services and Supplies
9612010	Professional Services
3210000	Air Freight and Logistics
3220000	Airlines
3230000	Marine
3240000	Road and Rail
3250000	Transportation Infrastructure
4011000	Auto Components
4020000	Automobiles
4110000	Household Durables
4120000	Leisure Products
4130000	Textiles, Apparel and Luxury Goods
4210000	Hotels, Restaurants and Leisure
9551701	Diversified Consumer Services
4300001	Entertainment
4300002	Interactive Media and Services
4310000	Media
4410000	Distributors
4420000	Internet and Direct Marketing Retail
4430000	Multiline Retail
4440000	Specialty Retail
5020000	Food and Staples Retailing
5110000	Beverages
5120000	Food Products
5130000	Tobacco

Sch. D-1

5210000	Household Products
5220000	Personal Products
6020000	Healthcare Equipment and Supplies
6030000	Healthcare Providers and Services
9551729	Health Care Technology
6110000	Biotechnology
6120000	Pharmaceuticals
9551727	Life Sciences Tools & Services
7011000	Banks
7020000	Thrifts and Mortgage Finance
7110000	Diversified Financial Services
7120000	Consumer Finance
7130000	Capital Markets
7210000	Insurance
7310000	Real Estate Management and Development
7311000	Real Estate Investment Trusts (REITs)
8030000	IT Services
8040000	Software
8110000	Communications Equipment
8120000	Technology Hardware, Storage and Peripherals
8130000	Electronic Equipment, Instruments and Components
8210000	Semiconductors and Semiconductor Equipment
9020000	Diversified Telecommunication Services
9030000	Wireless Telecommunication Services
9520000	Electric Utilities
9530000	Gas Utilities
9540000	Multi-Utilities
9550000	Water Utilities
9551702	Independent Power and Renewable Electricity Producers
1000-1099	Reserved
PF1	Project finance: industrial equipment Project finance
PF2	Project finance: leisure and gaming Project finance
PF3	Project finance: natural resources and mining Project finance
PF4	Project finance: oil and gas Project finance
PF5	Project finance: power Project finance
PF6	Project finance: public finance and real estate Project finance
PF7	Project finance: telecommunications Project finance
PF8	Project finance: transport Project finance
PF1000 - PF1099	Reserved Project finance

Sch. D-2

Schedule E-1

MOODY’S RATING DEFINITIONS

“Assigned Moody’s Rating” means the monitored publicly available rating, the private rating (so long as such private rating has been issued or provided by Moody’s within the previous 15 months) or the credit estimate (so long as such credit estimate has been issued or provided by Moody’s within the previous 15 months) expressly assigned to a debt obligation (or facility) by Moody’s; provided that, in the case of a private rating or credit estimate assigned to an obligation by Moody’s more than 13 months earlier, the Assigned Moody’s Rating of such obligation shall be one subcategory lower than such private rating or credit estimate, as applicable.

“CFR” means with respect to an issuer or obligor of a Portfolio Asset, (a) if such issuer or obligor has a corporate family rating by Moody’s, then such corporate family rating, or (b) if such issuer or obligor does not have a corporate family rating by Moody’s but any entity in the corporate family of such issuer or obligor does have a corporate family rating, then such corporate family rating.

“Moody’s Default Probability Rating” means, with respect to any Portfolio Asset, as of any date of determination, the rating determined in accordance with the following methodology:

(i) If the obligor of such Portfolio Asset has a CFR, then such CFR;

(ii) If not determined pursuant to clause (i) above, if such Portfolio Asset has an Assigned Moody’s Rating, then (x) in the case of a Senior Secured Loan with respect to which the Assigned Moody’s Rating is the monitored publicly available rating thereof, the Moody’s rating that is one subcategory lower than such monitored publicly available rating, and (y) in all other cases, such Assigned Moody’s Rating;

(iii) If not determined pursuant to clause (i) or (ii) above, (A) if the obligor of such Portfolio Asset has one or more senior unsecured obligations with an Assigned Moody’s Rating, then the Assigned Moody’s Rating on any such obligation as selected by the Collateral Manager in its sole discretion or, if no such rating is available, (B) if the obligor of such Portfolio Asset has one or more senior secured obligations with an Assigned Moody’s Rating, then the Moody’s rating that is one subcategory lower than the Assigned Moody’s Rating on any such obligation as selected by the Collateral Manager in its sole discretion; and

(iv) If not determined pursuant to clause (i) through (iii) above, the Moody’s Derived Rating.

Sch. E-1-1

“Moody’s Derived Rating” means, with respect to a Portfolio Asset whose Moody’s Rating or Moody’s Default Probability Rating cannot otherwise be determined pursuant to the definitions thereof, such Moody’s Rating or Moody’s Default Probability Rating as determined in the manner set forth below:

(i) By using any one of the methods provided below:

(A) if such Portfolio Asset has a public and monitored rating by S&P, pursuant to the table below:

Type of Portfolio Asset	Rating by S&P (Public and Monitored)	Portfolio Asset Rated by S&P	Number of Subcategories Relative to Moody’s Equivalent of Rating by S&P
Not Structured Finance Obligation	>BBB-	Not a loan or participation interest in loan	-1
Not Structured Finance Obligation	<BB+	Not a loan or participation interest in loan	-2
Not Structured Finance Obligation		Loan or participation interest in loan	-2

(B) if such Portfolio Asset is not rated by S&P but another security or obligation of the obligor has a public and monitored rating by S&P (a “parallel security”), then the rating of such parallel security will at the election of the Collateral Manager be determined in accordance with the table set forth in subclause (i)(A) above, and the Moody’s Rating or Moody’s Default Probability Rating of such Portfolio Asset will be determined in accordance with the methodology set forth in the table below (for such purposes treating the parallel security as if it were rated by Moody’s at the rating determined pursuant to this subclause (i)(B)):

Obligation Category of Rated Obligation	Rating of Rated Obligation	Number of Subcategories Relative to Rated Obligation Rating
Senior secured obligation	greater than or equal to B2	-1
Senior secured obligation	less than B2	-2
Subordinated obligation	greater than or equal to B3	+1
Subordinated obligation	less than B3	0

and

(ii) If not determined pursuant to clause (i) above, then “Caa3”;

provided that the aggregate principal balance of the Portfolio Assets that may have an Moody’s Rating or Moody’s Default Probability Rating derived from an S&P Rating as set forth above shall not exceed 10% of the Target CLO Amount

Sch. E-1-2

“Moody’s Rating” means, with respect to any Portfolio Asset, as of any date of determination, the rating determined in accordance with the following methodology:

(i) With respect to a Portfolio Asset that is a Senior Secured Loan, the rating thereof determined as follows:

(a) With respect to a Portfolio Asset that has an Assigned Moody’s Rating, such Assigned Moody’s Rating.

(b) If not determined pursuant to clause (a) above, if the obligor of such Portfolio Asset has a CFR, then the Moody’s rating that is one subcategory higher than such CFR.

(c) If not determined pursuant to clause (a) or (b) above, if the obligor of such Portfolio Asset has one or more senior unsecured obligations with an Assigned Moody’s Rating, then the Moody’s rating that is two subcategories higher than the Assigned Moody’s Rating on any such senior unsecured obligation, as selected by the Collateral Manager in its sole discretion.

(d) If not determined pursuant to clause (a), (b) or (c) above, the Moody’s Derived Rating.

(ii) With respect to a Portfolio Asset that is not a Senior Secured Loan, the rating thereof determined as follows,

(a) With respect to a Portfolio Asset that has an Assigned Moody’s Rating, such Assigned Moody’s Rating.

(b) If not determined pursuant to clause (a) above, if the obligor of such Portfolio Asset has one or more senior unsecured obligations with an Assigned Moody’s Rating, then the Assigned Moody’s Rating on any such obligation, as selected by the Collateral Manager in its sole discretion.

(c) If not determined pursuant to clause (a) or (b) above, if the obligor of such Portfolio Asset has a CFR, then the Moody’s rating that is one subcategory lower than such CFR.

(d) If not determined pursuant to clause (a), (b) or (c) above, if another obligation of the related obligor that is subordinate in right of payment to such Portfolio Asset has an Assigned Moody’s Rating, then the Moody’s rating that is one subcategory higher than the Assigned Moody’s Rating on such obligation.

(e) If not determined pursuant to clause (a), (b), (c) or (d) above, the Moody’s Derived Rating.

Sch. E-1-3

Schedule E-2

S&P RATING DEFINITION

“S&P Rating” means, with respect to any Portfolio Asset, as of any date of determination, the rating determined in accordance with the following methodology:

(i) with respect to a Portfolio Asset (a) if there is an issuer credit rating of the issuer of such Portfolio Asset by S&P as published by S&P, or the guarantor which unconditionally and irrevocably guarantees such Portfolio Asset then the S&P Rating will be such rating (regardless of whether there is a published rating by S&P on the Portfolio Assets of such issuer held by the Borrower) or (b) if there is no issuer credit rating of the issuer by S&P but (1) if there is a senior secured rating on any obligation or security of the issuer, then the S&P Rating of such Portfolio Asset will be one subcategory below such rating; (2) if there is a senior unsecured rating on any obligation or security of the issuer, the S&P Rating of such Portfolio Asset will equal such rating; and (3) if there is a subordinated rating on any obligation or security of the issuer, then the S&P Rating of such Portfolio Asset will be one subcategory above such rating if such rating is higher than “BB+,” and will be two subcategories above such rating if such rating is “BB+” or lower; or

(ii) if there is not a rating by S&P on the issuer or on an obligation of the issuer, and an obligation of the issuer is publicly rated by Moody’s, then the S&P Rating will be determined in accordance with the methodologies for establishing the Moody’s Rating set forth above except that the S&P Rating of such obligation will be (1) one subcategory below the S&P equivalent of the Moody’s Rating if such Moody’s Rating is “Baa3” or higher and (2) two subcategories below the S&P equivalent of the Moody’s Rating if such Moody’s Rating is “Ba1” or lower; provided that the aggregate principal balance of the Portfolio Assets that may have an S&P Rating derived from a Moody’s Rating as set forth in this clause (ii) shall not exceed 10% of the Target CLO Amount;

provided, that for purposes of the determination of the S&P Rating, any reference to the S&P rating in this definition will mean the public S&P rating and will not include any private or confidential S&P rating unless (a) the obligor and any other relevant party has provided written consent to S&P for the use of such rating; and (b) such rating is subject to continuous monitoring by S&P.

Sch. E-2-1

Schedule F

COLLATERAL QUALITY TEST DEFINITIONS

“Average Life” means, on any date of determination with respect to any Portfolio Asset, the quotient obtained by dividing (i) the sum of the products of (a) the number of years (rounded to the nearest one hundredth thereof) from such date of determination to the respective dates of each successive scheduled distribution of principal of such Portfolio Asset and (b) the respective amounts of principal of such scheduled distributions by (ii) the sum of all successive scheduled distributions of principal on such Asset.

“Effective Spread” means, with respect to any floating rate Portfolio Asset, the current per annum rate at which it pays interest minus the applicable SOFR based index or, if such floating rate Portfolio Asset bears interest based on a floating rate index other than a SOFR based index, the Effective Spread will be the then-current base rate applicable to such floating rate Portfolio Asset plus the rate at which such floating rate Portfolio Asset pays interest in excess of such base rate minus the Benchmark; provided, that the Effective Spread of any floating rate Portfolio Asset will (i) be deemed to be zero, to the extent that the Borrower or the Collateral Manager has actual knowledge that no payment of cash interest on such floating rate Portfolio Asset will be made by the obligor thereof during the applicable due period, and (ii) not include any non-cash interest.

“Excess Weighted Average Fixed Coupon” means, as of any Measurement Date, a percentage equal to the product obtained by multiplying (a) the greater of zero and the excess, if any, of the Weighted Average Fixed Coupon over the Minimum Fixed Coupon by (b) the number obtained by dividing the aggregate principal balance of all fixed rate Portfolio Assets (excluding any Defaulted Obligation and, to the extent of any non-cash interest, any Deferrable Obligation or any Partial Deferrable Obligation) by the aggregate principal balance of all floating rate Portfolio Assets (excluding any Defaulted Obligation and, to the extent of any non-cash interest, any Deferrable Obligation or any Partial Deferrable Obligation).

“Excess Weighted Average Floating Spread” means, as of any Measurement Date, a percentage equal to the product obtained by multiplying (a) the greater of zero and the excess, if any, of the Weighted Average Floating Spread over the Minimum Floating Spread by (b) the number obtained by dividing the aggregate principal balance of all floating rate Portfolio Assets (excluding any Defaulted Obligation and, to the extent of any non-cash interest, any Deferrable Obligation or Partial Deferrable Obligation) by the aggregate principal balance of all fixed rate Portfolio Assets (excluding any Defaulted Obligation and, to the extent of any non-cash interest, any Deferrable Obligation or any Partial Deferrable Obligation).

“Minimum Fixed Coupon” means 5.00%.

“Minimum Floating Spread” means 2.00%.

“Minimum Floating Spread Test” means a test that is satisfied on any date of determination if the Weighted Average Floating Spread equals or exceeds the Minimum Floating Spread.

Sch. F-1

“Minimum Weighted Average Coupon Test” means a test that is satisfied on any date of determination if (i) the Weighted Average Fixed Coupon equals or exceeds the Minimum Fixed Coupon or (ii) the aggregate Principal Balance of Portfolio Assets bearing interest at fixed rates is zero.

“Moody’s Adjusted Weighted Average Rating Factor” means as of any date of determination, a number equal to the Moody’s Weighted Average Rating Factor determined in the following manner: for purposes of determining a Moody’s Default Probability Rating in connection with determining the Moody’s Weighted Average Rating Factor for purposes of this definition, the last paragraph of the definition of “Moody’s Default Probability Rating,” shall be disregarded, and instead each applicable rating on review by Moody’s for possible upgrade or downgrade that is on (a) review for possible upgrade will be treated as having been upgraded by one rating subcategory and (b) review for possible downgrade will be treated as having been downgraded by one rating subcategory.

“Moody’s Default Probability Rating” means with respect to any Portfolio Asset, the rating determined pursuant to Schedule E-1 hereto.

“Moody’s Maximum Rating Factor Test” means a test that will be satisfied (x) on any date of determination prior to the first date on which the Aggregate Principal Amount of Portfolio Assets equals or exceeds $75 million (determined on a trade date basis) and (y) on any date of determination on or after the first date on which the Aggregate Principal Amount of Portfolio Assets equals or exceeds $75 million (determined on a trade date basis) if the Moody’s Adjusted Weighted Average Rating Factor of the Portfolio Assets is less than or equal to 3100.

“Moody’s Minimum Weighted Average Recovery Rate Test” means the test that will be satisfied on any date of determination if the Moody’s Weighted Average Recovery Rate equals or exceeds 43%.

“Moody’s Rating” has the meaning set forth on Schedule E-1 hereto.

“Moody’s Rating Factor” means for each Portfolio Asset, the number set forth in the table below opposite the Moody’s Default Probability Rating of such Portfolio Asset.

Moody’s Default Probability Rating	Moody’s Rating Factor	Moody’s Default Probability Rating	Moody’s Rating Factor
Aaa	1	Ba1	940
Aa1	10	Ba2	1,350
Aa2	20	Ba3	1,766
Aa3	40	B1	2,220
A1	70	B2	2,720
A2	120	B3	3,490
A3	180	Caa1	4,770
Baa1	260	Caa2	6,500
Baa2	360	Caa3	8,070
Baa3	610	Ca or lower	10,000

Sch. F-2

“Moody’s Recovery Rate” means, with respect to any Portfolio Asset, as of any date of determination, the recovery rate determined in accordance with the following, in the following order of priority:

(i) if the Portfolio Asset has been specifically assigned a recovery rate by Moody’s (for example, in connection with the assignment by Moody’s of an estimated rating), such recovery rate;

(ii) if the preceding clause does not apply to the Portfolio Asset, the rate determined pursuant to the table below based on the number of rating subcategories difference between the Portfolio Asset’s Moody’s Rating and its Moody’s Default Probability Rating (for purposes of clarification, if the Moody’s Rating is higher than the Moody’s Default Probability Rating, the rating subcategories difference will be positive and if it is lower, negative):

Number of Moody’s Ratings Subcategories Difference Between the Moody’s Rating and the Moody’s Default Probability Rating	Senior Secured Loans	Moody’s Second Lien Loans	Portfolio Assets Not Included in Another Column in this Table
+2 or more	60.0%	55%	45%
+1	50.0%	45%	35%
0	45.0%	35%	30%
-1	40.0%	25%	25%
-2	30.0%	15%	15%
-3 or less	20.0%	5%	5%

“Moody’s Second Lien Loan” means a loan that (x) is not a Senior Secured Loan and (y) has a Moody’s facility rating and the obligor of such loan has a Moody’s corporate family rating.

“Moody’s Weighted Average Rating Factor” means the number (rounded up to the nearest whole number) determined by summing the products obtained by multiplying the Principal Balance of each Portfolio Asset (excluding any Defaulted Obligation) by its Moody’s Rating Factor, dividing such sum by the aggregate of the outstanding Principal Balance of all such Portfolio Assets and then rounding the result up to the nearest whole number.

“Moody’s Weighted Average Recovery Rate” means as of any date of determination, the number, expressed as a percentage, obtained by summing the product of the Moody’s Recovery Rate on such date of each Portfolio Asset (excluding any Defaulted Obligation) and the Principal Balance of such Portfolio Asset, dividing such sum by the aggregate Principal Balance of all such Assets and rounding up to the first decimal place.

“Weighted Average Fixed Coupon” means, as of any Measurement Date, an amount equal to (I) the number, expressed as a percentage, obtained by dividing:

(a) the sum of, in the case of each fixed rate Portfolio Asset (excluding any Deferrable Obligation and any Partial Deferrable Obligation to the extent of any non-cash interest), the stated annual interest coupon on such Asset times the Principal Balance of such Portfolio Asset; by

Sch. F-3

(b) an amount equal to the lesser of (i) the product of (A) the Target CLO Amount and (B) a fraction, the numerator of which is equal to the aggregate Principal Balance of fixed rate Portfolio Assets and the denominator of which is equal to the aggregate Principal Balance of all Portfolio Assets as of such Measurement Date, in each case excluding any Deferrable Obligation or Partial Deferrable Obligation to the extent of any non-cash interest and (ii) the aggregate Principal Balance of the fixed rate Portfolio Assets as of such Measurement Date (excluding any Deferrable Obligation or Partial Deferrable Obligation to the extent of any non-cash interest);

plus (II) to the extent that the amount obtained in clause (I) is insufficient to satisfy the Minimum Weighted Average Coupon Test, the Excess Weighted Average Floating Spread (if any).

“Weighted Average Floating Spread” means, as of any Measurement Date, a fraction (expressed as a percentage) obtained by (i) multiplying the Principal Balance of each floating rate Portfolio Asset held by the Borrower as of such Measurement Date by its Effective Spread, (ii) summing the amounts determined pursuant to clause (i), (iii) dividing the sum determined pursuant to clause (ii) by the aggregate Principal Balance of all floating rate Portfolio Assets, and (iv) if the result obtained in clause (iii) is less than the minimum percentage necessary to pass the Minimum Floating Spread Test, adding to such sum the amount of the Excess Weighted Average Fixed Coupon, if any, as of such Measurement Date; provided that Defaulted Obligations shall not be included in the calculation of the Weighted Average Floating Spread.

“Weighted Average Life” means, on any Measurement Date with respect to any Portfolio Asset (other than any Defaulted Obligation), the number obtained by (i) summing the products obtained by multiplying (a) the Average Life at such time of each such Portfolio Asset by (b) the outstanding Principal Balance of such Portfolio Asset and (ii) dividing such sum by the aggregate Principal Balance at such time of all Portfolio Assets (excluding any Defaulted Obligation).

“Weighted Average Life Test” means a test that will be satisfied on any date of determination if the Weighted Average Life of the Portfolio Assets as of such date is less than or equal to (i) 8 years less (ii) the number of full quarters elapsed since the Closing Date (for the avoidance of doubt, quarter shall mean 0.25 of a year).

Sch. F-4

Schedule G

ELIGIBLE INVESTMENTS

“Eligible Investments”: (a) cash and (b) any Dollar denominated investment that, at the time it, or evidence of it, is delivered to the Securities Intermediary in accordance with Section 2(b) of the Account Control Agreement, is one or more of the following obligations or securities including investments for which the Securities Intermediary or an Affiliate of the Securities Intermediary provides services:

(i) direct Registered debt obligations of, and Registered obligations the timely payment of principal of and interest on which is fully and expressly guaranteed by, the U.S. or any full faith and credit agency or instrumentality thereof;

(ii) demand and time deposits in, bank deposits products of, certificates of deposit of, bankers’ acceptances payable within 183 days of issuance issued by, or federal funds sold by any U.S. federal or state depository institution or trust company, the commercial paper and/or debt obligations of which (or, in the case of the principal depository institution in a holding company system, the commercial paper or debt obligations of such holding company) at the time of such investment or contractual commitment providing for such investment have a long-term credit rating of “Aaa” by Moody’s and “AAA” by Standard & Poor’s, in the case of long-term debt obligations, or “Prime-1” by Moody’s (which is not then on credit watch for possible downgrade by Moody’s) and “A1+” by Standard & Poor’s, in the case of commercial paper and short-term obligations; provided that, in the case of commercial paper and short-term debt obligations with a maturity of longer than 91 days, the issuer thereof must also have at the time of such investment a long-term credit rating of “Aaa” by Moody’s and “AAA” by Standard & Poor’s;

(iii) commercial paper or other short-term obligations with a maturity of not more than 183 days from the date of issuance having at the time of such investment a credit rating of “Prime-1” by Moody’s (which is not then on credit watch for possible downgrade by Moody’s) and “A1+” by Standard & Poor’s; provided that, if such security has a maturity of longer than 91 days, the issuer thereof must also have at the time of such investment a long-term credit rating of “Aaa” by Moody’s and “AAA” by Standard & Poor’s;

(iv) securities issued by any money market fund or similar investment vehicle having at all times a long-term credit rating of “AAAm” or “AAAm-G” by Standard & Poor’s and a long-term credit rating of “Aaa” and “MR1+” by Moody’s;

Sch. G-1

provided that, Eligible Investments shall not include (a) any interest-only security, any security purchased at a price in excess of 100% of the par value thereof or any security whose repayment is subject to substantial non-credit related risk as determined in the sole judgment of the Collateral Manager, (b) any security whose rating assigned by Standard & Poor’s includes the subscript “p,” “q,” “pi,” “r” or “t,” (c) any security that is subject to an offer or (d) any other security that is an asset the payments on which are subject to withholding tax (other than withholding tax imposed pursuant to FATCA) if owned by the Borrower unless the issuer or obligor or other person (and guarantor, if any) is required to make “gross-up” payments that cover the full amount of any such withholding taxes.

Sch. G-2

Schedule H

PROHIBITED CLIENTS

(1)	Marijuana Related Businesses (“MRB”) (Prohibited: U.S. Direct MRBs and Non-U.S. Direct MRBs operating in violation of applicable law)

Sch. H-1

Annex A

FORM OF APPROVAL REQUEST FOR ASSET PURCHASE

Issuer Name
Seniority
Facility
LoanX ID
Maturity
Purchase Amount
Purchase Price
Spread
Floor
Moody’s (CFR)
Moody’s Issue Rating
S&P LT Issuer Rating
S&P Facility Rating
Moody’s Industry
Issuer Total Indebtedness

Annex A-1

Annex B

FORM OF BORROWING REQUEST

[Letterhead of Collateral Manager]

[Date]

Bank of America, N.A.

900 West Trade Street

Charlotte, North Carolina 28255

Ladies and Gentlemen:

Reference is made to that certain Credit Agreement, dated as of March 25, 2025, among Bank of America, N.A., as Lender, Barn Owl Funding LLC, as Borrower, the Subordinated Investors from time to time party thereto, as the Subordinated Investors and Apollo Debt Solutions BDC, as Collateral Manager (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Agreement”). Capitalized terms used but not otherwise defined herein shall have the meaning given to such terms in the Agreement.

Pursuant to Section 2(c) of the Agreement and the approval by you of the Approval Request dated [_______, 20__] (a copy of which is attached hereto), we hereby request that you make a Loan to the Borrower in the amount of

U.S.$______________________________ on ____________________, 20__

to be applied toward [the acquisition cost of the Asset referred to in the attached Approval Request] [redemption of Subordinated Notes pursuant to Section 3 of the Agreement]. We further request that you pay the proceeds of such Loan to:

[Insert payment instructions.]

in payment of the acquisition cost of such Asset.

[Pursuant to Section 2(a) of the Agreement, we hereby request an increase in the Maximum Facility Amount to U.S.$____________, which increase shall become effective upon the Lender’s notification (which may be made by e-mail) to the Collateral Manager (on behalf of the Borrower) that the Lender has approved such increase.]

On behalf of the Borrower: (a) we represent and warrant that the conditions set forth in Section 7 have been satisfied and (b) we hereby certify that (i) the OC Ratio is ___%, (ii) giving pro forma effect to the Loan, the OC Ratio will be ___% and (iii) as of its Acquisition Date, such Asset will satisfy the Eligibility Requirements.

Annex B-1

Sincerely,

APOLLO DEBT SOLUTIONS BDC

By:
Name:
Title:

Annex B-2

Annex C

FORM OF PROMISSORY NOTE

Up to U.S.$[•]	[DATE]

FOR VALUE RECEIVED, BARN OWL FUNDING LLC, a Delaware limited liability company (the “Borrower”), hereby promises to pay to the order of BANK OF AMERICA, N.A. (the “Lender”) or registered assigns the principal sum of [•] Dollars (U.S.$ [•]) (or such other amount constituting the Maximum Facility Amount as of the Maturity Date) or, if less, the aggregate unpaid principal amount of all Loans made by the Lender to the Borrower pursuant to that certain Credit Agreement, dated as of March 25, 2025 (such agreement, as it may be amended, restated, extended, supplemented or otherwise modified from time to time, being hereinafter called the “Agreement”), among the Borrower, the Subordinated Investors from time to time party thereto, the Collateral Manager and the Lender, on the Maturity Date. The Borrower further promises to pay interest on the unpaid principal amount of the Loans evidenced hereby from time to time at the rates, on the dates, and otherwise as provided in the Agreement.

The loan account records maintained by the Lender shall at all times be conclusive evidence, absent manifest error, as to the amount of the Loans and payments thereon; provided that any failure to record any Loan or payment thereon or any error in doing so shall not limit or otherwise affect the obligation of the Borrower to pay any amount owing with respect to the Loans.

This promissory note is the promissory note referred to in, and is entitled to the benefits of, the Agreement, which Agreement, among other things, contains provisions for acceleration of the maturity of the Loans evidenced hereby upon the happening of certain stated events and also for prepayments on account of principal of the Loans prior to the maturity thereof upon the terms and conditions therein specified.

Notwithstanding anything to the contrary contained herein, if the CLO Closing Date does not occur, the Borrower’s sole source of funds for payment of all amounts due hereunder shall be the Borrower Collateral, and, upon application of the proceeds of the Borrower Collateral and its reduction to zero in accordance with the terms and under the circumstances described in the Agreement, all claims against the Borrower under the Agreement, any promissory note or under any other Transaction Document shall extinguish and no recourse shall be had against the Borrower for any shortfall still owing by the Borrower.

Unless otherwise defined herein, terms defined in the Agreement are used herein with their defined meanings therein. This promissory note, and any claim, controversy or dispute arising under or related hereto (whether in contact, tort or otherwise) shall be governed by, and construed in accordance with, the laws of the State of New York.

Annex C-1

BARN OWL FUNDING LLC

By
Name
Title

Annex C-2